UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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DEERE & COMPANY
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NOTICE OF 2022 ANNUAL MEETING AND PROXY STATEMENT
VIRTUAL ANNUAL MEETING | MOLINE, ILLINOIS | FEBRUARY 23, 2022

WHO WE ARE

LEAPING FORWARD

For more than 180 years, John Deere has led the way in developing innovative solutions to help our customers become more efficient and productive. We conduct business essential to life. Running for the people who trust us and the planet that sustains us.

We produce intelligent, connected machines and applications that are helping revolutionize the agriculture and construction industries – and enable life to leap forward. Our technology-driven efforts are guided by a single, overarching goal – unlocking customer economic value. Our easy-to-use technology helps deliver results our customers see in the field, on the job site, and in their pockets.

Our smart industrial business strategy accelerates the integration of technology with our legacy of manufacturing excellence. We’re focused on delivering intelligent, connected machines and applications that revolutionize production systems in agriculture and construction to unlock customer value in a sustainable and profitable manner.

We ensure seamless access to parts, services, and performance upgrades from take-home to trade-in by providing world-class support throughout the lifecycle of their equipment with productivity and sustainability always in mind. And we never forget that we’re here to help life leap forward.

OUR CORE VALUES

In conducting business, we are guided by four core values that company founder John Deere was known for— Integrity, Quality, Commitment, and Innovation.

We apply those values in everything we do, from designing and manufacturing our products and services to delivering solutions to our customers that enable them to be more productive, profitable, and sustainable.

“I will never put my name on a product that does not have in it the best that is in me.”

– John Deere
Founder, 1837

January 7, 2022

DEAR FELLOW SHAREHOLDERS,

On behalf of the Board of Directors and the senior management team, we cordially invite you to attend Deere & Company’s Annual Meeting of Shareholders, which will be held Wednesday, February 23, 2022, at 10 a.m. Central Standard Time at www.virtualshareholdermeeting.com/DE2022. As part of our continued precautions regarding the coronavirus and to support the health and well-being of our shareholders, the 2022 Annual Meeting of Shareholders will be held exclusively online. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person.

At this meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement, and we will share a report on our operations.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Proxy Statement and on the proxy card explain how to vote your shares.

On behalf of the Board of Directors, thank you for your ongoing support of Deere & Company.

Sincerely,

John C. May Chairman of the Board	Charles O. Holliday, Jr. Presiding Director

Notice of 2022 Annual Meeting of Shareholders

DATE	TIME	PLACE
Wednesday, February 23, 2022	10 a.m. Central Standard Time	www.virtualshareholdermeeting.com/DE2022

As part of our continued precautions regarding the coronavirus and to support the health and well-being of our employees and shareholders, the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DE2022, you must enter the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. See additional instructions on page 85.

Your opinion is very important. Please vote on the matters described in the accompanying Proxy Statement as soon as possible, whether or not you plan to participate in the online Annual Meeting. You can find voting instructions below and on page 83.

In addition to the Proxy Statement, we are sending you our Annual Report, which includes our fiscal 2021 financial statements. If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please turn to the section entitled “Electronic Delivery of Proxy Statement and Annual Report” on page 87 for instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON FEBRUARY 23, 2022:

The Proxy Statement and Annual Report are available on our website at www.JohnDeere.com/stock.

At the Annual Meeting, shareholders will be asked to:

1. Elect the 11 director nominees named in the Proxy Statement (see page 8).	2. Approve the compensation of Deere’s named executive officers on an advisory basis (“say-on-pay”) (see page 28).	3. Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2022 (see page 72).	4. Approve the Deere & Company Nonemployee Director Stock Ownership Plan (see page 75).	5. Vote on the Shareholder Proposal, if properly presented at the meeting (see page 79).	6. Consider any other business properly brought before the meeting.

Please vote your shares

Holders of record of shares of Deere common stock as of the close of business on December 31, 2021, the record date, are entitled to vote. We encourage you to vote promptly in one of the following ways:

BY TELEPHONE	BY MAIL	BY INTERNET	DURING MEETING

In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability, voting instruction form, or proxy card.	You can vote electronically at the Annual Meeting. See page 84 for information on how to vote.

On behalf of the Board of Directors, I thank you for exercising your right to vote your shares.

For the Board of Directors,

Todd E. Davies, Corporate Secretary
Moline, Illinois, January 7, 2022

This Proxy Statement is issued in connection with the solicitation of proxies by the Board of Directors of Deere & Company for use at the Annual Meeting and at any adjournment or postponement thereof. We began distributing print or electronic materials regarding the Annual Meeting to each shareholder entitled to vote at the meeting on or about January 7, 2022. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

Proxy Summary
2	Proxy Summary

Election of Directors
8	Item 1 – Election of Directors
16	Corporate Governance
23	Compensation of Directors
25	Security Ownership of Certain Beneficial Owners and Management
27	Review and Approval of Related Person Transactions

Advisory Vote on Executive Compensation
28	Item 2 – Advisory Vote on Executive Compensation
29	Compensation Discussion and Analysis
	31	Executive Summary
	33	2021 Compensation Overview
	37	Direct Compensation Elements
	50	Indirect Compensation Elements
	52	Compensation Methodology and Process
	55	Risk Assessment of Compensation Policies and Practices
56	Compensation Committee Report
57	Executive Compensation Tables
70	Pay Ratio Disclosure
71	Equity Compensation Plan Information
Ratification of Independent Registered Public Accounting Firm
72	Item 3 – Ratification of Independent Registered Public Accounting Firm
74	Audit Review Committee Report

Other Matters for Vote
75	Item 4 – Approval of the Deere & Company Nonemployee Director Stock Ownership Plan
79	Item 5 – Shareholder Proposal Regarding Special Shareholder Meeting Improvement

Additional Information
83	Voting and Meeting Information
86	Annual Report
86	Householding Information
87	Electronic Delivery of Proxy Statement and Annual Report
87	Information not Incorporated into this Proxy Statement
87	Other Matters
87	2023 Shareholder Proposals and Nominations
88	Cost of Solicitation

Appendices
89	Appendix A – Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
91	Appendix B – Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures
93	Appendix C – Deere & Company Nonemployee Director Stock Ownership Plan

1    DEERE & COMPANY               2022 PROXY STATEMENT

Proxy Summary
Meeting Agenda and Voting Recommendations

Proxy Summary

This summary highlights selected information contained in this Proxy Statement, but it does not contain all the information you should consider. We urge you to read the whole Proxy Statement before you vote. You also may wish to review Deere’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021. Deere uses a 52/53 week fiscal year ending on the last Sunday in the reporting period. Deere’s 2021, 2020, and 2019 fiscal years ended on October 31, 2021, November 1, 2020, and November 3, 2019, respectively. Unless otherwise stated, all information presented in this Proxy Statement is based on Deere’s fiscal calendar.

Meeting Agenda and Voting Recommendations

Item		Voting Standard	Vote Recommendation	Page Reference
1.	Annual Election of Directors	Majority of votes cast	FOR each nominee	8
2.	Advisory Vote on Executive Compensation	Majority of votes present in person or by proxy	FOR	28
3.	Ratification of Independent Registered Public Accounting Firm	Majority of votes present in person or by proxy	FOR	72
4.	Approval of the Deere & Company Nonemployee Director Stock Ownership Plan	Majority of votes present in person or by proxy	FOR	75
5.	Shareholder Proposal Regarding Special Shareholder Meeting Improvement	Majority of votes present in person or by proxy	AGAINST	79

Director Nominee Highlights

Every member of our Board of Directors is elected annually. You are being asked to vote on the election of these 11 nominees, all of whom currently serve as directors.

			Committee Memberships
Name	Age	Director Since	Executive	Audit Review	Compensation	Corporate Governance	Finance
Leanne G. Caret EVP, The Boeing Company and President and CEO, Boeing Defense, Space & Security	55	2021			■		■
Tamra A. Erwin EVP and Group CEO, Verizon Business Group	57	2020			■	■
Alan C. Heuberger Senior Investment Manager, Cascade Asset Management Company	48	2016		■			■
Charles O. Holliday, Jr. Retired Chairman and CEO, DuPont	73	2007-2016; since 2018			■	■
Michael O. Johanns Retired United States Senator from Nebraska and former U.S. Secretary of Agriculture	71	2015			■	■
Clayton M. Jones Retired Chairman and Chief Executive Officer, Rockwell Collins, Inc.	72	2007	■	■		CHAIR
John C. May Chairman, CEO, and President, Deere & Company	52	2019	CHAIR
Gregory R. Page Chairman, Corteva, Inc.	70	2013	■	■			CHAIR
Sherry M. Smith Former EVP and CFO, SuperValu Inc.	60	2011	■	CHAIR			■
Dmitri L. Stockton Retired Special Advisor to Chairman and Senior VP, GE and Former Chairman, President, and CEO, GE Asset Management	57	2015	■		CHAIR		■
Sheila G. Talton President and CEO, Gray Matter Analytics	69	2015		■		■

2    DEERE & COMPANY               2022 PROXY STATEMENT

Proxy Summary
Director Nominee Highlights

The board regularly assesses the diversity of its members and nominees as part of its annual evaluation process. We believe the 11 director nominees represent a diverse and broad range of attributes, qualifications, experiences, and skills to provide an effective mix of viewpoints and knowledge.

STRONG BOARD DIVERSITY

DIVERSE REPRESENTATION	EXECUTIVE AND CORPORATE GOVERNANCE EXPERIENCE
4 female directors 2 ethnically diverse directors 2 Board committees led by diverse directors	8 of 11 director nominees with executive and corporate governance

RANGE OF TENURES*	BALANCED MIX OF AGES*	INDEPENDENT OVERSIGHT
Average Tenure: 6 years 8 joined in the last 7 years.	Average Age: 62	10 of 11 independent director nominees 4 Board committees led by independent directors

*	Tenure and age as of January 7, 2022.

DIVERSE AND BALANCED MIX OF ATTRIBUTES AND EXPERIENCE

3    DEERE & COMPANY               2022 PROXY STATEMENT

Proxy Summary
Annual Meeting of Shareholders

Annual Meeting of Shareholders

You are entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on December 31, 2021, the record date. Please see “Additional Information – Voting and Meeting Information – How Do I Vote?” for instructions on how to vote your shares and other important Annual Meeting information. If you wish to attend the virtual only shareholder meeting, see “Additional Information – Voting and Meeting Information – Virtual Meeting Information” for additional instructions.

Governance and Compensation Changes

Over our more than 180-year history, one of the things we have learned is the inevitability of change. As a result, we regularly assess what we do to determine how we can adapt and improve. This approach applies to our corporate governance and compensation plans as much as it does to our manufacturing processes and product innovation. Here is a summary of the changes we have made:

CORPORATE GOVERNANCE
—	We adopted a bylaw, commonly referred to as “proxy access,” allowing shareholders meeting certain requirements to nominate directors and include such nominees in the proxy statement.
—	In 2020, shareholders approved and we adopted a bylaw providing that certain legal actions involving the Company will be litigated exclusively in the courts located in the State of Delaware where the company is incorporated.
—	In 2020, we adopted a bylaw amendment allowing eligible shareholders to call special shareholder meetings.
—	In 2020, due to COVID-19, we adapted and responded by adopting a bylaw amendment allowing meetings of shareholders to be held on such business day and at such time and place as may be designated by the Chair or Board, therefore allowing a virtual annual meeting.

COMPENSATION
—	The performance goals for our short-term incentive plan were significantly increased in 2018 to align more appropriately to our current enterprise strategy.
—	A downward Total Shareholder Return (TSR) Modifier for Long-Term Incentive Cash (LTIC) was implemented for the performance periods ending in FY2017, FY2018, and FY2019. If TSR performance was below the 50th percentile, the payout would be reduced by the modifier. For performance periods ending in FY2020 and FY2021, the TSR modifier is multiplicative and could adjust upward or downward based upon TSR performance as compared to the performance peer group.
—	Effective with the three-year performance period ending in fiscal 2020, Performance Stock Units (PSUs) are based solely on a revenue growth metric. TSR as a standalone metric applies only to the cash portion of the long-term award.
—	Effective with fiscal 2021, Wirtgen is fully integrated to the Operating Return on Operating Assets (OROA), Shareholder Value Added (SVA), and revenue metrics. For fiscal 2018, 2019, and 2020, the consolidated financials of the Wirtgen acquisition were excluded from the Equipment Operations OROA and SVA for calculating variable compensation to allow for integration and to determine appropriate incentive metrics. For those same years, Wirtgen was included in the revenue component of the variable pay metrics to incent executive leadership to drive for successful integration and continued growth of the business.

4    DEERE & COMPANY               2022 PROXY STATEMENT

Proxy Summary
Fiscal 2021 Performance Highlights

Fiscal 2021 Performance Highlights

In a number of ways, 2021 was a year of outstanding achievement for John Deere. It was a year in which we reported our strong financial results while facing the challenges of an ongoing pandemic and work stoppage. Deere & Company (Deere or the Company) achieved a record $44.024 billion net sales and revenues compared with $35.540 billion in fiscal 2020. Common stock closed at $342.31 per share at the end of fiscal 2021, an increase of 52 percent compared to $225.91 at the end of fiscal 2020.

Deere’s results reflected strong end-market demand and our ability to continue serving customers while managing supply-chain issues and conducting successful contract negotiations with our largest union. The business model we launched in 2020 continued to yield impressive results. Not least, Deere delivered strong financial performance and solid returns for investors.

In addition, customers responded positively to our new products and adopted precision technologies at a high rate.

Other financial highlights for the year include:

—	Deere generated $5.13 billion in economic profit, or Shareholder Value Added.

—	Robust market conditions and healthy demand for our products resulted in a 27 percent increase in sales for the year across our equipment divisions. This strong performance was reflected in a 17 percent combined operating margin (OROS).

—	Deere returned $3.58 billion to investors in the form of dividends and share repurchases.

For more information regarding our fiscal 2021 financial performance, please see our Annual Report, which is available at www.JohnDeere.com/stock.

5    DEERE & COMPANY               2022 PROXY STATEMENT

Proxy Summary
Fiscal 2021 Performance Highlights

NET SALES AND REVENUES	NET INCOME (1)	SHAREHOLDER VALUE ADDED (2)
(Millions)	(Millions)	(Millions)

Net sales and revenues increased 24% over fiscal 2020. The increase reflects the strong demand for John Deere products from all three of our equipment divisions.	Net income more than doubled to $5.96 billion, up 117% from $2.75 billion in 2020. Profitability in relation to sales was the best in modern times. Earnings per share increased to $18.99 per share versus $8.69 in 2020.	Enterprise Shareholder Value Added (SVA) increased 205% for the year to $5.13 billion, up from $1.68 billion in 2020. Equipment Operations and Financial Services both delivered positive SVA. SVA represents operating profit less an implied charge for capital.
(1) Net income attributable to Deere & Company.

(2) SVA is a non-GAAP measure. Further details can be reviewed in Appendix B.

EQUIPMENT OPERATIONS OROS	EQUIPMENT OPERATIONS OROA(3)	FINANCIAL SERVICES RETURN ON EQUITY

(3) Normal means mid-cycle. OROA is a non-GAAP measure. See Appendix B for details. Prior numbers have been adjusted to exclude goodwill.

TOTAL SHAREHOLDER RETURN (TSR)	CASH FLOW FROM OPERATING ACTIVITIES (Millions)

6    DEERE & COMPANY               2022 PROXY STATEMENT

Proxy Summary
Fiscal 2021 Executive Compensation Highlights

Fiscal 2021 Executive Compensation Highlights

Our compensation programs and practices are designed to create incentive opportunities for advancing our shareholders’ long-term interests. We use metrics that align with our business strategy and motivate our executives to create value for shareholders at all points in the business cycle. For fiscal 2021, the variable pay components (described below) are made up of both short-term and long-term metrics, which stimulate complementary behaviors and align with Deere’s pay for performance compensation philosophy.

This metric	For this type of compensation	Contributes to this goal
Operating Return on Operating Assets (OROA) (1)(2)	Annual cash bonus (known within Deere as STI)	exceptional operating performance for Equipment Operations
Return on Equity (ROE) (1)		exceptional operating performance for Financial Services
Net Sales and Revenues		importance of sustainable growth in near-term decisions
Shareholder Value Added (SVA) (2)	Long-term cash (known within Deere as LTIC)	sustainable, profitable growth
Total Shareholder Return (TSR)		exceptional equity appreciation
Revenue Growth	Long-term equity (known within Deere as LTI)	sustainable growth

(1)	OROA is a non-GAAP measure. The Equipment Operations OROA calculation excludes the assets from our Financial Services segment and certain corporate assets. Corporate assets are primarily the Equipment Operations’ goodwill, retirement benefits, deferred income tax assets, marketable securities, and cash and cash equivalents. ROE is based solely on the Financial Services segment. See Appendix B for details.

(2)	Wirtgen is included for FY2021 for both the Equipment Operations OROA and SVA calculations. Wirtgen was excluded from these calculations in FY2020 for variable pay to allow time for integration and assimilation. For LTIC performance periods already in process (2019-2021 and 2020-2022), Wirtgen will continue to be excluded for fiscal 2021. See Appendix B for details.

For information about the metrics we use to measure compensation and the resulting payouts, see the Executive Summary of the Compensation Discussion and Analysis (CD&A).

The table below highlights the 2021 compensation for the Chairman and CEO and, on average, for all the other named executive officers (NEOs) as disclosed in the Fiscal 2021 Summary Compensation Table. The table also shows the significant amount of at-risk compensation that is performance based and the amount delivered in cash versus equity.

Summary Compensation Table Elements	Salary	STI	LTIC	Performance Stock Units	Restricted Stock Units and Stock Options	Retirement and Other Compensation	Total
Chairman and CEO
Fixed vs. Performance-Based	Fixed 7%	Performance-Based 86%				Other 7%	100%
Short-Term vs. Long-Term	Short-Term 27%		Long-Term 73%				100%
Cash vs. Equity	Total Cash 47%			Total Equity 46%		Other 7%	100%
Compensation	$1,429,174	$4,005,803	$4,050,000	$3,635,330	$5,654,857	$1,137,662	$19,912,826
% of Total	7%	20%	20%	18%	28%	7%	100%

Average Other NEO
Fixed vs. Performance-Based	Fixed 12%	Performance-Based 81%				Other 7%	100%
Short-Term vs. Long-Term	Short-Term 34%		Long-Term 66%				100%
Cash vs. Equity	Total Cash 60%			Total Equity 33%		Other 7%	100%
Compensation	$815,690	$1,428,925	$1,711,510	$830,199	$1,291,396	$494,108	$6,571,828
% of Total	12%	22%	26%	13%	20%	7%	100%

7    DEERE & COMPANY               2022 PROXY STATEMENT

ELECTION OF DIRECTORS

Item 1 – Election of Directors

How We Identify and Evaluate Director Nominees

The Corporate Governance Committee of the Board is responsible for screening candidates and recommending director nominees to the full Board. The Board nominates the slate of directors for election at each Annual Meeting of Shareholders and elects directors to fill vacancies or newly created Board seats.

The Corporate Governance Committee considers candidates recommended by shareholders, directors, officers, and third-party search firms. Third-party search firms may be used to identify and provide information on director candidates. If you wish to nominate a director, please review the procedures described under “Additional Information – 2023 Shareholder Proposals and Nominations” in this Proxy Statement. The Corporate Governance Committee evaluates all candidates in the same manner, regardless of the source of the recommendation.

Deere’s Corporate Governance Policies, which are described in the “Corporate Governance” section of this Proxy Statement, establish the general criteria and framework for assessing director candidates. In particular, the Corporate Governance Committee considers each nominee’s skills, experience, international versus domestic background, age, and diversity, as well as legal and regulatory requirements and the particular needs of the Board at the time. The Committee implements these criteria, including diversity, by considering the information about the nominee provided by the proponent, the nominee, third parties and other sources. In addition, the Board assesses the diversity of its members and nominees as part of an annual performance evaluation by considering, among other factors, diversity in expertise, experience, background, ethnicity, race, and gender. We believe a Board composed of members with complementary skills, qualifications, experiences, and attributes is best equipped to meet its responsibilities effectively.

Any director who experiences a material change in occupation, career, or principal business activity, including retirement, must tender a resignation to the Board. Upon recommendation from the Corporate Governance Committee, the Board may decline to accept any such resignation. Directors must retire from the Board upon the first Annual Meeting of Shareholders after reaching the age of 75, except as approved by the Board.

8    DEERE & COMPANY               2022 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Director Nominees

The Corporate Governance Committee has recommended, and the Board has nominated, each of Leanne G. Caret, Tamra A. Erwin, Alan C. Heuberger, Charles O. Holliday, Jr., Michael O. Johanns, Clayton M. Jones, John C. May, Gregory R. Page, Sherry M. Smith, Dmitri L. Stockton, and Sheila G. Talton to be elected for terms expiring at the Annual Meeting in 2023.

There are currently twelve members of the Board. Mr. Jain is not standing for re-election at the 2022 Annual Shareholder Meeting. On the date of the Annual Meeting, the size of the Board will be reduced to eleven members.

We have confidence that this talented slate of nominees will lead Deere capably in the year ahead. We discuss the nominees’ professional backgrounds and qualifications in the brief biographies that follow.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL 11 NOMINEES.

Board Diversity

The Corporate Governance Committee believes that our Board is most effective when it embodies a diverse set of viewpoints and practical experiences. To maintain an effective Board, the Corporate Governance Committee considers how each nominee’s particular background, experience, qualifications, attributes, and skills will contribute to Deere’s success. As shown below, the Board nominees have a range of viewpoints, backgrounds, expertise, and attributes.

DIVERSE BOARD REPRESENTATION
4 female directors 2 ethnically diverse directors 2 Board committees led by diverse directors
RANGE OF TENURES*
Average Tenure: 6 years 8 joined in the last 7 years.

BALANCED MIX OF AGES*
Average Age: 62
* Tenure and age as of January 7, 2022.

BOARD MEMBER SKILLS

	Executive	Manufacturing	International	Government / Academic	Agriculture	Technology/Data Analytics	Finance	Risk Management	Corporate Governance
Leanne G. Caret	■	■	■			■	■	■
Tamra A. Erwin	■		■	■		■	■		■
Alan C. Heuberger	■				■		■	■	■
Charles O. Holliday, Jr.	■	■	■				■		■
Michael O. Johanns			■	■	■				■
Clayton M. Jones	■	■	■			■	■		■
John C. May	■	■	■		■	■
Gregory R. Page	■	■	■		■		■		■
Sherry M. Smith	■						■	■	■
Dmitri L. Stockton	■		■				■	■	■
Sheila G. Talton	■		■			■		■	■

■ Audit committee financial expert under Securities and Exchange Commission (SEC) rules

9    DEERE & COMPANY               2022 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 55 Director since: 2021 Committees: Compensation, Finance	LEANNE G. CARET
Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Defense, Space & Security (since 2016)
Past Positions at The Boeing Company (aircraft, defense, intelligence and satellite systems and services, and related financing)

—  President, Global Services & Support – 2015 to 2016

—  Chief Financial Officer and Vice President, Finance, Defense, Space & Security – 2014 to 2015

—  Vice President and General Manager, Vertical Lift – 2013 to 2014

— Vice President, H-47 Programs, Vertical Lift – 2009 to 2013 — General Manager, Global Transport & Executive Systems – 1998 to 2009

Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Caret should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as Executive Vice President of The Boeing Company, President and Chief Executive Officer of Boeing Defense, Space & Security and as an officer of other global operations; the breadth of her experiences in global operations in manufacturing and high-technology industries, global supply chain operations, financial management, business acquisitions and integrations, government contracting, diversity and inclusion strategies, and other areas of oversight while serving as an executive officer of The Boeing Company; and her subject matter knowledge in the areas of digital engineering and advanced manufacturing solutions, development of advanced and new technologies, automation and investor relations.

Age: 57 Director since: 2020 Committees: Compensation, Corporate Governance	TAMRA A. ERWIN
Executive Vice President and Group Chief Executive Officer of Verizon Business Group (since 2019)
Past Positions at Verizon Communications Inc. (communications, information and entertainment products and services)
	— Executive Vice President and Chief Operating Officer, Verizon Wireless Group – 2016 to 2019 — Group President, Consumer and Mass Business Markets Sales and Service – 2015 to 2016	— President, National Operations, Wireline/Consumer and Mass Business Markets – 2013 to 2015 — Corporate Chief Marketing Officer – 2012 to 2013 — President, West Area – 2008 to 2011

Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Erwin should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Executive Vice President, Chief Executive Officer and Chief Operating Officer of Verizon Group businesses; the breadth of her experiences in product and service development, customer service operations and support, marketing, sales, and strategic planning, and other areas of oversight while serving as an executive officer of Verizon Communications Inc.; and her subject matter knowledge in the areas of advanced communications and information technology products and services, customer relations, and human resources.

10    DEERE & COMPANY               2022 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 48 Director since: 2016 Committees: Audit Review, Finance	ALAN C. HEUBERGER
Senior Investment Manager, Cascade Asset Management Company (formerly BMGI) (since 2021)
Past Positions at BMGI (private investment management)
— Senior Manager — 2004 to 2021 — Investment Analyst — 1996 to 2004

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Heuberger should serve on Deere’s Board of Directors: his leadership qualities developed from his service as a senior manager of Cascade Asset Management Company; the breadth of his experience in governance, strategy, and other areas of oversight while serving as a member of the boards of directors and advisors of various asset management entities and privately-held corporations; and his subject matter knowledge in the areas of agriculture industry investments, asset management, finance, and economics.

Age: 73 Director since: 2007 to 2016; 2018 Committees: Compensation, Corporate Governance	CHARLES O. HOLLIDAY, JR.
Retired Chairman and Chief Executive Officer of DuPont and Former Chairman of Royal Dutch Shell plc
	Past Positions	Other Current Directorships

—  Chairman of Royal Dutch Shell plc (oil and natural gas exploration, refining and product sales) — 2015 to 2021

—  Chairman of the National Academy of Engineering (nonprofit engineering institution) — 2012 to 2016

—  Chairman of Bank of America Corporation (banking, investing, and asset management) — 2010 to 2014

—  Chairman from 1999 to 2009 and Chief Executive Officer from 1998 through 2008 of DuPont (agricultural, electronics, material science, safety and security, and biotechnology)

— HCA Healthcare, Inc. Previous Directorships — Royal Dutch Shell plc — CH2M HILL Companies, Ltd.

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Holliday should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman of Royal Dutch Shell, Chairman of the National Academy of Engineering, Chairman of Bank of America Corporation, and Chairman and Chief Executive Officer of DuPont; the breadth of his experiences in auditing, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of engineering, finance, business development, and corporate responsibility.

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Election of Directors
Item 1 – Election of Directors

Age: 71 Director since: 2015 Committees: Compensation, Corporate Governance	MICHAEL O. JOHANNS
Retired U.S. Senator from Nebraska and former U.S. Secretary of Agriculture
	Past Positions	Other Current Directorships
	— United States Senator from Nebraska — 2009 to 2015 — United States Secretary of Agriculture — 2005 to 2007 — Governor of Nebraska — 1999 to 2005	— Corteva, Inc.

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Johanns should serve on Deere’s Board of Directors: his leadership qualities developed from his service in state and federal government, including serving as Governor of Nebraska; the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and a member of the U.S. Senate and various Senate committees; and his subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Age: 72 Director since: 2007 Committees: Corporate Governance (Chair), Audit Review, Executive	CLAYTON M. JONES
Retired Chairman and Chief Executive Officer of Rockwell Collins, Inc.
	Past Positions at Rockwell Collins, Inc. (aviation electronics and communications)	Other Current Directorships — Motorola Solutions, Inc.
	— Chairman — 2013 to 2014 — Chairman and Chief Executive Officer — 2012 to 2013 — Chairman, President, and Chief Executive Officer — 2002 to 2012	Previous Directorships — Cardinal Health, Inc.

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jones should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Rockwell Collins; the breadth of his experiences in corporate governance, finance, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of technology, government affairs, and marketing.

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Election of Directors
Item 1 – Election of Directors

Age: 52 Director since: 2019	JOHN C. MAY
Chairman, Chief Executive Officer and President of Deere & Company (since 2020)
	Past Positions at Deere & Company	Other Current Directorships

—  Chief Executive Officer and President – November 2019 to May 2020

—  President and Chief Operating Officer — April 2019 to November 2019

—  President, Worldwide Agriculture & Turf Division, Global Harvesting and Turf Platforms, Ag Solutions (Americas and Australia) — 2018 to 2019

—  President, Agricultural Solutions & Chief Information Officer — 2012 to 2018

—  Vice President, Agriculture & Turf Global Platform, Turf & Utility — 2009 to 2012

—  Factory Manager, John Deere Dubuque Works — 2007 to 2009

—  Director, China Operations — 2004 to 2007

— Ford Motor Company

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. May should serve on Deere’s Board of Directors: his leadership experience as an officer of Deere since 2009; the breadth of his management experiences within, and knowledge of, Deere’s global operations, precision agriculture, and information technology; and his subject matter knowledge in the areas of leadership, manufacturing, and information technology.

Age: 70 Director since: 2013 Committees: Finance (Chair), Audit Review, Executive	GREGORY R. PAGE
Chairman of Corteva, Inc. (agricultural seeds, crop protection products, and digital solutions) (since 2019)
	Past Positions at Cargill, Incorporated (agricultural, food, financial, and industrial products and services)	Other Current Directorships — Eaton Corporation plc
	— Executive Director — 2015 to 2016 — Executive Chairman — 2013 to 2015 — Chairman and Chief Executive Officer — 2011 to 2013 — Chairman, Chief Executive Officer, and President — 2007 to 2011	— 3M Company — Corteva, Inc. Previous Directorships — Cargill, Incorporated

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Page should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman of Corteva, Inc. and Chairman and Chief Executive Officer of Cargill; the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of commodities, agriculture, operating processes, finance, and economics.

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Item 1 – Election of Directors

Age: 60 Director since: 2011 Committees: Audit Review (Chair), Finance, Executive	SHERRY M. SMITH
Former Executive Vice President and Chief Financial Officer of SuperValu Inc.
	Past Positions at SuperValu Inc. (retail and wholesale grocery and retail general merchandise products)	Other Current Directorships — Piper Sandler Companies — Realogy Holdings Corp. — Tuesday Morning Corp.
— Executive Vice President and Chief Financial Officer — 2010 to 2013 — Senior Vice President, Finance — 2005 to 2010 — Senior Vice President, Finance and Treasurer — 2002 to 2005

Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Smith should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of SuperValu; the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight while serving as a member of the boards of directors of other public corporations; her family farming background; and her subject matter knowledge in the areas of finance, accounting, and food and supply chain management.

Age: 57 Director since: 2015 Committees: Compensation (Chair), Finance, Executive	DMITRI L. STOCKTON
Retired Special Advisor to Chairman and Senior Vice President of General Electric Company and Former Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated
	Past Positions	Other Current Directorships

—  Special Advisor to the Chairman and Senior Vice President of GE (power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services) — 2016 to 2017

—  Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated (global investments) and Senior Vice President of General Electric Company — 2011 to 2016

—  President and Chief Executive Officer of GE Capital Global Banking and Senior Vice President of GE — 2008 to 2011

— Ryder System, Inc. — Stanley Black & Decker, Inc. — Target Corp.

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Stockton should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman, President, and Chief Executive Officer of GE Asset Management and as a senior officer of other global operations; the breadth of his experiences in risk management, governance, regulatory compliance, and other areas of oversight while serving as a member of the boards of directors and trustees of global asset management, investment, and employee benefit entities; and his subject matter knowledge in the areas of finance, banking, and asset management.

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Election of Directors
Item 1 – Election of Directors

Age: 69 Director since: 2015 Committees: Audit Review, Corporate Governance	SHEILA G. TALTON
President and Chief Executive Officer of Gray Matter Analytics (healthcare analytics for healthcare providers, payers, and pharma companies) (since 2013)
	Past Positions	Other Current Directorships

—  President and Chief Executive Officer of SGT Ltd. (strategy and technology consulting services) — 2011 to 2013

—  Vice President of Cisco Systems, Inc. (information technology and solutions) — 2008 to 2011

— OGE Energy Corp. — Sysco Corporation Previous Directorships — Wintrust Financial Corporation

Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Talton should serve on Deere’s Board of Directors: her leadership qualities developed from her service as President and Chief Executive Officer of Gray Matter Analytics and as an officer of other global technology and consulting firms; the breadth of her experiences in compensation, governance, risk management, and other areas of oversight while serving as a member of the boards of directors of other global public corporations; and her subject matter knowledge in the areas of technology, data analytics, and global strategies.

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Election of Directors
Corporate Governance

Corporate Governance

Corporate Governance Highlights

At Deere, we recognize that strong corporate governance contributes to long-term shareholder value.
We are committed to sound governance practices, including those described below:

INDEPENDENCE	BEST PRACTICES

—   All of our director nominees, except our Chairman and CEO, are independent

—   The independent Presiding Director has a role with significant governance responsibilities

—   All standing Board committees other than the Executive Committee are composed wholly of independent directors

—   Independent directors meet regularly in executive session without management present

—   Directors may not stand for re-election after their 75th birthdays, absent Board approval under rare circumstances

—   Our recoupment policy requires an executive to return any incentive compensation found to have been awarded erroneously due to accounting misconduct

—   Directors and executives are subject to stock ownership requirements

—   Directors and executives are prohibited from hedging or pledging their Deere stock

ACCOUNTABILITY	RISK OVERSIGHT

—   All directors are elected annually

—   In uncontested elections, directors are elected by majority vote

—   The Board and each active Board committee conducts an annual performance self-evaluation

—   Shareholders have the ability to include nominees in our proxy statement (so-called proxy access rights)

—   The Board oversees Deere’s overall risk-management structure

—   Individual Board committees oversee certain risks related to their specific areas of responsibility

—   We have robust risk management processes throughout the company

Our Values

At Deere, our actions are guided by our core values: Integrity, Quality, Commitment, and Innovation. We strive to live up to these values in everything we do — not just because it is good business, but because we are committed to strong corporate governance. We are committed to strong corporate governance as a means of upholding these values and ensuring that we are accountable to our shareholders.

Director Independence

The Board has adopted categorical standards (see Appendix A) that help us evaluate each director’s independence. Specifically, these standards are intended to assist the Board in determining whether certain relationships between our directors and Deere or its affiliates are “material relationships” for purposes of the New York Stock Exchange (NYSE) independence standards. The categorical standards establish thresholds, short of which any such relationship is deemed not to be material. In addition, each director’s independence is evaluated under our Related Person Transactions Approval Policy as discussed in the “Review and Approval of Related Person Transactions” section. Deere’s independence standards meet or exceed the NYSE’s independence requirements.

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Corporate Governance

In November 2021, we reviewed the independence of each then-sitting director (including all our nominees), applying the independence standards set forth in our Corporate Governance Policies. The reviews considered relationships and transactions between each director (and the director’s immediate family and affiliates) and Deere, Deere’s management, and Deere’s independent registered public accounting firm. Based on this review, the Board affirmatively determined at its regular December 2021 meeting that no director other than Mr. May has a material relationship with Deere and its affiliates and that each director other than Mr. May is independent as defined in our Corporate Governance Policies and the NYSE’s listing standards. Mr. May is not independent because of his employment relationship with Deere.

Board Leadership Structure

John C. May currently serves as Deere’s Chairman, Chief Executive Officer and President. The position of Chairman has traditionally been held by Deere’s Chief Executive Officer. The Board believes the decisions as to who should serve as Chairman and as Chief Executive Officer and whether the offices shall be combined or separated is the proper responsibility of the Board. The Board also believes that having an independent Chairman is unnecessary in normal circumstances. Additionally, the enhanced role of the independent Presiding Director provides a strong counterbalance to the non-independent Chairman and Chief Executive Officer roles. The Board’s governance processes preserve Board independence by ensuring discussion among independent directors and independent evaluation of and communication with members of senior management.

Presiding Director

Charles O. Holliday, Jr. has served as our independent Presiding Director since February 2020.

The Presiding Director is elected by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. The Presiding Director is appointed for a one-year term beginning upon election and expiring upon the selection of a successor.

The Board has assigned the Presiding Director the following duties and responsibilities:

—	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
—	Serve as liaison between the Chairman and the independent directors;
—	In consultation with the Chairman, review and approve the schedule of meetings of the Board, the proposed agendas, and the materials to be sent to the Board;
—	Call meetings of the independent directors when necessary; and
—	Remain available for consultation and direct communication with Deere’s shareholders.

The Board believes the role of the Presiding Director exemplifies Deere’s continuing commitment to strong corporate governance and Board independence.

Board Meetings

Under Deere’s bylaws, regular meetings of the Board are held at least quarterly. Our pre-pandemic practice was to schedule at least one Board meeting per year at a company location other than our World Headquarters so directors had an opportunity to observe different aspects of our business first-hand. The Board met six times during fiscal 2021.

Directors are expected to attend Board meetings, meetings of committees on which they serve, and annual shareholder meetings. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2021, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board and committee meetings was 98%. All directors then in office attended the Annual Meeting of Shareholders in February 2021.

Each Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees. The independent directors may meet in executive session, without the CEO, at any time, but such non-management executive sessions are scheduled and typically occur at each regular Board meeting. The Presiding Director presides over these executive sessions.

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Corporate Governance

Board Committees

The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Corporate Governance Committee, and the Finance Committee.

Periodically, the Board approves the rotation of certain directors’ committee memberships. The Board believes that committee rotation is generally desirable to ensure that committees regularly benefit from new perspectives.

Each of our Board committees has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters are available at www.JohnDeere.com/corpgov and may also be obtained upon request to the Deere & Company Shareholder Relations Department. Each committee (other than the Executive Committee, which did not meet in 2021 and of which Mr. May serves as chair) is composed solely of independent directors.

The committee structure and memberships are described below and reflect the changes that became effective in December 2021. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

EXECUTIVE COMMITTEE Fiscal 2021 meetings: 0 Members: John C. May (Chair) Clayton M. Jones Gregory R. Page Sherry M. Smith Dmitri L. Stockton

—  Acts on matters requiring Board action between meetings of the full Board

—  Has authority to act on certain significant matters, limited by our bylaws and applicable law

—  All members, other than Mr. May, are independent

AUDIT REVIEW COMMITTEE Fiscal 2021 meetings: 5 Members: Sherry M. Smith (Chair) Alan C. Heuberger Clayton M. Jones Gregory R. Page Sheila G. Talton

—  Oversees the independent registered public accounting firm’s qualifications, independence, and performance

—  Assists the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors

—  Pre-approves all audit and allowable non-audit services by the independent registered public accounting firm

—  With the assistance of management, approves the selection of the independent registered public accounting firm’s lead engagement partner

—  All members have been determined to be independent and financially literate under current NYSE listing standards, including those standards applicable specifically to audit committee members

—  The Board has determined that Ms. Smith, Mr. Heuberger, Mr. Jones and Mr. Page are “audit committee financial experts” as defined by the Securities and Exchange Commission (SEC) and that each has accounting or related financial management expertise as required by NYSE listing standards

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Corporate Governance

COMPENSATION COMMITTEE Fiscal 2021 meetings: 5 Members: Dmitri L. Stockton (Chair) Leanne G. Caret Tamra A. Erwin Charles O. Holliday, Jr. Dipak C. Jain* Michael O. Johanns

—  Makes recommendations to the Board regarding incentive and equity-based compensation plans

—  Evaluates and approves the compensation of our executive officers (except for the compensation of our CEO, which is approved by the full Board), including reviewing and approving the performance goals and objectives that will affect that compensation

—  Evaluates and approves compensation granted pursuant to Deere’s equity-based and incentive compensation plans, policies, and programs

—  Retains, oversees, and assesses the independence of compensation consultants and other advisors

—  Oversees our policies on structuring compensation programs for executive officers relative to tax deductibility

—  Reviews and discusses the CD&A with management and determines whether to recommend to the Board that the CD&A be included in our filings with the SEC

—  All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation committee members

CORPORATE GOVERNANCE COMMITTEE Fiscal 2021 meetings: 4 Members: Clayton M. Jones (Chair) Tamra A. Erwin Charles O. Holliday, Jr. Michael O. Johanns Sheila G. Talton

—  Monitors corporate governance policies and oversees our Center for Global Business Conduct

—  Reviews senior management succession plans and identifies and recommends to the Board individuals to be nominated as directors

—  Makes recommendations concerning the size, composition, committee structure, and fees for the Board

—  Reviews and reports to the Board on the performance and effectiveness of the Board

—  Oversees the evaluation of our management

—  Monitors and oversees aspirations and activities related to environmental, social, and governance (ESG) matters

—  All members have been determined to be independent under current NYSE listing standards

FINANCE COMMITTEE Fiscal 2021 meetings: 5 Members: Gregory R. Page (Chair) Leanne G. Caret Alan C. Heuberger Dipak C. Jain* Sherry M. Smith Dmitri L. Stockton

—  Reviews the policies, practices, strategies, and risks relating to Deere’s financial affairs

—  Exercises oversight of the business of Deere’s Financial Services segment

—  Formulates our pension funding policies

—  Oversees our pension plans

—  All members have been determined to be independent under current NYSE listing standards

* Mr. Jain is not standing for re-election at the 2022 Annual Shareholder Meeting.

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Corporate Governance

Board Oversight of Risk Management

The Board believes that strong and effective internal controls and risk management processes are essential for achieving long-term shareholder value. The Board, directly and through its committees, is responsible for monitoring risks that may affect Deere.

RISK MANAGEMENT APPROACH

We maintain a structured risk management approach to facilitate our strategic business objectives. To that end, we identify and categorize risks and then escalate them as needed. Our internal risk management structure is administered by a Management Risk Committee consisting of the CEO and his direct reports. This committee provides periodic reports to the Board regarding Deere’s risk management processes and reviews high-priority areas of enterprise risk with the Board.

Dedicated risk management reports typically take place at regularly scheduled Board meetings, and risk management topics are discussed as needed at other Board and committee meetings.

BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES

Each Board committee is responsible for oversight of risk categories related to its specific areas of focus, while the full Board exercises ultimate responsibility for overseeing the risk management function as a whole and has direct oversight responsibility for many risk categories including cyber security risks.

The areas of risk oversight exercised by the Board and its committees are:

Who is responsible?	Primary areas of risk oversight
Full Board	Oversees overall risk management function and regularly receives and evaluates reports and presentations from the chairs of the individual Board committees on risk-related matters falling within each committee’s oversight responsibilities
Audit Review Committee	Monitors operational, strategic, and legal and regulatory risks by regularly reviewing reports and presentations given by management, including our Senior Vice President, General Counsel, and Worldwide Public Affairs, Senior Vice President and Chief Financial Officer, and Vice President, Internal Audit, as well as other operational personnel

Regularly reviews our risk management practices and risk-related policies (for example, Deere’s risk management and insurance portfolio, and legal and regulatory reviews)

Evaluates potential risks related to internal control over financial reporting and information system risks, and shares with the full Board oversight responsibility for cyber security risks
Compensation Committee	Monitors potential risks related to the design and administration of our compensation plans, policies, and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary and/or excessive risks
Corporate Governance Committee	Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO, monitoring legal developments and trends regarding corporate governance practices, monitoring the Code of Business Conduct, overseeing the aspirations and activities related to ESG matters, and evaluating potential related person transactions

Monitors product safety and other compliance matters
Finance Committee	Monitors operational and strategic risks related to Deere’s financial affairs, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities

Monitors potential risks related to funding our U.S. qualified pension plans (other than the defined contribution savings and investment plans) and monitors compliance with applicable laws and internal policies and objectives

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Corporate Governance

Shareholder Outreach

To ensure the continued delivery of sustainable, long-term value to our shareholders, we engage in proactive shareholder outreach three times per year, in addition to our regular ongoing dialogue with shareholders and potential investors throughout the year. These proactive outreach efforts focus on governance, executive compensation, sustainability, and other related topics. During 2021, as part of our shareholder outreach, we invited shareholders representing more than 45% of outstanding share ownership to engage in conversations with us on these topics. Of those we contacted, shareholders representing over 40% of outstanding share ownership participated in meetings and offered valuable insights.

–  Focused on governance, board composition, board expertise, and executive compensation

–  Discussions related to overall program structure and key metrics in executive compensation

–  Questions on priorities and plans related to ESG, particularly climate

PROXY SEASON ENGAGEMENT

SUSTAINABILITY REPORT
ENGAGEMENT

–  Focused on feedback related to our annual sustainability report

–  Shareholders view Deere positively for direct link between strategy and sustainable outcomes

–  Feedback received: Shareholders viewed climate change a key priority going forward – including Scope 3, Task Force on Climate-related Financial Disclosures (TCFD), alternative propulsion strategy

–  Open questions related to our diversity, equity, and inclusion (DEI) priorities

–  Focused on updating shareholders on potential executive compensation changes and progress on ESG priorities

–  Climate remains a key focus area for investors

–  Board composition, including tenure, expertise and overboarding, is an area of interest

–  ESG integration into executive compensation is a key topic of inquiry

MID-YEAR ENGAGEMENT

In response to the feedback received from shareholders during 2021, we have taken the following actions:

—	Quantified our Scope 3 greenhouse gas emissions and intend to include this metric in our 2021 Sustainability Report
—	Engaged in analysis of our risks and opportunities related to climate change to enable us to include a TCFD Report with our 2021 Sustainability Report
—	Evaluated the characteristics of a Science Based Target for our business and engaged in scenario analysis to determine the best path forward for our business and customers
—	Expanded customer outcome focused disclosures planned for 2021 Sustainability Report to further demonstrate alignment of strategy and sustainable outcomes
—	Included a key topic summary in the 2021 Sustainability Report to serve as a guide for sustainability priorities and strategy
—	Simplified the metric weighting in the STI calculation to reduce complexity in variable pay
—	Continued to align with shareholders by utilizing a relative TSR modifier and also a relative revenue growth metric
—	Plan to disclose EEO-1 data (with respect to our U.S. employees) in fiscal 2022

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Corporate Governance

Communication with the Board

Shareholders and other interested parties wishing to communicate with the Board may send correspondence to: Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Corporate Secretary will submit all correspondence about bona fide issues or questions concerning the Company to the Board or the appropriate committee, as applicable.

You may communicate directly with the Presiding Director by sending correspondence to: Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

Corporate Governance Policies

Because we believe corporate governance is integral to creating long-term shareholder value, our Board of Directors has adopted company-wide Corporate Governance Policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board’s corporate governance objectives.

Please visit the Corporate Governance section of our website (www.JohnDeere.com/corpgov) to learn more about our corporate governance practices and to access the following materials:

—	Leadership Biographies
—	Core Values
—	Code of Ethics
—	Corporate Governance Policies
—	Charters for our Board Committees
—	Code of Business Conduct
—	Supplier Code of Conduct
—	Support of Human Rights in Our Business Practices
—	Conflict Minerals Policy

Political Contributions

To promote transparency and good corporate citizenship we have provided voluntary disclosures relating to the political contributions of Deere and its political action committee. This information is publicly available at www.JohnDeere.com/politicalcontributions.

Sustainability

In 2020, we launched the Smart Industrial Operating Model with the aim of making our company more efficient, nimble, and competitive. Through this model, we expect to help our customers become more profitable and sustainable. We expect to continue to revolutionize agriculture and construction through rapid introduction of new technologies and services that we expect will result in more sustainable outcomes for our customers, employees, dealers, suppliers, shareholders, and the communities we serve. Our Sustainability Report discusses our environmental, social, and governance (ESG) strategies, programs, and progress toward our goals and is publicly available on the Sustainability page of our website.

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Compensation of Directors

Compensation of Directors

We have structured the compensation of our nonemployee directors with the following objectives in mind:

—	Recognize the substantial investment of time and expertise necessary for the directors to discharge their duties to oversee Deere’s global affairs
—	Align the directors’ interests with the long-term interests of our shareholders
—	Ensure that compensation is easy to understand and is regarded positively by our shareholders and employees

We pay nonemployee directors an annual retainer. In addition, committee chairs and the Presiding Director receive fees for assuming those responsibilities. Directors who are employees receive no additional compensation for serving on the Board. We do not pay committee member retainers or meeting fees, but we do reimburse directors for expenses related to meeting attendance.

To supplement their cash compensation and align their interests with those of our shareholders, nonemployee directors are awarded restricted stock units (RSUs) after each Annual Meeting. A person who serves a partial term as a nonemployee director will receive a prorated retainer and a prorated RSU award.

Compensation for nonemployee directors is reviewed every other year by the Corporate Governance Committee. At its February 2021 meeting, the Board approved compensation as noted below for nonemployee directors as recommended by the Corporate Governance Committee. The cash components and the equity component both became effective in June 2021.

The following chart describes amounts we pay and the value of awards we grant to nonemployee directors effective June 2021:

Retainer	$135,000
Equity Award	$160,000
Presiding Director Fee	$30,000
Audit Review Committee Chair Fee	$25,000
Compensation Committee Chair Fee	$20,000
Corporate Governance Committee Chair Fee*	$20,000
Finance Committee Chair Fee	$15,000

*	The Corporate Governance Committee Chair fee increased from $15,000 to $20,000 on June 1, 2021

Under our Nonemployee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers until they retire from the Board. For deferrals through December 2016, a director could elect to have these deferrals invested in either an interest-bearing account or an account with a return equivalent to an investment in Deere common stock. For deferrals effective in January 2017 and later, directors may choose from a list of investment options, none of which yields an above-market earnings rate.

Our stock ownership guidelines require each nonemployee director to own Deere common stock equivalent in value to at least five times the director’s annual cash retainer, which is an increase from the requirement in 2020 of three times the director’s annual cash retainer. This ownership level must be achieved within five years of the date the director joins the Board. Restricted shares (regularly granted to nonemployee directors prior to 2008), RSUs, and any common stock held personally by the nonemployee director are included in determining whether the applicable ownership threshold has been reached. Each nonemployee director, except Ms. Erwin, who was appointed on May 1, 2020, and Ms. Caret, who was appointed on November 1, 2021, has achieved stockholdings in excess of the applicable multiple as of the date of this Proxy Statement.	5x DIRECTOR’S ANNUAL CASH RETAINER (an increase from previous requirement of 3x)

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Compensation of Directors

We require nonemployee directors to hold all equity awards until the occurrence of one of the following triggering events: retirement from the Board, total and permanent disability, death, or a change in control of Deere combined with a qualifying termination of the director’s service with the company. Directors may not sell, gift, or otherwise dispose of their equity awards before the occurrence of a triggering event. While the restrictions are in effect, nonemployee directors may vote their restricted shares (but not shares underlying RSUs) and receive dividends on the restricted shares and dividend equivalents on the RSUs.

In fiscal 2021, we provided the following compensation to our nonemployee directors:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Nonqualified Deferred Compensation Earnings(3)	Change in pension value and nonqualified deferred compensation earnings	Total
Tamra A. Erwin	$135,000	$159,684	$0	–	$294,684
Alan C. Heuberger	$135,000	$159,684	$0	–	$294,684
Charles O. Holliday, Jr.	$165,000	$159,684	$0	–	$324,684
Dipak C. Jain	$135,000	$159,684	$42,382	–	$337,067
Michael O. Johanns	$135,000	$159,684	$0	–	$294,684
Clayton M. Jones	$152,084	$159,684	$0	–	$311,768
Gregory R. Page	$150,000	$159,684	$777	–	$310,461
Sherry M. Smith	$160,000	$159,684	$2,160	–	$321,844
Dmitri L. Stockton	$155,000	$159,684	$0	–	$314,684
Sheila G. Talton	$135,000	$159,684	$0	–	$294,684

(1)	All fees earned in fiscal 2021 for services as a director, including committee chairperson and Presiding Director fees, whether paid in cash or deferred under the Nonemployee Director Deferred Compensation Plan, are included in this column.

(2)	Represents the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation and does not correspond to the actual value that will be realized by the nonemployee directors. The values in this column exclude the effect of estimated forfeitures. All grants are fully expensed in the fiscal year granted based on the grant price (the average of the high and low price for Deere common stock on the grant date). For fiscal 2021, the grant date was March 3, 2021, and the grant price was $347.14.

The nonemployee director grant date is seven calendar days after the Annual Meeting. These awards vest one year after grant date, but are required to be held until retirement. The assumptions made in valuing the RSUs reported in this column are discussed in Note 23, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC as part of our annual report on Form 10-K for the fiscal year 2021. The following table lists the cumulative restricted shares and RSUs held by the nonemployee directors as of October 31, 2021:

Director Name	Restricted Stock	RSUs	Director Name	Restricted Stock	RSUs
Tamra A. Erwin	-	1,271	Clayton M. Jones	824	19,401
Alan C. Heuberger	-	4,936	Gregory R. Page	-	9,853
Charles O. Holliday, Jr.	-	3,581	Sherry M. Smith	-	12,003
Dipak C. Jain	13,234	19,401	Dmitri L. Stockton	-	7,147
Michael O. Johanns	-	7,663	Sheila G. Talton	-	7,147

(3)	Directors are eligible to participate in the Nonemployee Director Deferred Compensation Plan. Under this plan, participants may defer part or all of their annual cash compensation. Through December 2016, two investment choices were available for these deferrals:

–	An interest-bearing alternative that pays interest at the end of each calendar quarter (i) for amounts deferred between fiscal 2010 through December 2016, at a rate based on the Moody’s “A”-rated Corporate Bond Rate and (ii) for amounts deferred prior to fiscal 2010, at a rate based on the prime rate as determined by the Federal Reserve Statistical Release plus 2%

–	An equity alternative denominated in units of Deere common stock that earns additional shares each quarter at the quarterly dividend rate on Deere common stock

Amounts included in this column represent the above-market earnings on any amounts deferred under the Nonemployee Director Deferred Compensation Plan. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable investment choice and 120% of the applicable federal long-term rate.

24    DEERE & COMPANY               2022 PROXY STATEMENT

Election of Directors

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of Deere common stock beneficially owned as of December 31, 2021, (unless otherwise indicated) by:

—	Each person who, to our knowledge, beneficially owns more than 5% of our common stock
—	Each individual who was serving as a nonemployee director as of December 31, 2021
—	Each of the named executive officers listed in the Summary Compensation Table of this Proxy Statement
—	All individuals who served as directors or executive officers on December 31, 2021, as a group

A beneficial owner of stock (represented in column (a) below) is a person who has sole or shared voting power (meaning the power to control voting decisions) or sole or shared investment power (meaning the power to cause the sale or other disposition of the stock). A person also is considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes exercisable stock options (represented in column (b) below), restricted shares, and RSUs that could become exercisable or be settled within 60 days of December 31, 2021, at the discretion of an individual identified in the table (represented in column (c) below).

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted.

As of December 31, 2021, Deere had no preferred stock issued or outstanding.

	Shares Beneficially Owned and Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Vesting Within 60 Days (c)	Total	Percent of Shares Outstanding
Greater Than 5% Owners
Cascade Investment, L.L.C.(1) 2365 Carillon Point Kirkland, WA 98033	26,446,073	–	–	26,446,073	8.5%

The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	21,972,786	–	–	21,972,786	7.0%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	20,066,592	–	–	20,066,592	6.4%

(1)	The ownership information for Cascade Investment, L.L.C. (“Cascade”) is based on information supplied by Cascade in a statement on Amendment No. 5 to Schedule 13D filed with the SEC on August 6, 2021. All shares of common stock held by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. Cascade has sole voting and sole dispositive power over 26,446,073 shares owned.

(2)	The ownership information for The Vanguard Group, Inc. (“Vanguard”) is based on information supplied by Vanguard in a statement on Amendment No. 6 to Schedule 13G filed with the SEC on February 10, 2021. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of Deere’s shares. Vanguard has shared voting power over 490,324 shares, sole dispositive power over 20,631,665 shares owned, and shared dispositive power over 1,341,121 shares owned.

(3)	The ownership information for BlackRock, Inc. (“BlackRock”) is based on information supplied by BlackRock in a statement on Amendment 4 to Schedule 13G filed with the SEC on January 29, 2021. BlackRock holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of Deere’s shares. BlackRock has sole voting power over 17,379,623 shares and sole dispositive power over 20,066,592 shares owned.

25    DEERE & COMPANY               2022 PROXY STATEMENT

Election of Directors

Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned and Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding
Nonemployee Directors (4) (5)
Leanne G. Caret	—	—	144	144	*
Tamra A. Erwin	275	—	1,271	1,546	*
Alan C. Heuberger	100	—	4,936	5,036	*
Charles O. Holliday, Jr.	11,905	—	3,581	15,486	*
Dipak C. Jain	—	—	32,635	32,635	*
Michael O. Johanns	—	—	7,663	7,663	*
Clayton M. Jones	—	—	20,225	20,225	*
Gregory R. Page	—	—	9,853	9,853	*
Sherry M. Smith	—	—	12,003	12,003	*
Dmitri L. Stockton	—	—	7,147	7,147	*
Sheila G. Talton	—	—	7,147	7,147	*
Named Executive Officers (6)
Ryan D. Campbell	5,824	11,429	—	17,253	*
Marc A. Howze	10,672	24,551	20,353	55,576	*
Rajesh Kalathur	55,909	102,727	—	158,636	*
John C. May II	56,409	46,312	—	102,721	*
Cory J. Reed	24,452	44,804	—	69,256	*
All directors and executive officers as a group
(19 persons) (7)	297,569	319,825	126,958	744,352	*

*	Less than 1% of the outstanding shares of Deere common stock.

(4)	The table includes restricted shares and RSUs awarded to directors under the Deere & Company Nonemployee Director Stock Ownership Plan (see footnote (2) to the Fiscal 2021 Director Compensation Table). Restricted shares may not be transferred until the sooner to occur of the director’s termination of service, death or a change in control of Deere. RSUs are payable only in Deere common stock and are settled upon the first to occur if the director’s termination of service, death or a change in control of Deere, and have no voting rights until they are settled in shares of stock.
In addition, directors own the following number of deferred stock units, which are payable solely in cash under the terms of the Nonemployee Director Deferred Compensation Plan:

Director	Deferred Units
Dipak C. Jain	9,225
Michael O. Johanns	3,180
Gregory R. Page	4,149
Dmitri L. Stockton	2,556

(5)	The following table outlines the nonemployee director awards that are fully vested. The nonemployee director grants vest one year after grant date, but are required to be held until retirement.

Director	Vested Restricted Shares and RSUs	Unvested Restricted Shares and RSUs	Director	Vested Restricted Shares and RSUs	Unvested Restricted Shares and RSUs
Leanne G. Caret	0	144	Clayton M. Jones	18,941	1,284
Tami A. Erwin	811	460	Gregory R. Page	9,393	460
Alan C. Heuberger	4,476	460	Sherry M. Smith	11,543	460
Charles O. Holliday, Jr.	3,121	460	Dmitri L. Stockton	6,687	460
Dipak C. Jain	18,941	13,694	Sheila G. Talton	6,687	460
Michael O. Johanns	7,203	460

(6)	See the Outstanding Equity Awards table for additional information regarding equity ownership for NEOs.

(7)	The number of shares shown for all directors and executive officers as a group includes 96,404 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

26    DEERE & COMPANY               2022 PROXY STATEMENT

Election of Directors

Review and Approval of Related Person Transactions

Review and Approval of Related Person Transactions

The Board has adopted a written Related Person Transactions Approval Policy that assigns our Corporate Governance Committee the responsibility for reviewing, approving, or ratifying all related person transactions.

The written Related Person Transactions Approval Policy is concerned with three types of “related persons”:

1.	Executive officers and directors of Deere
2.	Any holder of 5% or more of Deere’s voting securities
3.	Immediate family members of anyone in category (1) or (2)

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. In addition, the directors and officers must promptly advise our Corporate Secretary if there are any changes to the information they previously provided. After consultation with our General Counsel, management, and outside counsel, as appropriate, our Corporate Secretary determines whether any transaction is reasonably likely to be a related person transaction. Transactions deemed reasonably likely to be related person transactions are submitted to the Corporate Governance Committee for pre-approval at its next meeting, unless action is required sooner. In such a case, the transaction would be submitted to the Chair of the Corporate Governance Committee, whose determination would be reported to the full committee at its next meeting.

When evaluating potential related person transactions, the Corporate Governance Committee or its Chair, as applicable, considers all reasonably available relevant facts and circumstances and approves only those related person transactions determined in good faith to be in compliance with or not inconsistent with our Code of Ethics and Code of Business Conduct and in the best interests of our shareholders.

The sister of Mary K. W. Jones, Senior Vice President, General Counsel, and Worldwide Public Affairs, is an employee in the Company’s corporate communications department. Ms. Jones does not directly or indirectly supervise her sister. During fiscal 2021, the employee earned approximately $161,443 in direct cash compensation along with customary employee benefits available to salaried employees generally. The employee’s compensation is consistent with that of other employees at the same grade level. Pursuant to the Related Person Transactions Approval Policy, this transaction was approved by the Corporate Governance Committee after determining that it is not inconsistent with our Code of Ethics or Code of Business Conduct.

27    DEERE & COMPANY               2022 PROXY STATEMENT

ADVISORY VOTE ON
EXECUTIVE COMPENSATION

Item 2 – Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory basis, the compensation of the executives named in the Summary Compensation Table of this Proxy Statement. Deere’s practice, which was approved by our shareholders at the 2017 Annual Meeting, is to conduct this non-binding vote annually.

Supporting Statement

PAY FOR PERFORMANCE

Deere’s compensation philosophy is to pay for performance, support Deere’s business strategies, and offer competitive compensation. Our compensation programs consist of complementary elements that reward achievement of both short-term and long-term objectives. The metrics used for our incentive programs are either associated with operating performance or are based on a function of Deere’s stock price with linkage to revenue growth and Total Shareholder Return (TSR). See “Review of Pay for Performance Relative to Compensation Peer Group” in the CD&A, which highlights our success in connecting executive compensation with Deere’s financial performance.

COMPENSATION PHILOSOPHY

The CD&A offers a detailed description of our compensation programs and philosophy. Our compensation approach is supported by the following principles, among others, as fully described in the CD&A:

—	We strive to attract, retain, and motivate high-caliber executives
—	As executives assume more responsibility, we increase the portion of their total compensation that is at-risk and that is tied to long-term incentives
—	We structure our compensation program to be regarded positively by our shareholders and employees
—	We recognize the need to manage value throughout the business cycle

28    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

At our 2021 Annual Meeting, we held a shareholder advisory vote on executive compensation in which shareholders approved the advisory vote on the compensation of our NEOs with a 93.7 percent favorable result.

The Board believes that the executive compensation as disclosed in the CD&A, the accompanying tables, and other disclosures in this Proxy Statement is consistent with our compensation philosophy and aligns with the pay practices of our peer group.

FOR THE REASONS STATED, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, tabular disclosures, and other narrative executive compensation disclosures.”

Effect of Proposal

The say-on-pay resolution is non-binding, but the Board values your opinion as expressed through your votes and other communications. Therefore, the Board and the Compensation Committee (“Committee”) will carefully consider the outcome of the advisory vote and those opinions when making future compensation decisions. However, the Board believes that the Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Deere and its shareholders. Therefore, the final decision regarding the compensation and benefits of our executive officers and whether and how to address shareholder concerns remains with the Board and the Committee.

FAVORABLE SAY-ON-PAY RESULTS
93.7%	94.9%	94.7%
2021	2020	2019

Compensation Discussion and Analysis

We design our compensation plans to reward planning and behavior that:

—	Unlocks new value for customers and helps them become more profitable and sustainable
—	Revolutionizes agriculture and construction industries through the rapid introduction of new technologies
—	Responds more quickly to changing market conditions and customer needs
—	Allocates capital in a disciplined approach by devoting research and investment dollars to the most promising and profitable opportunities

Our competitive base pay promotes stable planning and prudent risk taking. In addition, our benefits plans are designed to secure a healthy, loyal, and long-term focused employee base. Our business strategy emphasizes achieving superior operating and financial performance through the delivery of innovations that address customer needs, unlock customer value, and support sustainability. This includes maintaining aggressive goals for operating margin and asset turns, while achieving sustained Shareholder Value Added (SVA) growth through disciplined capital allocation. Our at-risk pay is designed to motivate NEOs to execute this strategy.

29    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

The following section provides a detailed description of our compensation programs, including the underlying philosophy and strategy, the individual elements, the relationship between our performance and compensation delivered in fiscal 2021, and the Board’s and the Committee’s methodology and processes used to make compensation decisions.

Name	Title at the Close of Fiscal 2021
John C. May	Chairman and Chief Executive Officer
Ryan D. Campbell	Senior Vice President and Chief Financial Officer
Marc A. Howze	Group President, Lifecycle Solutions and Chief Administrative Officer
Rajesh Kalathur	President, John Deere Financial and Chief Information Officer
Cory J. Reed	President, Worldwide Agriculture & Turf Division, Production & Precision Agriculture, Americas and Australia

30    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Executive Summary

Our business strategy emphasizes achieving superior operating and financial performance through the delivery of innovations that address customer needs, unlock customer value, and drive sustainable outcomes. This includes maintaining aggressive goals for operating margin and asset turns while realizing sustainable Shareholder Value Added growth through disciplined capital allocation. Deere’s compensation program is designed to motivate NEOs to execute this strategy.

NET SALES & REVENUES	NET INCOME (attributable to Deere & Company)	SHAREHOLDER VALUE ADDED
$44.02	$5.96	$5.13
BILLION	BILLION	BILLION
UP 24%	UP 117%	UP 205%

In fiscal 2021, net sales and revenues reached $44.02 billion driven by strong demand for Deere products and services. Net income attributed to Deere & Company more than doubled, reaching an all-time high of $5.96 billion. Shareholder Value Added, our measure of economic profit, increased to $5.13 billion, up 205%.

Since aligning the metrics of our compensation program with our strategy in 2002, Deere has shown an ability to operate profitably throughout the business cycle.

Financial Performance and Compensation Metrics

As outlined below, the metrics Deere uses to measure execution of its business strategy are the same used in our compensation programs to ensure that employees are working in aligned, high-performance teams. Further details below illustrate how the company’s compensation plans and payouts are sensitive to fluctuations in business conditions. In 2021, Deere reported our highest-ever financial results while facing the continued challenges of the pandemic and a labor strike. Demand for products of all sizes and types, across all businesses and regions, was extremely strong.

DRIVERS OF ONE-YEAR OROA, ROE, AND REVENUE GROWTH (STI)	DRIVERS OF THREE-YEAR SVA (LTIC)	DRIVERS OF TSR (LTIC) AND REVENUE GROWTH (LTI)
— Operating margin focus — Disciplined asset management — Efficient use of equity — Near-term business execution

—  Margin management across the cycle with a long-term focus

—  Efficient use of long-term assets

—  Long-term investment decisions for capital and research and development

—  World-class distribution systems

—  Technology innovation

— Market share — Successful execution of business strategy — Stock price appreciation over the long term — Market conditions

31    DEERE & COMPANY                2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

Executive Summary

		2021	Fiscal 2021 Actions and Results
Short-Term Incentive (STI)	OROA	38.06%	The STI payout was 175% of target, resulting in an award of $4.0 million for the CEO and awards of approximately $1.4 million for the other NEOs.	Page 37
	ROE	16.03%
	Net Sales and Revenues	$44.02B
	Payout as a % of Target	175%
Cash (LTIC)	3-Year Accumulated SVA	$7.96B	The payout for the 2019-2021 performance period due to accumulated SVA was 200%. Although the relative TSR was at the 95th percentile, no additional adjustment was made to the LTIC payout due to the 200% payout cap being reached based on SVA performance. This resulted in an award of $4.0 million for the CEO and awards of approximately $1.7 million for each of the other NEOs	Page 42
	Accumulated SVA % of Target	200%
	3-Year TSR as of 31 Oct.	165.19%
	TSR Performance Results as Compared to the Performance Peer Group (1)	95th percentile
	TSR Modifier (2)	N/A
	Payout as a % of Target	200%
Equity (LTI)	Deere Annualized Revenue Growth Rate	5.63%	For the PSUs ending in fiscal 2021 based upon Deere’s relative revenue growth, Deere performed at the 84th percentile, which equates to a 200% payout. The LTI grant for the 2021-2023 performance period was received in December 2020 and is based solely on relevant revenue growth. The CEO received an LTI award valued at $9.4 million, a 30% increase over the base-level award; LTI awards for the other NEOs were increased an average of 20%, valued at $2.2 million; adjustments reflect strong operating performance, execution of the Smart Industrial strategy, and responsiveness to the dynamic business conditions.	Page 46
	Revenue Growth Performance Results as Compared to Performance Peer Group (1)	84th percentile
	PSU Payout as a % of Target	200%

(1)	See the Performance Peer Group section for additional details.

(2)	Due to the payout being at the 200% cap based upon accumulated SVA, there is no additional adjustment for the TSR Modifier.

Shareholder Outreach

At the February 2021 Annual Meeting, Deere received a 93.7% favorable vote for Say-on-Pay. As part of our ongoing annual review in 2021, we invited our top shareholders to participate in discussions regarding executive compensation, sustainability, and governance issues. During the year, we met with shareholders representing over 45% of our outstanding shares to ensure changes to our program were understood and aligned with their expectations. We discussed our approach to executive compensation programs, as well as various sustainability and corporate governance topics important to investors. Discussions with shareholders did not indicate any significant issues with current compensation programs.

Our learnings included:

93.7%
FAVORABLE SAY-ON-PAY

>45%
OUTSTANDING SHARES ENGAGED

—	Deere has strong alignment between business strategy and compensation design.
—	Our shareholders understand how OROA, ROE, and SVA are linked to successful operating performance.
—	The STI and LTIC programs contribute to successful operating performance, drive the right employee behavior and promote the creation of long-term value throughout the business cycle; shareholders have expressed a view that Deere’s variable pay programs are complex.
—	Shareholders appreciate the linkage between our strategy and ability to deliver sustainable outcomes to our stakeholders.
—	Topics of specific interest by shareholders included the impact of COVID-19 on Deere’s performance and compensation programs as well as Environmental, Social and Governance (ESG) focus and potential integration with compensation.

32    DEERE & COMPANY                2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

2021 Compensation Overview

We regularly analyze our practices to ensure we remain a leader in executive compensation best practices and remain aware of shareholder concerns. In the next fiscal year, we will be conducting a study to further evaluate the potential integration of ESG to compensation. We recognize the value of the ongoing feedback and will continue regular shareholder engagement activities to gain their perspective firsthand.

2021 Compensation Overview

Deere is committed to a compensation philosophy that incorporates the principles of paying for performance, supporting business strategies, and paying competitively. The Committee believes this philosophy continues to drive our NEOs and salaried employees to produce sustainable, positive results for Deere and our shareholders.

REVIEW OF PAY FOR PERFORMANCE RELATIVE TO COMPENSATION PEER GROUP

To ensure that total compensation for our NEOs aligns with the market, we compared our compensation and performance against the companies in our compensation peer group. As part of this comparison, we evaluated our peers’ mix of cash versus equity and short-term versus long-term components.

In addition, we reviewed the relationship between total realizable compensation and our performance for the three fiscal years ended with fiscal year 2020 — the most recent fiscal year-end for which we can obtain corresponding compensation information for our peer companies. This review helps the Committee understand whether total compensation delivered to our NEOs aligns with our performance relative to our peer group. For purposes of this review, we use TSR to measure performance.

The analysis, as shown in the following graphs, reveals that realizable pay for Deere’s CEO and other NEOs was aligned with Deere’s relative TSR over the relevant time period. Based on these results and the results of similar past comparisons of pay and performance alignment, we believe our pay programs ensure that compensation for our executives is aligned with performance and market norms.

For peer companies, total realizable pay includes cash- and equity-based long-term incentive plan and performance share plan payouts for performance cycles that are completed within the three-year period. Award values are then multiplied by a factor that reflects grant frequency and long-term incentive pay mix.

DEERE 3-YEAR PAY FOR PERFORMANCE

REALIZABLE PAY VS. TOTAL SHAREHOLDER RETURN

CEO	OTHER NEOS

Total realizable pay for Deere’s NEOs is defined as the sum of the following components: actual base salaries, STI awards, and LTIC awards paid over the three-year period from 2018-2020; the Black-Scholes value as of November 1, 2020, of any stock options granted over the three-year period; and the value as of November 1, 2020, of RSUs granted over the three-year period and of PSUs (reflecting actual performance for the 2018-2020 performance cycle and the in-process 2019-2021 and 2020-2022 performance cycles).

33    DEERE & COMPANY                2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

2021 Compensation Overview

Snapshot of Compensation Governance

To ensure that our compensation program meets Deere’s business objectives without compromising our core values, we regularly compare our compensation practices and governance against market best practices. Here are some of the best practices we have implemented:

WE DO:	WE DON’T:

—  Use a combination of short-term and long-term incentives to ensure a strong connection between Deere’s operating performance and actual compensation delivered

—  Regularly evaluate our peer group and pay positioning under a range of performance scenarios

—  Annually review all our compensation plans, policies, and significant practices

—  Annually review risks associated with compensation

—  Include a “double-trigger” change in control provision in our executive Change in Control Severance Program, as well as our current equity plan, so participants will receive severance benefits only if both a change in control and a qualifying termination occur

—  Annually review and limit executive perquisites

—  Retain an independent compensation consultant who does not perform other significant services for Deere

—  Have an Executive Incentive Compensation Recoupment Policy to ensure accountability in the presentation of our financial statements

—  Enforce stock ownership requirements to ensure that directors and executives have interests aligned with our shareholders

—  Provide executive officers with benefits such as health care insurance, life insurance, disability, and retirement plans on the same basis as other full-time Deere employees

—  Offer employment agreements to our U.S.-based executives

—  Provide tax gross-ups for executives, except for those available to all employees generally

—  Provide excise tax gross-ups upon a change in control to any employees

—  Offer above-market earnings on contributions to deferred compensation accounts

—  Grant stock options with an exercise price less than the fair market value of Deere’s common stock on the date of grant

—  Re-price stock options without the prior approval of our shareholders

—  Cash out underwater stock options

—  Include reload provisions in any stock option grant

—  Permit directors or employees, or their respective related persons, to engage in short sales of Deere’s stock or to trade in instruments designed to hedge against price declines in Deere’s stock

—  Permit directors or officers to hold Deere securities in margin accounts or to pledge Deere securities as collateral for loans or other obligations

34    DEERE & COMPANY                2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

2021 Compensation Overview

Snapshot of Compensation Elements

The components of our 2021 compensation program are:

		Total Direct Compensation			Total Indirect Compensation
	Short-Term Compensation		Long-Term Compensation		Other Compensation and Benefits
	Base Salary	Short-term Incentive (STI)	Cash (LTIC)	Equity (LTI)
Purpose	Based on level of responsibility, experience, and sustained individual performance	Annual cash award for profitability and efficient operations during the fiscal year	Cash award for sustained profitable growth and disciplined investment during a three-year period	Equity award for creating shareholder value as reflected by stock price and revenue growth

Characteristics	Base salaries are intended to provide stable compensation to executive officers as a fixed cash component generally targeted at the compensation peer group median.	Variable cash compensation based on the achievement of performance objectives designed to align our executive officers in pursuing short-term goals. Payout levels are based on actual results and performance must meet a threshold level of performance to achieve a payout with a payout cap of 200% of target. A target STI award is designed to contribute to annual cash compensation and overall compensation at the compensation peer group median.	Long-term performance based cash compensation designed to align our executive officers in delivering long-term strategic objectives. Payout levels are based on actual results as compared to a three year performance goal with a payout cap of 200% of target. Additionally, a relative TSR modifier enables alignment with shareholders. A target LTIC award is designed to contribute to compensation at the compensation peer group median.	Awarded in a combination of both performance and time-based equity including RSUs, PSUs, and stock options and designed to reward the delivery of long-term strategic objectives and value creation. A base-level LTI award is designed to contribute to overall compensation at the compensation peer group median.	Perquisites, retirement benefits, deferred compensation benefits, additional benefits payable upon a change in control

Metrics	- CEO: Increase to $1.45M for 2021 - Other NEOs: Various increases to align with market median	- Operating Return on Operating Assets (OROA), Return On Equity (ROE), and Net Sales and Revenues in current-year performance	- Shareholder Value Added (SVA) and Total Shareholder Return (TSR) modifier to the payout	- Revenue growth - LTI awards can be increased by up to 30% to recognize individual performance

As this table suggests, we compare each component of compensation to the median level for that component awarded by our peers. In addition, we strive to have each NEO’s total annual cash compensation and overall compensation at target aligned to the median levels for comparable executives.

35    DEERE & COMPANY                2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

2021 Compensation Overview

2021 Target Direct Compensation Mix

Pay for performance is an essential element of our compensation philosophy. We believe compensation should motivate our executives to substantially contribute — both individually and collaboratively — to Deere’s long-term, sustainable growth. To that end, our performance based compensation program consists of short-term and long-term components (STI, LTIC, and LTI), all driven by metrics that align with Deere’s business strategy.

To enhance the connection between pay and performance, as our NEOs assume greater responsibility, we award a larger portion of their total compensation in the form of “at-risk” incentive awards and a larger portion of their incentive awards in the form of equity. This practice is apparent in the following charts, which illustrate the allocation of all fiscal 2021 Direct Compensation components at target for our CEO and for our other NEOs as a group.

CEO TARGET COMPENSATION MIX	NEO TARGET COMPENSATION MIX

(a)	“At risk” implies awards that are subject to performance conditions and stock price performance
(b)	Variable pay that is metric driven
(c)	Variable pay that is stock price driven

36    DEERE & COMPANY                2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Compensation Discussion and Analysis

Direct Compensation Elements

Direct Compensation Elements

As shown in the Target Direct Compensation Mix charts under 2021 Compensation Overview, the majority of direct compensation for the CEO and NEOs is based on “at-risk,” variable pay. Our performance-based compensation programs fall into two categories: short-term incentives based on annual metrics and long-term incentives based on a three-year performance period. Long-term performance based incentives are awarded in the form of cash and equity (RSUs, PSUs, and stock options). The following information describes each direct compensation element, including the applicable performance metrics.

Base Salary

In determining salary levels for each of our NEOs, the Committee considers factors such as:

—	Level of responsibility and time in position
—	Individual performance and potential
—	Internal equity
—	Base salaries for executives with similar roles and responsibilities at our peer companies

The magnitude of the base salary increases for John May and Ryan Campbell reflect strong individual performance as well as below median base salary position relative to their counterparts at our peer companies.

Deere has been implementing a multi-year strategy to ultimately bring the base salaries of Mr. May and Mr. Campbell into more alignment with the market median.

Officer	Base Salary as of Dec. 1, 2019	Fiscal 2021 Salary Increase %	Base Salary as of Dec. 1, 2020
John C. May	$1,200,000	21%	$1,450,008
Ryan D. Campbell	$681,322	25%	$851,664
Marc A. Howze	$764,484	5%	$802,716
Rajesh Kalathur	$796,932	3%	$820,848
Cory J. Reed	$771,540	5%	$810,120

Short-Term Incentive (STI)

PERFORMANCE METRICS FOR STI

The Committee believes that operating margins and the allocation of capital for research and investment in a disciplined approach are key drivers to creating long-term shareholder value. For this reason, the Committee has designed the STI program to support our Smart Industrial strategy and to motivate our executives and most other salaried employees to focus on profitability, asset optimization, and capital efficiency.

—	OROA (for our Equipment Operations segments) supports our strategic approach to sound investment of capital and asset utilization. ROE (for our financial service segment) effectively measures the efficient use of equity.
—	Net sales and revenues measure our growth.

By consistently managing OROA results through all points in the business cycle, we have paid out more than half of cash flow from our operations to investors through dividends and net share repurchases since 2004.

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For fiscal 2021, the performance results for these metrics are combined to determine STI awards as follows:

Company Performance Factor Weighting:		Enterprise OROA/ROE Metric Weighting:
Enterprise OROA/ROE Metric(a)	67%	Equipment Operations OROA(b)	90%
Net Sales and Revenues Metric	33%	Financial Services ROE	10%

(a)	Appendix B, “Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures” illustrates in detail how OROA and ROE are calculated.
(b)	Equipment Operations reflects the consolidated results of the Precision & Production Agriculture (PPA) operations, Small Ag & Turf (SAT) operations, and Construction and Forestry (C&F) operations.

The emphasis on the OROA performance of the Equipment Operations in calculating STI reflects the critical position these operations have as drivers of our business: Equipment Operations’ net sales accounted for 90% of our net sales and revenues in fiscal 2021.

OROA – Equipment Operations Metric

OROA goals are developed formulaically to reflect the nature of our end markets. As a smart industrial company, our business requires investment in fixed assets, such as buildings and machinery, and significant expenses with longer-term payoffs, such as research and development.

Our long-term strategy will continue to focus on OROA performance, which is designed to enable management to respond promptly and purposefully to changing business conditions to drive sustained operational results. The Committee sets a range of OROA goals for a range of potential conditions rather than for a static forecast. This allows us to be agile, encourages us to prepare in advance for a variety of business conditions, and to quickly make necessary structural changes, such as those related to costs, capacity, and assets (especially inventory) as business conditions change during the year.

WHAT IS MID-CYCLE?

— We calculate mid-cycle sales for each product line by annually gathering historical information on the size of the industry (for example, the total number of tractors sold in the U.S. market) and our market share for every product line (in this example, the number of tractors sold by Deere).

— At the peak of a typical business cycle, actual sales constitute 120% of mid-cycle sales; at the trough, actual sales constitute 80% of mid-cycle sales, generally speaking. OROA goals vary each year to reflect where we are on this spectrum. Deere desires to dampen the amplitude of the cycle as part of our strategy.

—	To maintain the rigor of the program, the specific goals for any year are formulaically determined based on where we are in the business cycle. This ensures that our employees are not unduly rewarded when the economy is strong and penalized for poor economic conditions. The Committee fixes threshold, target, and maximum OROA goals that are more ambitious at the peak of a business cycle, when it is easier to cover fixed costs and achieve a higher asset turnover (and thus a better OROA), and lower at the trough.
—	Our position in the business cycle is calculated by comparing sales at the end of the year to the mid-cycle sales approved at the start of the fiscal year. Performance targets are formulaically determined according to the position to the mid-cycle and the goals at trough, mid-cycle and peak levels approved by the Committee at the beginning of the year. Points in between those levels are interpolated. There is not discretion in the determination of the percent of mid-cycle or in the goals associated with a specific volume level.

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How do OROA goals work?

For an example of how our multi-tiered OROA goals work in practice, assume we determined that mid-cycle sales are $30 billion. If actual sales for the year are $27 billion, that means we are at 90% of mid-cycle (27 ÷ 30 = .90). In that case, OROA goals would be lower than the goals for mid-cycle. On the other hand, if actual sales are $33 billion, that means we are at 110% of mid-cycle (33 ÷ 30 =1.1). In that case, OROA goals would be greater than the goals for mid-cycle. Both scenarios are illustrated below:

OROA GOALS INCREASED IN 2018 TO ENSURE THEIR RIGOR

To continue to improve operational performance and seize the benefits of our structural transformation, the Committee raised OROA goals for STI purposes to align more appropriately to the current business strategy. As the following charts show, the OROA goals implemented in fiscal 2018 are significantly more rigorous at mid-cycle and peak than they have been historically, which is also exhibited by the payout levels since the increase in goals of 98.4% (2018), 68.7% (2019), and 121.2% (2020).

OROA GOAL

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	2015 OROA Goals			2016 OROA Goals			2017 OROA Goals			Current OROA Goals*
	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak
Maximum	12%	20%	28%	13%	24%	36%	16%	26%	36%	17%	35%	48%
Target	8%	12%	20%	10%	18%	26%	12%	19%	26%	14%	29%	40%
Threshold	4%	8%	12%	8%	12%	16%	8%	12%	16%	12%	20%	28%

* Current goals established in 2018.

ROE – Financial Services Metric

The ROE metric is the STI performance metric for the Financial Services business, a key differentiator for how we deliver value to our dealers and customers. ROE was selected because it effectively measures the efficient use of the segment’s equity. We have two distinct business models within Financial Services and we use different ROE goals for each.

Subsidized business: Historically, approximately 70% of Financial Services’ business has been subsidized by the Equipment Operations to reduce the interest rates that our customers and dealers would otherwise pay on financial products. The ROE goal for the subsidized business — 10% — is the same regardless of the business cycle as maximizing profitability is not the purpose of this segment.

Non-subsidized business: The remaining offerings, which are non-subsidized, are intended to utilize equity to earn a profitable return. Consequently, this business has more traditional (and progressively more challenging) goals. The threshold goal equals the implied after-tax cost of equity for Financial Services; the ROE goals of 13% at target and 16% at maximum represent an even greater level of stretch both internally and compared to our peers.

ROE goals are weighted based on the actual mix of subsidized versus non-subsidized business in a fiscal year. The Committee approved the following ROE goals at the beginning of fiscal 2021:

Fiscal 2021 ROE Goals	Subsidized business	Non-subsidized business	Weighted Goals
% of Business	74%	26%
Maximum	10%	16%	12%
Target	10%	13%	11%
Threshold	10%	10%	10%

Net Sales and Revenues – Corporate Metric

Company wide net sales and revenues together account for one-third of the STI payout. This metric was added in 2017 to incorporate a growth factor into the incentive calculation.

For 2021, our net sales and revenues target goal is $38,111M, which is an increase from the 2020 target goal of $36,388M. Net sales and revenues that fall more than 15% below target will result in no payout on that metric. Conversely, net sales and revenues that exceed target by at least 15% will result in a maximum (200%) payout on that metric. Points in between those levels are interpolated.

	Threshold	Target	Max
Fiscal 2021 Net Sales & Revenue Goals	$32,394M	$38,111M	$43,828M

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APPROVAL OF STI AWARD RATES

At the beginning of the fiscal year, after review and consideration of Deere’s peer group data for target cash bonuses, the Committee approves target STI rates as a percentage of the NEO’s base salary. For 2021, John May’s target STI rate was increased to 160% to improve his positioning versus peer group median. Regardless of the award amount reached by applying these payout rates, no individual award under the STI plan may exceed $5 million or 200% of target.

	2020 Target Rate	2021 Target Rate
CEO	150%	160%
Other NEOs	100%	100%

FISCAL 2021 PERFORMANCE RESULTS AND PAYOUT AMOUNTS

The chart below shows the STI performance targets and actual results for fiscal 2021. OROA performance targets are based on Equipment Operations being at 109% of Mid-Cycle.

The amount of the STI award paid to a NEO is calculated as follows:

STI AWARD CALCULATIONS

Base salary for the fiscal year	×	Target STI rate	×	Actual performance as a percentage of target	=	STI award amount

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Based on the 175.2% STI payout, actual STI awards paid to the NEOs are shown in the table to the right and detailed in the Fiscal 2021 Summary Compensation Table under footnote (5).

For fiscal 2021, STI awards paid to the NEOs consisted of approximately 2% of the total amount of STI awards paid to all eligible employees.

Officer	Fiscal 2021 STI Award Payout
John C. May	$4,005,803
Ryan D. Campbell	$1,467,078
Marc A. Howze	$1,400,617
Rajesh Kalathur	$1,434,470
Cory J. Reed	$1,413,536

STI CHANGES FOR FY2022

With the emphasis in our Smart Industrial strategy to deliver strong margins, the Net Sales & Revenues metric in STI will be replaced with an Operating Return on Sales (OROS) metric for 2022. Similar to the current OROA metric, the OROS goals will be volume adjusted. In 2022, the performance results for STI will be based upon the following metrics and weightings.

Company Performance Factor Weighting:		Enterprise OROA/ROE Metric Weighting:
Enterprise OROA/ROE Metric(a)	67%	Equipment Operations OROA(b)	90%
Operating Return on Sales	33%	Financial Services ROE	10%

(a)	Appendix B, “Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures” illustrates in detail how OROA and ROE are calculated.
(b)	Equipment Operations reflects the consolidated results of the Precision & Production Agriculture (PPA) operations, Small Ag & Turf (SAT) operations, and Construction and Forestry (C&F) operations.

Long-Term Incentive (LTI)

LTI is designed to reward the NEOs for creating sustained shareholder value, encourage the ownership of Deere stock, foster teamwork, and retain and motivate high-caliber executives while aligning their interests with those of our shareholders. The LTI awards tie a significant portion of compensation to the Company’s performance over time. LTI awards consist of a cash plan and an equity program under the John Deere 2020 Equity and Incentive Plan, which was approved at the Annual Meeting in February 2020. Over 50% of Deere’s long-term incentive is performance-based.

LONG-TERM INCENTIVE CASH (LTIC)

LTIC is a long-term cash award based on our performance against ambitious goals for Shareholder Value Added (SVA) over a three-year performance period with a modifier based on three-year relative TSR performance.

SHAREHOLDER VALUE ADDED PERFORMANCE METRIC

SVA, which essentially measures earnings in excess of our cost of capital, was selected as the LTIC performance metric because the Committee believes we should:

—	Earn, at a minimum, the weighted average cost of capital each year
—	Ensure that investments earn their cost of capital

We believe we can realize sustainable improvement in SVA through strong margins delivered with the revolution of the agriculture and construction industries through the rapid introduction of new technologies and a disciplined approach to the allocation of capital for research and investment dollars to the most promising and profitable opportunities.

We demonstrate how SVA is calculated in Appendix B, “Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures.”

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SETTING RIGOROUS SVA GOALS

Our SVA performance targets are intended to incentivize superior performance. Our goal for a maximum payout is calculated based on estimated enterprise SVA at mid-cycle sales levels for the first year of the performance period. We assume a compounded 7% annual growth rate for the remaining two years (our historical sales growth rate) to arrive at a cumulative three-year SVA goal, given limited visibility.

Once the maximum SVA goal is set, the target SVA goal is set at half of that amount. Our target goals are challenging to achieve. The threshold accumulated goal is set at $5 million.

The chart below details the threshold, target, and maximum accumulated SVA goals for each performance period that includes fiscal 2021. The SVA goals at all levels have had no adjustments due to the global pandemic. The SVA goals have increased at a compounded annual growth rate of 12% since the LTIC plan was introduced in 2004. The SVA goals for the performance period ending in 2021 were lower than the prior year primarily due to commodity pressures at the start of the performance period. As displayed below, the subsequent years have increased SVA performance expectations as compared to the period ending in 2021.

SVA Goals for LTIC	Fiscal 2019 through Fiscal 2021	Fiscal 2020 through Fiscal 2022	Fiscal 2021 through Fiscal 2023
Threshold SVA Required for Payout	$5 million	$5 million	$5 million
SVA Goal for Target Payout	$3,335 million	$3,955 million	$5,250 million
SVA Goal for Maximum Payout	$6,670 million	$7,910 million	$10,500 million

MODIFICATION OF AWARDS BASED ON RELATIVE TSR (rTSR)

LTIC payouts may be modified based on relative TSR performance as compared to the Performance Peer Group. The same peer group is used as the comparator group for PSU metrics. Performance at the 50th percentile will have no adjustment to the payout as the modifier will be 100%. Payout percentages are linearly interpolated for rTSR performance between the points as illustrated below.

Performance Bend Points	Percent of Award Earned
At or above 75th percentile	125%
50th percentile	100%
At or below 25th percentile	75%

RELATIVE TSR PERFORMANCE FOR LTIC PERFORMANCE PERIOD ENDING FISCAL 2021

	Threshold 75%	Target 100%	Maximum 125%	Performance Results	LTIC rTSR Modifier

Relative TSR				95th percentile	200%

Deere’s TSR during the performance period ending fiscal 2021 was 165.2%, which ranked at the 95th percentile as compared to the performance peer group. For the performance period ending fiscal 2021, the rTSR modifier will increase the LTIC payout by 125% up to the maximum LTIC payout of 200%.

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APPROVAL OF LTIC AWARD RATES

At the beginning of each performance period, after considering data for our peer group, the Committee approves target LTIC payout rates as a percentage of the median salary for each NEO’s salary grade. Regardless of the amount calculated for each award using these payout rates, no employee can receive an award under the LTIC plan that exceeds $6 million or 200% of target.

Effective with Performance Period Ending in 2021
CEO	135%
Other NEOs	105%

FISCAL 2021 PERFORMANCE RESULTS FOR LTIC

The following table shows our accumulated SVA, calculated as described in Appendix B, for the three-year performance period ended in 2021, which resulted in a payout of 200%.

The payout percentage for fiscal 2021 was calculated as follows:

Fiscal Year	SVA (in millions)
2019	$1,535
2020	$1,556
2021	$4,866
Accumulated SVA for 2019-2021 performance period	$7,957
SVA Goal for Target Payout	$3,335
Accum SVA % of Target for Current Year	200%
rTSR Modifier (1)	N/A
Actual Performance as % of Target (See table on next page)	200%

(1)	Due to payout being at 200% based upon accumulated SVA, there is no adjustment for rTSR even though it would have adjusted at 125%.

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HISTORICAL ACCUMULATED SVA, LTIC GOALS, RELATIVE TSR PERFORMANCE AND LTIC PAYOUTS

The following table shows historical LTIC information and how SVA for fiscal 2021 will affect LTIC awards for the performance periods ending in 2021, 2022, and 2023. Maximum payout is based upon 200% of SVA goal at target.

Year	2017-2019	2018-2020	2019-2021	2020-2022	2021-2023
Accumulated SVA (Millions)	$4,684	$4,975	$7,957	$6,422	$5,128
SVA as a % of Target	116.8%	127.6%	200.0%	In Process Performance Periods
rTSR Percentile	88th	95th	95th
LTIC Modifier (2)(3)	100.0%	125.0%	N/A
LTIC Payout	116.8%	159.5%	200.0%

(1)	The fiscal 2021 SVA for the 2021-2023 performance period is different than the prior performance periods that include fiscal 2021 due to the change in the definition of SVA effective with this performance period to include Wirtgen financials and exclude enterprise goodwill.

(2)	The rTSR modifier for the period ending 2019 only allowed for downward adjustment.

(3)	For the performance period ending 2021, no upward adjustment from the rTSR modifier was applied due to the LTIC payout being at the 200% cap based upon the accumulated SVA. Had the cap not been hit, the payout would have been increased by 125% based upon rTSR performance.

CALCULATION OF LTIC AWARDS

The amount of the LTIC award paid to a NEO is calculated as follows:

Median of actual salaries for the relevant salary grade (a)	Target LTIC rate	Actual performance as a percent of target	TSR Modifier	LTIC award amount

(a)	Median (or midpoint) is the basis of the LTIC calculation for all employees so that within a given salary structure and level, the employees receive the same LTIC payout.

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Based on the 200% payout, actual LTIC awards paid to the NEOs are shown in the table to the right and detailed in the Fiscal 2021 Summary Compensation Table under footnote (5).

The results for the performance period ended in 2021 are also used to determine the LTIC awards for other eligible employees worldwide. LTIC awards paid to the NEOs for fiscal 2021 consisted of approximately 6% of the total amount of LTIC awards paid to all eligible employees.

Officer	Fiscal 2021 LTIC Award Payout
John C. May	$4,050,000
Ryan D. Campbell	$1,711,510
Marc A. Howze	$1,711,510
Rajesh Kalathur	$1,711,510
Cory J. Reed	$1,711,510

Mr. May’s 2021 LTIC award has increased from the prior year due to the 2021 payout being based upon the median for the CEO position. Due to eligibility rules, the 2020 LTIC award of $1,560,484, was based upon the median for his role as Chief Operating Officer. Mr. May was named CEO on November 4, 2019.

LONG-TERM INCENTIVE EQUITY (LTI)

LTI awards consist of the following three equity components awarded annually under the John Deere 2020 Equity and Incentive Plan:

—	Performance Stock Units (PSUs)
—	Restricted Stock Units (RSUs)
—	Market-priced stock options

FISCAL 2021 LTI EQUITY AWARD OVERVIEW FOR NEOs

	PSUs	RSUs	Stock Options
LTI Equity Mix	40%	25%	35%
Performance measurements	Revenue growth(1)	Stock price appreciation	Stock price appreciation
Vesting period	Cliff vest on the third anniversary of the grant date	Cliff vest on the third anniversary of the grant date	Vest in approximately equal annual installments over three years
Conversion/ expiration	Converted to Deere common stock upon vesting	Converted to Deere common stock upon vesting	Expire 10 years from the grant date
Objective	Motivate and reward relative outperformance	Encourage ownership and retention while providing immediate alignment with shareholders	Aligns the interest with shareholders, rewarding for stock price appreciation
(1)	Based on Deere’s compounded annual growth rate as compared to the Performance Peer Group

APPROVAL OF LTI EQUITY AWARD VALUES

The Committee established LTI grants for the NEOs based on the following criteria:

—	Level of responsibility

—	Individual performance

—	Current market practice

—	Peer group data

—	The number of shares available under the John Deere 2020 Equity and Incentive Plan

Awards granted in previous years are not a factor in determining the current year’s LTI award, nor is potential accumulated wealth.

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At the first Committee meeting of each fiscal year, after consideration of compensation peer group data on median values for long-term incentives, the Committee approves a dollar value for a base-level LTI equity award and the mix of awards to be delivered. The grant price is the closing price of Deere common stock on the NYSE on the grant date. The grant price is used to determine the number of PSUs, RSUs, and stock options to be awarded.

The Committee can increase (up to 30%) or decrease (down to $0) an individual NEO’s base-level award to distinguish that executive’s performance, deliver a particular LTI equity value, or reflect other adjustments as the Committee deems appropriate. The potential adjustment of up to 30% for fiscal 2021 was increased from a potential of up to 20% in fiscal 2020 as the Committee wants greater flexibility to take individual performance into account given the plan design is geared towards company performance. For fiscal 2021, the Committee approved adjustments to base-level award values ranging up to 30% to recognize the accomplishments of the individual NEOs. LTI equity awards were approved for the NEOs as follows:

Adjusted Award Values(a)
John C. May	$9,425,000
Ryan D. Campbell	$2,332,200
Marc A. Howze	$2,332,200
Adjusted Award Values(a)
Rajesh Kalathur	$1,883,700
Cory J. Reed	$2,063,100

(a)	The amounts shown include PSUs valued at the grant price on the date of grant assuming a 100% payout.

See the Fiscal 2021 Grants of Plan-Based Awards table and footnotes for more information on LTI equity awards delivered, as well as the terms of the awards.

For fiscal 2021, the number of RSUs and PSUs granted to the NEOs represented 11% and 60%, respectively, of the total RSUs and PSUs granted to all eligible salaried employees; stock options granted to the NEOs represented 37% of the total stock options granted to eligible salaried employees.

SETTLEMENT OF PSUs INTO DEERE STOCK

For PSUs granted in fiscal 2021 (December 2020), the actual number of shares to be issued upon conversion will be based on Deere’s revenue growth for the three-year performance period ending in 2023 and measured relative to the Performance Peer Group as of the end of the performance period.

PERFORMANCE TARGETS FOR PERFORMANCE PERIOD ENDING IN 2021

Revenue Growth Payout %	100% of PSUs Awarded	Final Award

The number of PSUs that vest and convert to shares can range from 0%-200% of the number of PSUs awarded, depending on Deere’s relative performance during the performance period, as illustrated in the following table:

Deere’s Revenue Growth Relative to the Performance Peer Group	% of Target Shares Earned (Payout %) *
Below 25th percentile	0%
At 25th percentile	25%
At 50th percentile	100%
At or above 75th percentile	200%

*	Interim points are interpolated

These performance targets reflect the Committee’s belief that median levels of relative performance should lead to median levels of compensation.

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PSUs FOR PERFORMANCE PERIOD ENDED 2021

The performance period for PSUs granted in fiscal 2019 ended on October 31, 2021. The final number of shares earned was based on Deere’s annualized revenue growth relative to the Performance Peer Group over the three-year performance period. The Committee made its final payout determination in December 2021 following a review of the relative performances of Deere and the Performance Peer Group. Deere’s annualized revenue growth was comparable to the 84th percentile. This resulted in an overall payout of 200% of target. This payout compared to an overall payout of PSUs relative to target for each of the five prior three-year performance periods ending in fiscal 2016 through fiscal 2020 of 33.5%, 100%, 200%, 200%, and 200%, respectively.

	Threshold 0%	Target 100%	Maximum 200%	Performance Results	% of Target Shares Earned

Annualized Revenue Growth				84th percentile	200%

LTI REPORTED VERSUS REALIZABLE VALUE

The values for Stock and Option Awards included on the Summary Compensation Table are presented in accordance with SEC requirements. Although this allows for comparison across companies, the Committee feels the prescribed calculation does not fully represent the Committee’s annual decision and does not support a valid CEO pay-for-performance assessment. To calculate the realizable value, the stock units from the LTI equity awards granted in fiscal 2019, 2020, and 2021 are valued using the fiscal year-end stock price of $342.31. The value of PSUs also takes into consideration the current year payout and the current performance for the performance cycles in-process (2020-2022 and 2021-2023). The value of options is calculated using the Black-Scholes value as of fiscal year end. The following chart compares the LTI equity values reported on the Summary Compensation Table to Mr. May’s realizable LTI equity value for each of the grants in fiscal 2019, 2020, and 2021.

REPORTED VS. REALIZABLE LTI EQUITY VALUE

(Thousands)

(a)		See footnotes (3) and (4) to the Summary Compensation Table for an explanation of these valuations.
(b)		Realizable LTI Equity is calculated as:
	–	The value of stock options that were granted in fiscal 2019, 2020, and 2021 using the Black-Scholes value as of October 31, 2021.
	–	The value of RSUs that were granted in fiscal 2019, 2020, and 2021 using the stock price as of October 31, 2021 of $342.31.
	–	The value of PSUs granted in fiscal 2019, 2020, and 2021 using the stock price as of October 31, 2021, of $342.31 and reflecting actual payout for the 2019-2021 performance and projected payouts for the in-process performance cycles of 200% for 2020-2022 and of 200% for 2021-2023.
(c)		Values reported based upon former CEO, Samuel R. Allen.

The Committee believes each pay element included in Direct Compensation is consistent with our pay for performance compensation philosophy. The Committee reviews Direct Compensation for the NEOs in the aggregate (excluding the CEO)

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as well as for each NEO individually and compares this compensation to the market position data of our compensation peer group. This market position data takes into account the level of responsibility (including the level of sales volume) for each NEO’s respective operations.

A key element of these individual performance evaluations is a careful analysis of each NEO’s collaboration and contribution to the success of a high-performing team. Thus, while the market data for each position is a factor in reviewing Direct Compensation, the Committee also considers individual fulfillment of duties, teamwork, development, time in position, experience, and internal equity among NEOs other than the CEO. The Committee recognizes individual performance through adjustments to base salary and the equity component of LTI.

Direct Compensation for the CEO is higher than for the other NEOs due to the CEO’s breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO compensation as a certain multiple of the compensation of the other NEOs. The relationship between the CEO’s compensation and that of the other NEOs is influenced by our organizational structure, which does not usually include a chief operating officer. The ratio of Mr. May’s Direct Compensation to that of the other NEOs is generally comparable to that found among the companies in our compensation peer group.

Other Compensation Matters

RULES RELATED TO STOCK OWNERSHIP, HOLDING REQUIREMENTS, AND
ANTI-HEDGING AND ANTI-PLEDGING POLICIES

NEOs are expected to attain the applicable target ownership of Deere stock. The CEO is expected to hold stock equivalent to 6.0 times base salary and the other NEOs are expected to hold stock equivalent to 3.5 times base salary. These ownership levels must be achieved within five years of the date the NEO is first appointed as CEO or as an executive officer. NEOs who have not achieved the requisite ownership level may not transfer any of the stock they acquire through our equity incentive plan. Only vested RSUs and any common stock held personally by a NEO are included in determining whether the applicable ownership requirement has been met. Once a NEO achieves the appropriate ownership level, the number of shares held at that time becomes that individual’s fixed stock ownership requirement for three years, even if base salary increases or Deere’s stock price decreases. Each NEO, except Mr. Campbell, who was promoted to CFO on April 1, 2019, has achieved stockholdings in excess of the applicable multiple as of the date of this Proxy Statement.

Our Insider Trading Policy precludes all directors and employees, including our NEOs, and their related persons from engaging in short sales of Deere’s stock or trading in instruments designed to hedge against or offset price declines by any Deere securities. Our Insider Trading Policy also prohibits our directors and officers from holding Deere stock in margin accounts or pledging Deere stock as collateral for loans or other obligations.

STOCK OWNERSHIP REQUIREMENTS
6x
BASE SALARY FOR THE CHAIRMAN & CEO

3.5x
ANNUAL BASE SALARY FOR NEOS

LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code generally limited the U.S. federal income tax deductibility of compensation paid in one year to a company’s CEO or any of its three next-highest-paid executive officers (other than its Chief Financial Officer) to $1 million. Performance-based compensation was not subject to this limit on deductibility so long as such compensation met certain requirements, including shareholder approval of material terms. The Committee strived to provide the NEOs with incentive compensation programs that preserved the tax deductibility of compensation paid by Deere to the extent reasonably practicable and consistent with Deere’s other compensation objectives.

The Tax Reform includes a major overhaul of Section 162(m), which took effect for tax years beginning after December 31, 2017. Amongst other provisions, it retained the $1 million deduction limit, but repealed the performance-based compensation exemption. The Tax Reform also expanded the definition of “covered employees” to include the Chief Financial Officer and any executive who is subject to the limitation in tax years beginning after 2016. Once an individual becomes a covered employee,

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that individual will remain a covered employee for all future years. As a result, beginning with Deere’s fiscal 2019, compensation paid to our covered employees in excess of $1 million will not be deductible for tax purposes unless it qualifies for transition relief applicable to certain binding written performance-based compensation arrangements in place as of November 2, 2017. No assurance can be given that any future compensation will qualify for the transition relief. While the Committee will continue to consider the tax deductibility of compensation as one of many factors, the Committee believes shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs to attract, retain, and motivate key executives, even though such programs may result in non-deductible compensation expense.

RECOUPMENT OF PREVIOUSLY PAID INCENTIVE COMPENSATION

Deere’s Executive Incentive Compensation Recoupment Policy authorizes the Committee to determine whether to require recoupment of cash and equity incentive compensation paid to or deferred by certain executives under certain conditions. Under the policy, the Committee may require recoupment if the Committee determines an executive received incentive compensation that was artificially inflated because the executive engaged in misconduct that:

—	Contributed to the need for a restatement of all or a portion of Deere’s financial statements filed with the SEC; or
—	Contributed to an incorrect calculation of operating metrics that are used to determine incentive plan payouts.

The Committee is closely monitoring proposed rules and rule amendments issued by the SEC to implement provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend the Recoupment Policy if necessary when the final rules are adopted.

Indirect Compensation Elements

Perquisites

We offer our NEOs various perquisites that the Committee believes are reasonable in order to remain competitive. These perquisites, which are described in footnote (7) to the Fiscal 2021 Summary Compensation Table, constitute a small percentage of the NEOs’ total compensation. The Committee conducts an annual review of the perquisites offered to the NEOs. In addition to the items listed in footnote (7), NEOs, as well as other selected employees, are provided indoor parking at no incremental cost to Deere. NEOs may also receive security services for specific security-related reasons identified by independent third-party security consultants.

The Board requires the CEO to use company-owned aircraft for all business and personal travel because the ability to travel safely and efficiently provides substantial benefits that justify the cost. The geographic location of Deere’s headquarters in the Midwest, more than 150 miles from a major metropolitan airport, makes personal and business travel challenging. Moreover, traveling by company aircraft allows the CEO to conduct business confidentially while in transit. Personal use of company aircraft by other NEOs is minimal and must be approved by the CEO. The Committee has limited the CEO’s annual personal usage of company aircraft to approximately 100 hours.

Retirement Benefits

All NEOs are covered by the same defined benefit pension plan, which includes the same plan terms that apply to most qualifying U.S. salaried employees. We also maintain two additional defined benefit pension plans in which NEOs may participate: the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

The tax-qualified defined benefit pension plans have compensation limits imposed by the Internal Revenue Code. The Senior Supplementary Plan provides participants with the same benefit they would have received without those limits. This avoids the relative disadvantage that participants would experience compared to other qualified plan participants. The Deere Supplemental Plan is designed to reward career service at Deere above a specified grade level by utilizing a formula that takes into account only years of service above that grade level. We believe the defined benefit plans serve as important retention tools, provide a level of competitive income upon retirement, and reward long-term employment and service as an officer

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Indirect Compensation Elements

of Deere. In addition, the fact that the Senior Supplementary and Deere Supplemental Plans are unfunded (with benefit payments under these plans being made out of the general assets of Deere) and therefore at-risk (if Deere were to seek bankruptcy protection), creates a strong incentive for the NEOs to minimize risks that could jeopardize Deere’s long-term financial health. For additional information, see the Fiscal 2021 Pension Benefits Table, along with the accompanying narrative and footnotes.

We also maintain a tax-qualified defined contribution plan, the John Deere Savings and Investment Plan (SIP), which is available to most of our U.S. employees, including the NEOs. We make matching contributions to participating SIP accounts on up to six percent of an employee’s pay. The actual amount of the company match varies based on the STI results for the most recently completed fiscal year (see the “Fiscal 2021 Performance Results and Payout Amounts” in the STI section). The following table illustrates Deere’s match for calendar 2021, which is reported for our NEOs under the “All Other Compensation” column of the Fiscal 2021 Summary Compensation Table:

Match on first 2% of eligible earnings:	300%

Match on next 4% of eligible earnings:	100%

Deferred Compensation Benefits

We also maintain certain deferred compensation plans that provide the NEOs with longer-term savings opportunities on a tax-efficient basis. Similar deferred compensation benefits are commonly offered by companies with which we compete for talent.

The investment options parallel the investment options offered under our 401(k) plan, with certain limited exceptions. Additionally, participants may change investment options at any time.

See the “Nonqualified Deferred Compensation” section for additional details.

Potential Payments upon Change in Control

Deere’s Change in Control Severance Program (the “CIC Program”) covers certain executives, including each of the NEOs, and is intended to facilitate continuity of management in the event of a change in control. The Committee believes the CIC Program:

—	Encourages executives to act in the best interests of shareholders when evaluating transactions that, without a change in control arrangement, could be personally detrimental
—	Keeps executives focused on running the business in the face of real or rumored transactions
—	Protects Deere’s value by retaining key talent despite potential corporate changes
—	Protects Deere’s value after a change in control by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of Deere
—	Helps Deere attract and retain executives as a competitive practice

For more information, see “Fiscal 2021 Potential Payments upon Change in Control” and the corresponding table.

Other Potential Post-Employment Payments

Deere’s various plans and policies provide payments to NEOs upon certain types of employment terminations that are not related to a change in control. These events and amounts are explained in the section under Executive Compensation Tables entitled “Fiscal 2021 Potential Payments upon Termination of Employment Other than Following a Change in Control.”

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Compensation Methodology and Process

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation

The Committee is responsible for reviewing and approving goals and objectives related to incentive compensation for the majority of salaried employees. In particular, the Committee evaluates the NEOs’ performance in relation to established goals and ultimately approves compensation for the NEOs (except for the CEO). All substantive responsibilities related to the determination of compensation of the NEOs are undertaken exclusively by the members of the Committee, all of whom are independent under current NYSE listing standards.

The Committee periodically reviews the components of our compensation program to ensure the program is aligned with our business strategy, Deere’s performance, and the interests of our employees and shareholders. In addition, the Committee regularly reviews market practices for all significant elements of executive compensation and approves necessary adjustments to ensure Deere’s compensation remains competitive.

Generally, at the Board meeting in August, the full Board (in executive session without the CEO present) evaluates the CEO’s performance. The Committee considers the results of that evaluation when providing recommendations to the independent members of the Board for the CEO’s compensation, which they then approve. The CEO does not play a role in and is not present during discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs. In advance of the Committee meeting in December, the CEO evaluates each NEO’s individual performance and recommends changes to the NEOs’ base salaries and LTI awards. The CEO is not involved in setting the STI and LTIC awards because they are calculated using predetermined factors. The Committee has the discretion to accept, reject, or modify the CEO’s recommendations. No other executive officers play a substantive role in setting a NEO’s compensation.

The Role of the Compensation Consultant

The Committee has retained Pearl Meyer, LLC (Pearl Meyer) as its compensation consultant. Pearl Meyer reviews our executive compensation program design and assesses our compensation approach relative to our performance and the market. The Committee has sole responsibility for setting and modifying the fees paid to Pearl Meyer, determining the nature and scope of its services, and evaluating its performance and can terminate Pearl Meyer’s engagement or hire another compensation consultant at any time.

Pearl Meyer periodically meets independently with the Chair of the Committee and regularly participates in executive sessions with the Committee (without any executives or other Deere personnel present) to review compensation data and discuss compensation matters. While the Committee values this expert advice, ultimately the Committee’s decisions reflect many factors and considerations. Management works with Pearl Meyer at the Committee’s direction to develop materials and analysis, such as competitive market assessments and summaries of current legal and regulatory developments, which are essential to the Committee’s compensation determinations.

During fiscal 2021, Pearl Meyer performed the following specific services:

—	Provided information on executive compensation trends and external developments, including the use of environmental, social, and governance criteria in incentive programs and the impact of COVID-19 on executive compensation
—	Provided a competitive evaluation of total compensation for the NEOs, as well as overall long-term incentive program share usage, dilution, and expense
—	Reviewed the peer groups used for market analyses and relative performance comparisons in our long-term incentive programs
—	Reviewed the competitiveness of actual pay delivered in relation to performance as compared to the peer group, as further discussed in the following section
—	Reviewed the competitiveness of our NEO perquisites and severance benefits
—	Provided recommendations on CEO total compensation

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—	Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate
—	Assisted with the onboarding of new members of the Committee
—	Provided guidance and recommendations on incentive plan design, including rigor of metrics and goals
—	Reviewed drafts and commented on this CD&A and the related compensation tables

Pearl Meyer does not provide other significant services to Deere and has no other direct or indirect business relationships with Deere or any of its affiliates. Taking these and other factors into account, the Committee has determined that the work performed by Pearl Meyer does not raise any conflicts of interest. Additionally, based on its analysis of the factors derived from SEC and NYSE regulations and identified in the Committee’s charter as being relevant to compensation consultant independence, the Committee has concluded that Pearl Meyer is independent of Deere’s management.

Market Analysis

COMPENSATION PEER GROUP

Executive compensation is benchmarked against a peer group of leading U.S. based companies (with an emphasis on industrial manufacturing companies), large global operations, a diversified business and/or roughly comparable annual sales and market capitalizations. On at least an annual basis, the Compensation Committee works with its independent consultant, Pearl Meyer, to review the composition of the peer group and determine whether any changes should be made. For fiscal 2021, although the peer group remained at 16 companies, two companies were removed and replaced by two different companies. Howmet Aerospace, a spin-off from the split with Arconic, was removed due to company size. DuPont De Nemours, Inc. was removed due to its primary focus as a chemical company and no longer having an industrial focus. Archer Daniels Midland and Parker-Hannifin were added due to meeting revenue size criteria and having an industrial focus. The table below lists the companies included in the compensation peer group for the fiscal 2021 market analysis process.

Company	Revenue (M)(1)	Market Capitalization (M)(1)	Employees (1)
3M Company	$32,348	$87,384	96,163
Archer Daniels Midland	$64,322	$20,695	38,100
Boeing Company	$70,550	$79,581	161,100
Caterpillar Inc.	$50,969	$62,989	102,300
Cummins Inc.	$22,578	$24,104	61,615
Eaton Corp. plc	$20,874	$33,400	101,000
Emerson Electric Co.	$17,968	$34,074	88,000
General Dynamics Corporation	$38,838	$37,384	102,900
Honeywell International Inc.	$36,288	$100,364	113,000
Illinois Tool Works Inc.	$13,785	$51,597	45,000
Johnson Controls International plc	$23,745	$22,205	104,000
Lockheed Martin Corporation	$61,127	$109,106	110,000
PACCAR Inc.	$24,274	$23,933	27,000
Parker Hannifin	$14,216	$20,297	55,610
United Technologies Corporation(2)	$76,891	$97,757	243,200
Whirlpool Corporation	$19,984	$7,004	77,000
75th Percentile	$53,509	$81,532	105,500
Median	$28,311	$35,729	98,582
25th Percentile	$20,652	$23,501	60,114
Deere & Company	$38,880	$45,494	73,489
Deere Percentile	67th	57th	32nd
(1)	Reflects data based on the last twelve months of data as of April 30, 2020 per S&P Capital IQ.
(2)	Financials reflective of United Technologies prior to completion of mergers/spin-offs on 4/3/2020. The company retained Raytheon after the completion of the transaction.

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Compensation Methodology and Process

Compensation paid by our compensation peer group is representative of the compensation we believe is required to attract, retain, and motivate executive talent. The Committee, in consultation with Pearl Meyer, periodically reviews the compensation peer group to confirm that it remains an appropriate point of reference for NEO compensation.

PERFORMANCE PEER GROUP

The relative performance metrics of TSR and revenue are measured against a peer group comprised of a subset of the S&P 500 Industrials. The peer group is developed by starting with the S&P 500 Industrials and then removing companies that are not manufacturing and/or related to the agricultural or construction cycles. Industries removed include Air Freight & Logistics, Airlines, Commercial Services & Supplies, Professional Services, Trading Companies & Distributors. Within the relevant industries, qualitative discretion was applied to determine suitability and maintain consistency. Companies with significant U.S. government revenue are excluded since stock price and revenue are significantly driven by government actions. The performance peer group for the performance period ending in fiscal 2021 included the 39 companies listed below.

Diversified Industrials	Electrical & Automation
3M Company	Acuity Brands, Inc.
General Electric Company	AMETEK, Inc.
Honeywell International Inc.	Eaton Corporation plc
Roper Technologies, Inc.	Emerson Electric Co.
Rockwell Automation Inc.
Aerospace & Defense	Machinery
Howmet Aerospace	Caterpillar Inc.
(formerly Arconic, Inc.)	Cummins Inc.
Textron Inc.	Dover Corporation
The Boeing Company	Flowserve Corporation
TransDigm Group Incorporated	Fortive Corporation
Raytheon Technologies Corporation	Illinois Tool Works Inc.
(formerly United Technologies Corp.)	Ingersoll-Rand Plc
PACCAR Inc
Parker-Hannifin Corporation
Pentair plc
Snap-on Incorporated
Xylem Inc.
Road & Rail	Construction & Engineering
CSX Corporation	Fluor Corporation
J.B. Hunt Transport Services, Inc.	Jacobs Engineering Group Inc.
Kansas City Southern	Quanta Services, Inc.
Norfolk Southern Corporation
Ryder System, Inc.
Union Pacific Corporation
Building Products
Allegion plc
Fortune Brands Home & Security, Inc.
Johnson Controls International plc
Masco Corporation

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Risk Assessment of Compensation Policies and Practices

Risk Assessment of Compensation Policies and Practices

As shown in the adjacent diagram, management conducted a comprehensive risk assessment of Deere’s compensation policies and practices, as we have done each year since 2010.

The inquiries in the risk assessment questionnaire focus on: pay-for-performance comparison against our compensation peer group, balance of compensation components, program design and pay leverage, program governance, and factors that mitigate program risks.

Based on its most recent review, the Risk Assessment Team concluded that Deere’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Committee, along with its independent compensation consultant, reviewed the risk assessment and concurred with that conclusion. The Committee believes the following key factors support the Risk Assessment Team’s conclusion:

—	The performance metrics for our STI and LTIC incentive plans are based on enterprise publicly reported metrics with only minor adjustments and are subject to internal audit and outside consultant review and audit
—	The metrics for our STI and LTIC compensation and the related potential payouts are capped to reduce the risk that executives might be motivated to attain excessively high “stretch” goals to maximize payouts

In addition, Deere maintains stock ownership requirements that are designed to motivate our management team to focus on Deere’s long-term sustainable growth, a Recoupment Policy designed to prevent misconduct relating to financial reporting and anti-hedging and anti-pledging policies designed to prevent speculation in Deere securities. The Committee and management also have the ability to use negative discretion to determine appropriate payouts for formula-based awards.

Convened a Risk Assessment Team comprised of management personnel representing relevant areas of oversight.

Completed an inventory of Deere’s compensation programs globally for both executive and non-executive employees.

Updated our existing detailed risk assessment questionnaire to take into account any relevant changes in our compensation structure or philosophy.

Applied the updated questionnaire to the compensation programs that, due to their size, potential payout, or structure, could have a material adverse effect on Deere.

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Compensation Committee Report

The reports of the Compensation Committee and the Audit Review Committee that follow do not constitute soliciting material and will not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these statutes.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with Deere’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Deere’s Proxy Statement.

Dmitri L. Stockton, Chair
Leanne G. Caret
Tamra A. Erwin
Charles O. Holliday, Jr.
Dipak C. Jain
Michael O. Johanns

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Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for fiscal 2021. Fiscal 2021 is the first year Marc A. Howze met the criteria for inclusion. Therefore, data for only fiscal year 2021 is included for Mr. Howze. For fiscal 2019, John C. May held the role of Chief Operating Officer. He was promoted to CEO on November 4, 2019 and elected as Chairman of the Board on May 1, 2020.

FISCAL 2021 SUMMARY COMPENSATION TABLE

Name and Position	Fiscal Year	Salary(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
John C. May(1) Chairman and Chief Executive Officer	2021	$1,429,174	$5,991,488	$3,298,699	$8,055,803	$741,736	$395,926	$19,912,826
	2020	$1,199,245	$6,878,173	$2,624,979	$3,741,252	$834,610	$310,125	$15,588,384
	2019	$889,760	$1,876,726	$655,191	$1,421,607	$970,162	$192,246	$6,005,692
Ryan D. Campbell Senior Vice President and Chief Financial Officer	2021	$837,469	$1,482,168	$816,236	$3,178,588	$288,384	$146,883	$6,749,728
	2020	$671,859	$1,727,552	$659,263	$2,179,082	$293,654	$85,601	$5,617,011
	2019	$486,928	$414,755	$144,873	$538,736	$266,736	$68,954	$1,920,982
Marc A. Howze Group President, Lifecycle Solutions and Chief Administrative Officer	2021	$799,530	$1,482,168	$816,236	$3,112,127	$420,001	$162,946	$6,793,008

Rajesh Kalathur President, John Deere Financial and Chief Information Officer	2021	$818,855	$1,197,049	$659,263	$3,145,980	$330,179	$156,649	$6,307,975
	2020	$790,894	$1,891,788	$722,062	$2,323,388	$658,772	$125,737	$6,512,641
	2019	$721,732	$1,798,637	$627,860	$1,266,043	$872,056	$151,131	$5,437,459
Cory J. Reed President, Worldwide Agriculture & Turf Division, Production & Precision Agriculture, Americas and Australia	2021	$806,905	$1,311,195	$722,065	$3,125,046	$318,543	$152,846	$6,436,600
	2020	$765,695	$1,809,670	$690,680	$2,292,839	$521,036	$112,749	$6,192,669
	2019	$669,999	$1,798,637	$627,860	$1,230,497	$640,851	$124,079	$5,091,923
(1)	For fiscal 2019, John C. May held the role of Chief Operating Officer. He was promoted to CEO on November 4, 2019 and elected as Chairman of the Board on May 1, 2020. Compensation reflects the change in responsibilities for the roles listed.
(2)	Includes amounts deferred by the NEO under the John Deere Voluntary Deferred Compensation Plan. Salary amounts deferred in fiscal 2021 are included in the first column of the Fiscal 2021 Nonqualified Deferred Compensation Table.
(3)	Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 23, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2021 (“2020 Form 10-K”). For PSUs, the value at the grant date is based upon a target payout of the performance metric over the three-year performance period. If the highest level of payout were achieved, the value of the PSU awards as of the grant date would be as follows: $7,270,659 (May), $1,798,744 (Campbell), $1,798,744 (Howze), $1,452,756 (Kalathur), and $1,591,347 (Reed). RSUs will vest three years after the grant date, at which time they may be settled in Deere common stock. Refer to the Fiscal 2021 Grants of Plan-Based Awards table and footnote (7) thereto for a detailed description of the grant date fair value of stock awards.
(4)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. The assumptions made in valuing option awards reported in this column and a more detailed discussion of the binomial lattice option pricing model appear in Note 23, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC in the 2021 Form 10-K. Refer to the Fiscal 2021 Grants of Plan-Based Awards table and footnote (7) for a detailed description of the grant date fair value of option awards.

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(5)	Non-equity incentive plan compensation includes cash awards under the STI and LTIC plans. Cash awards earned under the STI and LTIC plans for the performance period ended in fiscal 2021 were paid to the NEOs on December 15, 2021, unless deferred under the Voluntary Deferred Compensation Plan. Deferred STI and LTIC amounts are included in the first column of the Fiscal 2021 Nonqualified Deferred Compensation Table.

The following table shows the awards earned under the STI and LTIC plans during fiscal 2021:

	STI (a)			LTIC (b)
Name	Target Award as % of Salary	Actual Performance as % of Target	Award Amount	Target Award as % of Median Salary	Actual Performance as % of Target	Award Amount	Total Non-Equity Incentive Plan Compensation
John C. May	160%	175.2%	$4,005,803	135%	200.0%	$4,050,000	$8,055,803
Ryan D. Campbell	100%	175.2%	$1,467,078	105%	200.0%	$1,711,510	$3,178,588
Marc A. Howze	100%	175.2%	$1,400,617	105%	200.0%	$1,711,510	$3,112,127
Rajesh Kalathur	100%	175.2%	$1,434,470	105%	200.0%	$1,711,510	$3,145,980
Cory J. Reed	100%	175.2%	$1,413,536	105%	200.0%	$1,711,510	$3,125,046
(a)	Based on actual performance, as discussed in the CD&A under “Fiscal 2021 Performance Results and Payout Amounts” in the STI section, the NEOs earned an STI award equal to 175% of the target opportunity.
(b)	Based on actual performance, as discussed in the CD&A under “Fiscal 2021 Performance Results for LTIC,” the NEOs earned an LTIC award equal to 200% of the target opportunity.
(6)	The total amount reported represents the change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans year over year. The pension value calculations include the same assumptions as used in the pension plan valuations for financial reporting purposes. For more information on the assumptions, see footnote (4) under the Fiscal 2021 Pension Benefits Table. No NEO earned above market interest on deferred compensation during fiscal 2021.
(7)	The following table provides details about each component of the “All Other Compensation” column in the Fiscal 2021 Summary Compensation Table:
Name	Personal Use of Company Aircraft (a)	Financial Planning (b)	Misc Perquisites (c)	Company Contributions to Defined Contribution Plans (d)	Total All Other Compensation
John C. May	$80,707	$0	$2,257	$312,962	$395,926
Ryan D. Campbell	$0	$0	$531	$146,352	$146,883
Marc A. Howze	$0	$10,000	$2,268	$150,678	$162,946
Rajesh Kalathur	$0	$0	$756	$155,893	$156,649
Cory J. Reed	$0	$0	$531	$152,315	$152,846
(a)	Per IRS regulations, the NEOs recognize imputed income on the personal use of Deere’s aircraft. For SEC disclosure purposes, the cost of personal use of Deere’s aircraft is calculated based on the incremental cost to Deere. To determine the incremental cost, we calculate the variable costs for fuel on a per-mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees, and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs, are excluded. Mr. May’s personal usage of company aircraft in fiscal 2021 amounted to approximately 36 hours of travel, which represents less than 2.0% of the total hours flown by company aircraft.
(b)	This column contains amounts Deere paid for financial planning assistance to the NEOs. Each year, the CEO may receive up to $15,000 of assistance and the other NEOs may receive up to $10,000.
(c)	Miscellaneous perquisites include spousal attendance at company events, excess liability premiums, and travel costs associated with annual physicals. NEOs are provided healthcare plans consistent with salary employees.
(d)	Deere makes contributions to the John Deere Savings and Investment Plan for all eligible employees. Deere also credits contributions to the John Deere Defined Contribution Restoration Plan for employees whose earnings exceed relevant IRS limits.

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The following table provides additional information regarding fiscal 2021 grants of RSU, PSU, and stock option awards under the John Deere 2020 Equity & Incentive Plan and the potential range of awards that were approved in fiscal 2021 under the STI and LTIC plans for payout in future years. These awards are further described in the CD&A under “Direct Compensation Elements.”

FISCAL 2021 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards (7)
Name	Grant Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum
John C. May	12/1/20-STI	$-	$2,286,678	$4,573,356	-	-	-	-	-	$-	$-
	12/1/20-LTIC	$1,100	$1,929,385	$3,858,770	-	-	-	-	-	$-	$-
	12/9/20	$-	$-	$-	-	-	-	9,246	-	$-	$2,356,158
	12/9/20	$-	$-	$-	3,698	14,794	29,588	-	-	$-	$3,635,330
	12/9/20	$-	$-	$-	-	-	-	-	52,578	$254.83	$3,298,699
		$1,100	$4,216,063	$8,432,126	3,698	14,794	29,588	9,246	52,578	$-	$9,290,187
Ryan D. Campbell	12/1/20-STI	$-	$837,469	$1,674,938	-	-	-	-	-	$-	$-
	12/1/20-LTIC	$400	$879,342	$1,758,684	-	-	-	-	-	$-	$-
	12/9/20	$-	$-	$-	-	-	-	2,287	-	$-	$582,796
	12/9/20	$-	$-	$-	915	3,660	7,320	-	-	$-	$899,372
	12/9/20	$-	$-	$-	-	-	-	-	13,010	$254.83	$816,236
		$400	$1,716,811	$3,433,622	915	3,660	7,320	2,287	13,010	$-	$2,298,404
Marc A. Howze	12/1/20-STI	$-	$799,530	$1,599,060	-	-	-	-	-	$-	$-
	12/1/20-LTIC	$400	$839,507	$1,679,014	-	-	-	-	-	$-	$-
	12/9/20	$-	$-	$-	-	-	-	2,287	-	$-	$582,796
	12/9/20	$-	$-	$-	915	3,660	7,320	-	-	$-	$899,372
	12/9/20	$-	$-	$-	-	-	-	-	13,010	$254.83	$816,236
		$400	$1,639,037	$3,278,074	915	3,660	7,320	2,287	13,010	$-	$2,298,404
Rajesh Kalathur	12/1/20-STI	$-	$818,855	$1,637,710	-	-	-	-	-	$-	$-
	12/1/20-LTIC	$400	$859,798	$1,719,596	-	-	-	-	-	$-	$-
	12/9/20	$-	$-	$-	-	-	-	1,847	-	$-	$470,671
	12/9/20	$-	$-	$-	739	2,956	5,912	-	-	$-	$726,378
	12/9/20	$-	$-	$-	-	-	-	-	10,508	$254.83	$659,263
		$400	$1,678,653	$3,357,306	739	2,956	5,912	1,847	10,508	$-	$1,856,312
Cory J. Reed	12/1/20-STI	$-	$806,905	$1,613,810	-	-	-	-	-	$-	$-
	12/1/20-LTIC	$400	$847,250	$1,694,500	-	-	-	-	-	$-	$-
	12/9/20	$-	$-	$-	-	-	-	2,023	-	$-	$515,521
	12/9/20	$-	$-	$-	809	3,238	6,476	-	-	$-	$795,674
	12/9/20	$-	$-	$-	-	-	-	-	11,509	$254.83	$722,065
		$400	$1,654,155	$3,308,310	809	3,238	6,476	2,023	11,509	$-	$2,033,260
(1)	For the non-equity incentive plan awards, the grant date is the date the Committee approved the range of estimated potential future payouts for the performance periods noted under footnote (2) below. For equity awards, the grant date is seven calendar days after the first regularly scheduled Board meeting of the fiscal year.
(2)	These columns show the range of potential payouts under the STI and LTIC plans. The performance period for STI in this table covers fiscal 2021. For actual performance between threshold, target, and maximum, the earned STI award will be prorated.
The range of the LTIC award covers the three-year performance period beginning in fiscal 2021 and ending in fiscal 2023. Awards will not be paid unless Deere generates at least $5 million of SVA for the performance period. The target LTIC award will be earned if $5,250 million or more of SVA is accumulated and the maximum LTIC award will be earned if $10,500 million or more of SVA is accumulated during the performance period. The LTIC award will be adjusted based on Deere’s TSR for the performance period relative to the Performance Peer Group: (i) a reduction up to 25% will be applied if the ranking is below the 50th percentile or (ii) an increase up to 25% will be applied if the ranking is above the 50th percentile. The actual LTIC award payout will depend on Deere’s actual SVA performance, Deere’s relative TSR performance, and the eligible earnings of the NEOs for fiscal 2023.

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(3)	Represents the potential payout range of PSUs granted in December 2020. The number of shares that vest is based solely on revenue growth performance relative to the Performance Peer Group. At the end of the three-year performance period, the actual award, delivered as Deere common stock, can range from 0% to 200% of the original grant.
(4)	Represents the number of RSUs granted in December 2020. RSUs will vest three years after the grant date, at which time they will be settled in Deere common stock. Prior to settlement, RSUs earn dividend equivalents in cash at the same time as dividends are paid on Deere’s common stock.
(5)	Represents the number of options granted in December 2020. These options vest in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(6)	The exercise price is the closing price of Deere common stock on the NYSE on the grant date.
(7)	Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2021 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For RSUs, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price in footnote (6) for stock options). For options, the fair value on the grant date was $62.74, which was calculated using the binomial lattice option pricing model. The grant date fair value of the PSUs assuming a target payout of the revenue growth metric was $245.73 based on the market price of a share of underlying common stock, excluding dividends.

For additional information on the valuation assumptions, refer to Note 23, “Stock Option and Restricted Stock Awards,” of Deere’s consolidated financial statements filed with the SEC in the 2021 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

The following table itemizes outstanding options, RSUs, and PSUs held by the NEOs:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Market Value of Unexercised Options(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested(4)	Market Value of Shares or Units of Stock That Have Not Vested(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units or Other Rights That Have Not Vested(7)
John C. May	12/12/18	-	4,605	$148.14	$894,153	12/12/28	3,159	$1,081,357	10,108	$3,460,069
	12/11/19	-	48,362	$169.70	$8,347,765	12/11/29	11,048	$3,781,841	35,356	$12,102,712
	12/9/20	-	52,578	$254.83	$4,599,523	12/9/30	9,246	$3,164,998	29,588	$10,128,268
		-	105,545		$13,841,441		23,453	$8,028,196	75,052	$25,691,049
Ryan D. Campbell	12/12/18	-	1,019	$148.14	$197,859	12/12/28	698	$238,932	2,234	$764,721
	12/11/19	-	12,146	$169.70	$2,096,521	12/11/29	2,775	$949,910	8,880	$3,039,713
	12/9/20	-	13,010	$254.83	$1,138,115	12/9/30	2,287	$782,863	7,320	$2,505,709
		-	26,175		$3,432,495		5,760	$1,971,705	18,434	$6,310,143
Marc A. Howze	12/13/17	8,039	-	$151.95	$1,530,304	12/13/27	-	$-	-	$-
	12/12/18	4,478	2,412	$148.14	$1,337,831	12/12/28	2,915	$997,834	9,688	$3,316,299
	12/11/19	3,277	8,155	$169.70	$1,973,278	12/11/29	2,798	$957,783	9,302	$3,184,168
	12/9/20	-	10,095	$254.83	$883,111	12/9/30	2,287	$782,863	7,320	$2,505,709
		15,794	20,662		$5,724,524		8,000	$2,738,480	26,310	$9,006,176

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	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units, or Other Rights That Have Not Vested (7)
Rajesh Kalathur	12/9/15	32,391	-	$79.24	$8,521,100	12/9/25	-	$-	-	$-
	12/14/16	24,580	-	$100.55	$5,942,461	12/14/26	-	$-	-	$-
	12/13/17	15,379	-	$151.95	$2,927,546	12/13/27	-	$-	-	$-
	12/12/18	8,957	4,413	$148.14	$2,596,053	12/12/28	3,027	$1,036,172	9,688	$3,316,299
	12/11/19	6,853	13,303	$169.70	$3,479,127	12/11/29	3,039	$1,040,280	9,724	$3,328,622
	12/9/20	-	10,508	$254.83	$919,240	12/9/30	1,847	$632,247	5,912	$2,023,737
		88,160	28,224		$24,385,527		7,913	$2,708,699	25,324	$8,668,658
Cory J. Reed	12/13/17	14,680	-	$151.95	$2,794,485	12/13/27	-	$-	-	$-
	12/12/18	8,957	4,413	$148.14	$2,596,053	12/12/28	3,027	$1,036,172	9,688	$3,316,299
	12/11/19	6,555	12,725	$169.70	$3,327,921	12/11/29	2,907	$995,095	9,302	$3,184,168
	12/9/20	-	11,509	$254.83	$1,006,807	12/9/30	2,023	$692,493	6,476	$2,216,800
		30,192	28,647		$9,725,266		7,957	$2,723,760	25,466	$8,717,267
(1)	Options become vested and exercisable in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(2)	The amount shown represents the number of options that have not been exercised (vested and unvested) multiplied by the difference between the closing price for Deere common stock on the NYSE as of October 31, 2021, which was $342.31, and the option exercise price. No options were underwater as of October 31, 2021.
(3)	Options expire 10 years from the grant date.
(4)	RSUs vest three years after the grant date, at which time they are settled in Deere common stock.
(5)	The amount shown represents the number of RSUs that have not vested multiplied by the closing price for Deere common stock on the NYSE as of October 31, 2021, which was $342.31.
(6)	For PSUs granted in fiscal 2019, the three-year performance period ended on October 31, 2021. The final payout determination was made by the Committee in December 2021 and was settled in Deere common stock on December 12, 2021 (the third anniversary of the grant date). As discussed in the CD&A under “Performance Period 2019-2021 PSUs,” the final payout under the award was based on revenue growth relative to the Performance Peer Group and was equal to 200% of the target opportunity. For the PSUs granted in fiscal years 2020 and 2021, the amount shown represents estimated achievement of the PSUs granted relative to the Performance Peer Group, assuming truncated performance measurement periods. The final number of shares earned, if any, for the 2020 and 2021 PSUs granted will be based upon performance as determined by revenue growth relative to the peer group at the end of the applicable performance period.
PSU Grant Date	December 11, 2019	December 9, 2020
Truncated performance period	11/1/2019-10/31/2021	11/1/2020-10/31/2021
Actual performance period ending date	10/31/2022	10/31/2023
Payout of shares (as a % of target) based on revenue growth	200%	200%
(7)	The amount shown represents the number of PSUs described in footnote (6) to this table multiplied by the closing price for Deere common stock on the NYSE as of NYSE as of October 31, 2021, which was $342.31.

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FISCAL 2021 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and vesting of RSUs and PSUs during fiscal 2021. These options and stock awards were granted in prior fiscal years and are not related to performance solely in fiscal 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
John C. May	39,336	$7,735,570	11,857	$3,032,665
Ryan D. Campbell	26,446	$4,970,079	2,859	$731,246
Marc A. Howze	49,859	$9,683,771	12,385	$3,168,385
Rajesh Kalathur	71,969	$15,343,079	11,857	$3,032,665
Cory J. Reed	6,188	$1,760,177	11,316	$2,894,293
(1)	Represents the total number of shares that were exercised before any withholding of shares to pay the exercise price and taxes.
(2)	Value realized on exercise is based on the market price upon exercise minus the exercise price (the grant price).
(3)	Represents the number of RSUs and PSUs that vested during fiscal 2021. RSUs include shares granted in fiscal 2018 as well as accelerated vesting of shares to satisfy tax withholding requirements.
The three-year performance period for PSUs granted in fiscal 2018, ended on October 31, 2020, and vested on December 13, 2020. The final payout determination, made by the Committee in December 2020, reflects revenue growth comparable to the 84th percentile of the Performance Peer Group. Accordingly, the resulting payout of PSUs was equal to 200% of the target award.
The following table shows the number of RSUs and PSUs that vested during fiscal 2021:
Name	RSUs	PSUs
John C. May	2,823	9,034
Ryan D. Campbell	681	2,178
Marc A. Howze	2,941	9,444
Rajesh Kalathur	2,823	9,034
Cory J. Reed	2,694	8,622
(4)	Represents the number of RSUs and PSUs vested multiplied by the closing price of Deere common stock on the NYSE as of the vesting date.

Pension Benefits

The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan called the John Deere Pension Plan for Salaried Employees (the “Salaried Plan”) and two nonqualified pension plans called the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

SALARIED PLAN

The Salaried Plan is a qualified plan subject to certain IRS limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Deere makes contributions to and benefits are paid from a tax-exempt pension trust. Pension benefits provided by the Salaried Plan are summarized on the following page.

“Career Average Pay” is used in computing retirement benefits. Career Average Pay is calculated using salary plus STI (up to IRS limits). Deere makes additional contributions to the 401(k) retirement savings accounts of salaried employees participating in this option.

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The formula for calculating benefits is:

Career Average Pay	×	Years of Service	×	1.5%

Early retirement eligibility is the earlier of:

1. Age 55 with 10 or more years of service; or

2. Age 65 with five or more years of service

Pension payments are reduced by 4% for each year the employee is under the unreduced benefits age upon retirement. Mr. Howze is the only NEO currently eligible to retire early with reduced benefits.

Eligibility to retire with unreduced benefits occurs at age 67.

SENIOR SUPPLEMENTARY PLAN

The Senior Supplementary Plan is an unfunded, nonqualified excess defined benefit plan that provides additional pension benefits in an amount comparable to those the participant would have received under the Salaried Plan in the absence of IRS limitations. Benefit payments for the Senior Supplementary Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection.

The Senior Supplementary Plan uses the same formula as the Salaried Plan to calculate the benefit payable, except that eligible earnings include only amounts above qualified plan IRS limits.

DEERE SUPPLEMENTAL PLAN

The Deere Supplemental Plan is an unfunded, nonqualified supplemental retirement plan for certain employees, including all the NEOs. Benefit payments for the Deere Supplemental Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection. The Deere Supplemental Plan was closed to new participants effective November 1, 2014, although benefits will continue to accrue for employees who were already participating in the plan as of that date.

The formula for calculating benefits is:

Career Average Pay	×	Years of Service (at grade 13 and above since January 1, 1997)	×	0.5%

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FISCAL 2021 PENSION BENEFITS TABLE

Name	Plan Name (1)	Assumed Retirement Age (2)	Number of Years of Credited Service (3)	Present Value of Accumulated Benefit (4)
John C. May	Salaried Plan	65	24.6	$784,444
	Supplementary Plan	65	24.6	$2,432,682
	Supplemental Plan	65	20.8	$982,496
	TOTAL			$4,199,622
Ryan D. Campbell	Salaried Plan	65	14.0	$425,829
	Supplementary Plan	65	14.0	$515,113
	Supplemental Plan	65	9.8	$254,528
	TOTAL			$1,195,470
Marc A. Howze	Salaried Plan	65	20.5	$789,036
	Supplementary Plan	65	20.5	$1,491,663
	Supplemental Plan	65	15.8	$629,483
	TOTAL			$2,910,182
Rajesh Kalathur	Salaried Plan	65	24.4	$758,817
	Supplementary Plan	65	24.4	$1,951,800
	Supplemental Plan	65	15.8	$635,631
	TOTAL			$3,346,248
Cory J. Reed	Salaried Plan	65	23.4	$671,402
	Supplementary Plan	65	23.4	$1,217,143
	Supplemental Plan	65	16.5	$493,205
	TOTAL			$2,381,750
(1)	Benefits are provided under the Salaried Plan, the Senior Supplementary Plan, and the Deere Supplemental Plan.
(2)	The assumed retirement age is the earliest age at which the NEO could retire without any benefit reduction due to age, or, if earlier, normal retirement age.
(3)	Years and months of service credit under each plan as of October 31, 2021. The years of credited service are equal to years of eligible service with Deere for the Salaried and Senior Supplementary Plan. Service credit under the Deere Supplemental Plan has been based on service at grade 13 or above since January 1, 1997.
(4)	The actuarial present value of the accumulated benefit is shown as of October 31, 2021, and is provided as a straight-life annuity for the qualified pension plan and a lump sum for nonqualified pension plan benefits. Pension benefits are not reduced for any social security benefits or other offset amounts an NEO may receive.
The actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount that, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Actual benefit present values will vary from these estimates depending on many factors, including actual retirement age.
The following assumptions were used to calculate the present value of the accumulated benefit:
	–	Each of the NEOs continues as an executive until the earliest age at which he could retire without any benefit reduction due to age or normal retirement age, whichever is earlier, as defined in the Salaried Plan.
	–	Other assumptions relate to those used for financial accounting:
		●	Present value amounts were determined based on financial accounting discount rates equal to 3.08% for the Salaried Plan, 2.51% for the Senior Supplementary Plan, and 2.25% for the Deere Supplemental Plan.
		●	Benefits subject to a lump sum distribution were determined using an interest rate of 1.93%.
		●	The mortality table used for the Salaried Plan was the PRI2012WC table (with mortality projection scale MP 2021, as published by the Society of Actuaries), and the mortality table used for the Supplementary and Deere Supplemental Plans was the 2022 417 (e) table, as published by the IRS.
		●	Pensionable earnings are calculated for the most recently completed fiscal year using base pay as an estimate (assuming one base pay increase of 3.5% – 4.5%, depending on age), with no future increase, and the STI bonus at target. Pensionable earnings for prior years are calculated based on actual base pay and actual STI earned for prior years.

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Nonqualified Deferred Compensation

The Fiscal 2021 Nonqualified Deferred Compensation Table below shows information about three programs:

(1) the John Deere Voluntary Deferred Compensation Plan (“Deferred Plan”), a nonqualified deferred compensation plan;

(2) the John Deere Defined Contribution Restoration Plan (DCRP), a nonqualified savings plan; and

(3) deferred RSUs.

DEFERRED PLAN

Under the Deferred Plan, up to 70% of base salary can be deferred while STI and LTIC awards can be deferred up to 95%.

NEOs must elect to defer salary before the beginning of the calendar year in which deferral occurs. An election to defer STI must be made before the beginning of the fiscal year upon which the award is based. An election to defer LTIC must be made before the close of the fiscal year preceding the calendar year of payment. Participants may elect to receive the deferred funds in a lump sum or in equal annual installments, but distribution must be completed within 10 years following retirement. All deferral elections and associated distribution schedules are irrevocable. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

The investment options under the Deferred Plan parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Deferred Plan participants cannot earn above-market interest on new deferrals.

DCRP

The DCRP is designed to allow executives to defer employee contributions and receive employer matching contributions on up to 6% of eligible earnings that are otherwise limited by tax regulations. For DCRP purposes, eligible earnings include base salary, STI, and commission compensation (none of the NEOs receives commission compensation). The DCRP deferral percentage selected by the employee by October 31 each year is used during the following calendar year to calculate the DCRP employee contribution. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

Until November 1, 2015, two investment options were available under the DCRP. The only option held by any of the NEOs is the S&P 500 Index for the prior month. During fiscal 2021, the annualized rate of return under the S&P 500 Index for the prior month was as follows:

EARNINGS FOR DCRP

S&P 500 Index
November 2020	18.96%
December 2020	45.73%
January 2021	49.47%
February 2021	31.97%
March 2021	28.37%
April 2021	8.37%
May 2021	70.78%
June 2021	7.73%
July 2021	20.34%
August 2021	35.45%
September 2021	24.74%
October 2021	-2.19%

Distribution options under the DCRP consist of a lump-sum distribution one year following the date of separation, or, in the case of retirement, five annual installments beginning one year following the retirement date.

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DEFERRED RESTRICTED STOCK UNITS

For RSUs granted starting in December 2003, NEOs may elect deferral of settlement for a minimum of five years. If a deferral election is made, the RSUs will be settled in shares of Deere common stock five or more years after the originally scheduled conversion date.

Deferred RSUs will not be settled in Deere common stock until either the period elected or the restriction period expires.

FISCAL 2021 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name		Beginning Balance	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Balance at Last FYE (4)
John C. May	Deferred Plan	$67,149	$-	$-	$28,841	$95,990
	DCRP Plan	$2,395,840	$199,497	$284,462	$927,512	$3,807,311
	TOTAL	$2,462,989	$199,497	$284,462	$956,353	$3,903,301
Ryan D. Campbell	DCRP Plan	$391,968	$82,018	$117,852	$151,440	$743,278
	TOTAL	$391,968	$82,018	$117,852	$151,440	$743,278
Marc A. Howze	DCRP Plan	$1,413,201	$85,874	$122,178	$372,666	$1,993,919
	TOTAL	$1,413,201	$85,874	$122,178	$372,666	$1,993,919
Rajesh Kalathur	DCRP Plan	$2,328,898	$89,559	$127,393	$937,143	$3,482,993
	TOTAL	$2,328,898	$89,559	$127,393	$937,143	$3,482,993
Cory J. Reed	Deferred Plan	$124,704	$229,284	$-	$68,515	$422,503
	DCRP Plan	$1,290,809	$87,009	$123,815	$495,429	$1,997,062
	TOTAL	$1,415,513	$316,293	$123,815	$563,944	$2,419,565
(1)	The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2021 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	The amounts in this column associated with the DCRP represent Deere’s contributions during the fiscal year as included in the Fiscal 2021 Summary Compensation Table under the “All Other Compensation” column. The amounts in this column associated with deferred RSUs represent RSUs that vested in the current fiscal year, but have not been converted into Deere common stock and are included in the Fiscal 2021 Option Exercises and Stock Vested table under the column “Value Realized on Vesting.”
(3)	For rates of return on account balances under the Deferred Plan and DCRP, see the applicable earnings charts in the narrative preceding this table. For the deferred RSU accounts, the earnings represent the change in the intrinsic value of the RSUs.
(4)	Of the aggregate balance, the following amounts were reported as compensation in the Summary Compensation Table in prior years: $631,321 (May); $105,184 (Campbell); N/A (Howze); $896,156 (Kalathur); $193,556 (Reed).

Fiscal 2021 Potential Payments upon Change in Control

The Change in Control (CIC) Program includes a “double trigger” approach, under which participants will receive severance benefits only if both a change in control and qualifying termination occur. A “qualifying termination” is either:

—	Deere’s termination of an executive’s employment within the six months preceding or the 24 months following a change in control for reasons other than death, disability, or “cause” (defined as an executive’s willful and continued nonperformance of duties after written demand; willful conduct that is demonstrably and materially injurious to Deere; or illegal activity); or
—	An executive’s termination of his or her own employment for “good reason” (defined as material reductions or alterations in an executive’s authority, duties, or responsibilities; change in office location of at least 50 miles from the executive’s current residence; material reductions in an executive’s participation in certain Deere compensation plans; or certain other breaches of the covenants in the CIC Program) within 24 months following a change in control.

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The CIC Program defines the following as “change in control” events:

—	Any “person,” as defined in the Securities Exchange Act of 1934 (with certain exceptions), acquires 30% or more of Deere’s voting securities;
—	A majority of Deere’s directors are replaced without the approval of at least two-thirds of the existing directors or directors previously approved by the then-existing directors;
—	Any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or
—	Deere is completely liquidated or all, or substantially all, of Deere’s assets are sold or disposed.

Benefits provided under the CIC program and other benefit plans are described in the footnotes to the following table. Although not reflected in the table, the CIC Program provides that Deere will pay the executive’s reasonable legal fees and expenses if the executive must enforce the program terms. Under the CIC Program, the executive agrees: (a) not to disclose or use for his or her own purposes confidential and proprietary Deere information and (b) for a period of two years following termination of employment, not to induce Deere employees to leave Deere or to interfere with Deere’s business.

In addition, the John Deere Omnibus Equity and Incentive Plan (Omnibus Plan), the John Deere 2020 Equity and Incentive Plan, the LTIC plan, and the Deferred Plan each contain change in control provisions that may trigger payments. Under the Omnibus Plan and John Deere 2020 Equity and Incentive Plan, unless the Board or the Committee determines otherwise, all then-outstanding equity awards would vest and restriction periods would end only if there is both a change in control and a qualifying termination. All outstanding RSUs would be cashed out as of the date of the change in control and the executive would have the right to exercise all outstanding options. Unvested PSUs are cashed out at a target award level and the change of control price described in the Omnibus Plan and John Deere 2020 Equity and Incentive Plan. Such potential payments are disclosed in the following table adjacent to “Change in Control and Qualifying Termination.” The LTIC plan provides for payment upon a change in control based on actual performance results to date for all performance periods then in progress. Under the Deferred Plan, in the event of certain changes in control, the Committee may elect to terminate the plan within 12 months and distribute all account balances or the Committee may decide to keep the Deferred Plan in effect and modify it to reflect the impact of the change in control.

The following table includes estimated potential payments that would have been due to each NEO if a change in control event had occurred and, if applicable, the NEO experienced a qualifying termination as of the end of fiscal 2021. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount each NEO would receive if a change in control occurred. The payments listed represent the incremental amounts due to NEOs beyond what the NEOs would have received without the change in control. Not included in this table are the following payments to which the NEOs are already entitled and which are reported elsewhere in this Proxy Statement:

—	Amounts already earned under the STI and LTIC plans (reported in the Fiscal 2021 Summary Compensation Table)
—	The exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal 2021 Year-End table)
—	Distribution of nonqualified deferred compensation (reported in the Fiscal 2021 Nonqualified Deferred Compensation Table)

67    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Executive Compensation Tables

Name	Salary (1)	STI (2)	LTIC (3)	Stock Awards (4)	Stock Options (5)	Welfare Benefits (6)	Defined Contribution Plans (7)	Total Payments (8)
John C. May
–Change in Control only	$—	$—	$5,165,015	$—	$—	$—	$—	$5,165,015
–Change in Control and Qualifying Termination	$4,350,024	$6,860,035	$5,165,015	$20,873,721	$13,841,441	$58,378	$312,962	$51,461,576
Ryan D. Campbell
–Change in Control only	$—	$—	$2,182,710	$—	$—	$—	$—	$2,182,710
–Change in Control and Qualifying Termination	$1,703,328	$1,674,938	$2,182,710	$5,126,777	$3,432,495	$33,886	$146,352	$14,300,486
Marc A. Howze
–Change in Control only	$—	$—	$2,182,710	$—	$—	$—	$—	$2,182,710
–Change in Control and Qualifying Termination	$1,605,432	$1,599,060	$2,182,710	$4,503,088	$—	$37,311	$150,678	$10,078,279
Rajesh Kalathur
–Change in Control only	$—	$—	$2,182,710	$—	$—	$—	$—	$2,182,710
–Change in Control and Qualifying Termination	$1,641,696	$1,637,710	$2,182,710	$7,043,028	$4,072,343	$35,224	$155,893	$16,768,604
Cory J. Reed
–Change in Control only	$—	$—	$2,182,710	$—	$—	$—	$—	$2,182,710
–Change in Control and Qualifying Termination	$1,620,240	$1,613,810	$2,182,710	$7,082,394	$4,060,141	$34,915	$152,315	$16,746,525
(1)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump-sum payment of three times the annual base salary for the CEO and two times annual base salary for senior officers.
(2)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump-sum payment of three times (CEO) and two times (senior officers) the target STI bonus amount for the fiscal year in which the termination occurs. In addition, the NEO is entitled to a prorated STI award for the current year. Since the change in control calculations in this table are made as of the end of the fiscal year, the prorated award for the current year is equal to the STI earned for the current fiscal year as reported in the Fiscal 2021 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table.
(3)	The LTIC plan contains a change in control provision that entitles participants, as of the date of a change in control, to a lump-sum LTIC payment based on actual performance results to date for all performance periods then in progress. The payout for the three-year performance period ended with fiscal 2021 is reported in the Fiscal 2021 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table. For each of the NEOs, the amount shown in this table represents the payout for the two remaining performance periods.
(4)	Vesting of RSUs and PSUs does not accelerate unless there is both a change in control and a qualifying termination. In such cases, the vesting and restriction requirements no longer apply. Unvested RSUs will be cashed out and unvested PSUs will be cashed out at a target award level.
For purposes of the table, all unvested PSUs and RSUs are valued based on the closing price for Deere common stock on the NYSE as of October 31, 2021, which was $342.31. Mr. Howze is eligible for retirement and all currently unvested RSUs would vest immediately on the date of such event; there is no incremental benefit of the accelerated vesting for this individual. Vested RSUs are not included since they have been earned and are included on the Fiscal 2021 Nonqualified Deferred Compensation Table. Unvested PSUs and RSUs are included in the Outstanding Equity Awards at Fiscal 2021 Year-End table.
(5)	Vesting of outstanding stock options granted after February 24, 2010, does not accelerate in the event of a change in control only. Instead, outstanding stock options will continue to vest over the three-year vesting period, subject to continued employment conditions.
In the event of a change in control and qualifying termination, all outstanding stock options vest and can be exercised immediately. Since Mr. Howze is eligible for retirement and all unvested stock options would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. May, Campbell, Kalathur, and Reed who are not eligible for retirement, the amount represents the number of outstanding, unexercisable options multiplied by the difference between the closing price for Deere common stock on the NYSE as of October 31, 2021, which was $342.31, and the option exercise prices. These amounts are included in the Outstanding Equity Awards at Fiscal 2021 Year-End table.
(6)	In the event of a change in control and qualifying termination, the CIC Program provides for continuation of health care, life, accidental death and dismemberment, and disability insurance for three full years for the CEO and two full years for the senior officers at the same premium cost and coverage. This benefit will be discontinued if the NEO receives similar benefits from a subsequent employer during this three-year period.
(7)	In the event of a change in control and qualifying termination, the CIC Program includes a cash payment equal to Deere’s contributions on behalf of each of the NEOs under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately preceding the change in control).
(8)	The amounts set forth under “Deferred Compensation” and “Accumulated Pension Benefit” in the Termination table would also be payable upon a change in control and qualifying termination.

68    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Executive Compensation Tables

FISCAL 2021 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL

The following table summarizes the estimated payments to be made to the NEOs under our plans or established practices in the event of termination of employment due to death, disability, retirement, termination without cause, termination for cause, or voluntary separation. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amounts the NEOs would receive.

The amounts shown assume the termination event occurred at the end of fiscal 2021 and the NEO was actively employed until that time.

Name	Salary (1)	STI (2)	LTIC (3)	Stock Awards (4)	Stock Options (5)	Deferred Compensation (6)	Accumulated Pension Benefit (7)	Total Payments
John C. May
Death	$-	$4,005,803	$4,050,000	$33,719,247	$13,841,441	$3,903,301	$2,740,109	$62,259,901
Disability	$20,749,258	$4,005,803	$4,050,000	$33,719,247	$13,841,441	$3,903,301	$9,131,906	$89,400,956
Retirement (9)
Termination Without Cause	$1,450,008	$4,005,803	$4,050,000	$-	$-	$3,903,301	$4,990,258	$18,399,370
Termination For Cause	$-	$4,005,803	$4,050,000	$-	$-	$3,903,301	$4,990,258	$16,949,362
Voluntary Separation	$-	$4,005,803	$4,050,000	$-	$-	$3,903,301	$4,990,258	$16,949,362
Ryan D. Campbell
Death	$-	$1,467,078	$1,711,510	$8,281,848	$3,432,495	$743,278	$808,237	$16,444,446
Disability	$12,839,926	$1,467,078	$1,711,510	$8,281,848	$3,432,495	$743,278	$4,261,789	$32,737,924
Retirement (9)
Termination Without Cause	$532,290	$1,467,078	$1,711,510	$-	$-	$743,278	$1,473,686	$5,927,842
Termination For Cause	$-	$1,467,078	$1,711,510	$-	$-	$743,278	$1,473,686	$5,395,552
Voluntary Separation	$-	$1,467,078	$1,711,510	$-	$-	$743,278	$1,473,686	$5,395,552
Marc A. Howze
Death	$-	$1,400,617	$1,711,510	$11,744,656	$5,724,524	$1,993,919	$1,825,724	$24,400,950
Disability	$6,676,350	$1,400,617	$1,711,510	$11,744,656	$5,724,524	$1,993,919	$4,696,647	$33,948,223
Retirement	$-	$1,400,617	$1,711,510	$11,744,656	$5,724,524	$1,993,919	$3,322,141	$25,897,367
Termination Without Cause	$702,377	$1,400,617	$1,711,510	$-	$-	$1,993,919	$3,322,141	$9,130,564
Termination For Cause	$-	$1,400,617	$1,711,510	$-	$-	$1,993,919	$3,322,141	$8,428,187
Voluntary Separation (8)
Rajesh Kalathur
Death	$-	$1,434,470	$1,711,510	$11,377,357	$24,385,527	$3,482,993	$1,943,834	$44,335,691
Disability	$11,595,423	$1,434,470	$1,711,510	$11,377,357	$24,385,527	$3,482,993	$6,009,295	$59,996,575
Retirement (9)
Termination Without Cause	$820,848	$1,434,470	$1,711,510	$-	$-	$3,482,993	$3,542,366	$10,992,187
Termination For Cause	$-	$1,434,470	$1,711,510	$-	$-	$3,482,993	$3,542,366	$10,171,339
Voluntary Separation	$-	$1,434,470	$1,711,510	$-	$-	$3,482,993	$3,542,366	$10,171,339
Cory J. Reed
Death	$-	$1,413,536	$1,711,510	$11,441,027	$9,725,266	$2,419,565	$1,431,273	$28,142,177
Disability	$12,834,550	$1,413,536	$1,711,510	$11,441,027	$9,725,266	$2,419,565	$4,869,098	$44,414,552
Retirement (9)
Termination Without Cause	$810,120	$1,413,536	$1,711,510	$-	$-	$2,419,565	$2,609,335	$8,964,066
Termination For Cause	$-	$1,413,536	$1,711,510	$-	$-	$2,419,565	$2,609,335	$8,153,946
Voluntary Separation	$-	$1,413,536	$1,711,510	$-	$-	$2,419,565	$2,609,335	$8,153,946
(1)	Our NEOs do not have employment agreements. However, we have severance guidelines that provide compensation if termination is initiated by Deere for reasons other than cause. Our severance guidelines provide for payment of one-half month of salary plus another one-half month of salary for each complete year of employment, up to a maximum of one year’s salary. We may elect to pay severance in either a lump sum or via salary continuance, unless the amount of severance exceeds two times the applicable limit under Section 401(a)(17) of the Internal Revenue Code, in which case severance will be paid in a lump sum.
Under our Long-Term Disability Plan, if disabled before age 62, NEOs receive monthly benefits until age 65 equal to 60% of their salary plus the average of the three STI awards received immediately prior to the start of disability. The amount shown for disability represents the present value of the monthly benefit from the time of the disability, assumed to be October 31, 2021, until the time the NEO reaches age 65.
(2)	Under all termination events, the amount of STI earned for the fiscal year ended October 31, 2021, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2021 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

69    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Pay Ratio Disclosure

(3)	Under all termination events, the amount of LTIC earned for the performance period ended October 31, 2021, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2021 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”
(4)	In the event of death, disability, or retirement, the most recent RSU and PSU awards are prorated based on the number of months the NEO remains employed in the year of grant. The remaining units are forfeited. All unvested and non-forfeited RSUs will vest on the date of separation from service, while PSUs that are not forfeited will continue to convert to shares at the end of the three-year performance period based on the performance metrics. When applicable restrictions lapse, vested RSUs will be converted to shares of common stock. Restrictions on vested RSUs will lapse as provided in the following table:
Type of Separation from Service	Fiscal Year of RSU Award	Lapse of Restrictions
Death	After 2012	Third anniversary of grant date
Disability or Retirement	After 2012	Third anniversary of grant date

In the event of termination with or without cause or voluntary separation, any vested RSUs will be cashed out. All unvested PSUs and RSUs will be forfeited. The amounts shown in the table correspond to vested RSUs that must be held until retirement, including RSUs that vest as a result of the termination of employment.
The value of PSUs for each outstanding tranche represents actual achievement relative to the Performance Peer Group assuming in the case of PSUs granted in fiscal years 2020 and 2021 truncated performance measurement periods. The performance period for PSUs granted in fiscal year 2019 ended on October 31, 2021. The final number of shares earned is based upon performance as determined by revenue growth relative to the Performance Peer Group at the end of the applicable performance period. See footnotes (4) and (6) to the Outstanding Equity Awards at Fiscal 2021 Year-End table for performance information relating to each outstanding tranche of PSUs.
All amounts shown in the table are based on the closing price for Deere common stock on the NYSE as of October 31, 2021, which was $342.31.
(5)	In the event of death, all outstanding stock options vest immediately and the heirs must exercise those options within one year. In the event of disability or retirement, vesting accelerates for all outstanding stock options, but occurs no sooner than six months following the grant date. These options expire within five years. In the event of retirement, the most recent stock option awards granted to the NEOs are prorated based on the number of months the NEOs remain actively employed in the year of grant. The remaining options are forfeited. The amount shown in this table represents the number of stock options multiplied by the difference between the closing price for Deere common stock on the NYSE as of October 31, 2021, and the option exercise prices.
These outstanding stock options are reported in the Outstanding Equity Awards at Fiscal 2021 Year-End table. In the event of a termination other than for death, disability, or retirement, all outstanding stock options are forfeited.
(6)	In all cases, balances held in the U.S. nonqualified deferred compensation plans are payable to the employee. These amounts are reported in the Fiscal 2021 Nonqualified Deferred Compensation Table under Deferred Plan and DCRP. The deferred RSUs reported in the Fiscal 2021 Nonqualified Deferred Compensation Table appear in the Stock Awards column.
(7)	The present value of the accumulated pension benefit was calculated using the following assumptions:
	-	Present value amounts were determined based on a discount rate of 3.08% for the Salaried Plan, 2.51% for the Senior Supplementary Plan, and 2.25% for the Deere Supplemental Plan
	-	Lump-sum distribution amounts were determined using an interest rate of 1.94% for the Senior Supplementary and Deere Supplemental Plans
	-	The mortality table used for the Salaried Plan was PRI2012WC with mortality projection scale MP2021
	-	The mortality table used for the Senior Supplementary and Deere Supplemental Plans was 2021 417 (e) table as published by the IRS
	-	Pensionable earnings were based on actual base salary and forecasted STI for fiscal 2021
Following are additional explanations related to the various scenarios:
	-	Death: This amount represents the present value of the accrued survivor benefit as of October 31, 2021
	-	Disability: This amount assumes service through age 65 and includes service credit for time on long-term disability
	-	Retirement: For the NEOs eligible to retire, this amount represents the present value of the accrued benefits if they were to retire as of October 31, 2021
	-	Termination Without Cause, Termination For Cause, and Voluntary Separation: This amount represents the present value of the accrued benefit as of October 31, 2021
(8)	Since Mr. Howze is eligible for retirement, the scenario for Voluntary Separation is not applicable. Under this scenario, he would retire.
(9)	Since Messrs. May, Campbell, Kalathur, and Reed are not eligible for normal or early retirement, this scenario is not applicable.

Pay Ratio Disclosure

Our Company strives to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain, and motivate our talented workforce. Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio shown below is a reasonable estimate calculated in a manner consistent with Item 402 of Regulation S-K under the Securities Exchange Act of 1934. Per SEC guidelines, the median employee is only required to be determined once every three years provided there have been no changes to the employee population or compensation arrangement that cause Deere to reasonably believe there will be a significant change in the pay ratio disclosure.

70    DEERE & COMPANY               2022 PROXY STATEMENT

Advisory Vote on Executive Compensation

Equity Compensation Plan Information

Our median employee was identified using the Company’s global full-time, part-time, temporary, and seasonal employees employed as of August 31, 2021. As of that date, we had 74,309 employees globally, with 28,424 employees located in the U.S. and 45,885 located outside the U.S. As permitted under the “5% de minimis exemption” of the pay ratio disclosure rule, we excluded all employees in 30 countries(1), which totaled 2,952, or 4%, of our total employee population.

After the exclusions, 28,424 employees in the U.S. and 42,933 employees located outside the U.S. were considered for identifying the median employee. To identify the median employee, we used annualized base pay as of August 31, 2021, as our consistently applied compensation measure. For salaried employees, this included annualized base salary. For hourly employees, this included annual hourly wages excluding overtime, bonuses, or other earnings. Base pay was annualized for permanent employees not employed a full year in 2021. Base pay paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on August 29, 2021, which is considered the August year-to-date average exchange rate.

Using this methodology, we identified our median employee to be a full-time, hourly employee located in the U.S. The annual total compensation was calculated in accordance with the SEC rules applicable to the Summary Compensation Table. The annual total compensation of our median employee for fiscal 2021 was $82,240. Mr. May’s annual total compensation as presented in the Fiscal 2021 Summary Compensation Table was $19,912,826. Calculated in this manner, the ratio of the CEO’s total compensation to our median employee’s total compensation for fiscal 2021 was about 242 to 1.

(1)	The countries and approximate number of employees excluded from the calculation are as follows: Australia (365), Austria (26), Belarus (36), Bonaire, Sint Eustatius and Saba (3), Bulgaria (16), Denmark (28), Estonia (11), Georgia (7), Hungary (20), Ireland (22), Italy (92), Japan (25), Latvia (9), Lithuania (19), Malaysia (34), Netherlands (215), Norway (59), Philippines (15), Poland (287), Romania (31), Serbia (11), Singapore (65), South Africa (163), Sweden (157), Switzerland (659), Taiwan (36), Thailand (94), Turkey (56), Ukraine (54), and United Kingdom (337).

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of October 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column a) (c)
Equity Compensation Plans Approved by Security Holders	3,736,149	(1)	127.82	17,745,774	(2)
Equity Compensation Plans Not Approved by Security Holders	0		0	0	(3)
Total	3,736,149			17,745,774
(1)	This amount includes 1,172,310 PSUs and RSUs awarded under the John Deere 2020 Equity and Incentive Plan and 105,576 RSUs awarded under the Nonemployee Director Stock Ownership Plan. Under the John Deere 2020 Equity and Incentive Plan, the PSUs are payable only in stock after the three-year performance period is ended and the RSUs are payable only in stock three to five years after the award is granted or upon retirement. The number of shares reflects the maximum number of shares that may be earned under the PSUs. Under the Nonemployee Director Stock Ownership Plan, RSUs are payable only in stock upon retirement. The weighted-average exercise price information in column (b) does not include these units.
(2)	This amount includes 374,967 shares available under the Nonemployee Director Stock Ownership Plan for future awards of restricted stock or RSUs and 17,370,807 shares available under the John Deere 2020 Equity and Incentive Plan. Under the John Deere 2020 Equity and Incentive Plan, Deere may award shares in connection with stock options and stock appreciation rights, performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of such plan as determined by the Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.
(3)	Deere currently has no equity compensation plans that have not been approved by stockholders.

71    DEERE & COMPANY               2022 PROXY STATEMENT

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 3 – Ratification of Independent Registered Public Accounting Firm

The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of the independent registered public accounting firm that audits Deere’s financial statements and our internal control over financial reporting. The Audit Review Committee has approved the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal 2022. Deloitte & Touche and its predecessors have acted as our independent registered public accounting firm since 1910. Benefits of a long-term engagement by an auditor include audit quality, enabled by understanding and expertise of the company’s global business and accounting practices, and audit efficiency and effectiveness related to familiarity with the company and the avoidance of time and expense related to new auditor onboarding. The Audit Review Committee believes that the continued retention of Deloitte & Touche to serve as the independent registered public accounting firm for Deere is in the best interests of the company and its shareholders. The Audit Review Committee and the Board are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate practice. The current Deloitte & Touche lead auditor for Deere, Claudine Hollack, was appointed in 2021.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP. If the shareholders do not ratify the selection, the Audit Review Committee will consider any information submitted by the shareholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Review Committee believes such a change would be in the best interests of Deere and its shareholders.

We expect a representative of Deloitte & Touche LLP to attend the Annual Meeting. This representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

72      DEERE & COMPANY                2022 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm

Item 3 – Ratification of Independent Registered Public Accounting Firm

Pre-approval of Services by the Independent Registered Public Accounting Firm

The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by Deere’s independent registered public accounting firm. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm. The Audit Review Committee will consider and, if appropriate, pre-approve the provision of defined audit and non-audit services. The Audit Review Committee also will consider on a case-by-case basis and, if appropriate, approve specific services that are not otherwise pre-approved.

Any proposed engagement that has not been pre-approved may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more committee members. The member or members who have delegated authority to approve services between regular meetings will report any specific approvals to the Audit Review Committee at its next regular meeting. The Audit Review Committee regularly reviews summary reports detailing all services being provided to Deere by its independent registered public accounting firm. All of the audit and non-audit services provided to us by Deloitte & Touche LLP in fiscal 2021 were approved in accordance with this policy.

Fees Paid to the Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates for the fiscal years 2021 and 2020:

Plan Category	2021	2020
Audit Fees (1)	$18,841,000	$18,843,000
Audit-Related Fees (2)	$1,149,000	$902,000
Tax Fees (3)	$133,000	$72,000
All Other Fees	$—	$—
Total	$20,122,000	$19,817,000
(1)	Audit fees include amounts charged in connection with the audit of Deere’s annual financial statements and review of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and accounting consultations.

(2)	Audit-related fees reflect fees charged for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services included audits of financial statements of employee benefit plans, various attestation services, and other consultations.

(3)	Tax fees in fiscal 2020 and 2021 were for tax advice and assistance regarding statutory, regulatory, and administrative developments in response to the United States Tax Reform, business acquisitions, and tax planning.

73      DEERE & COMPANY                2022 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm

Audit Review Committee Report

Audit Review Committee Report

TO THE BOARD OF DIRECTORS:

The Audit Review Committee consists of the following members of the Board of Directors: Alan C. Heuberger, Clayton M. Jones, Gregory R. Page, Sherry M. Smith (Chair), and Sheila G. Talton. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing, and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States. The Audit Review Committee is responsible for oversight of certain risks to the company. The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of Deloitte & Touche LLP, the independent registered public accounting firm for Deere. Deloitte & Touche LLP is responsible for performing an independent audit of Deere’s annual consolidated financial statements and internal control over financial reporting and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States; and (ii) Deere’s internal control over financial reporting.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and four members of the Audit Review Committee — Mr. Heuberger, Mr. Jones, Mr. Page, and Ms. Smith — are “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission in Regulation S-K under the Securities Exchange Act of 1934. The Audit Review Committee has a written charter describing its responsibilities that has been approved by the Board of Directors and is available on Deere’s website at www.JohnDeere.com/corpgov. Members of the Audit Review Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting and for Deere’s financial statements and reports, and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States; and (ii) Deere’s internal control over financial reporting.

In this context, the Audit Review Committee has reviewed and discussed with management Deere’s audited financial statements as of and for the fiscal year ended October 31, 2021. The Audit Review Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Review Committee has discussed the scope of and plans for the annual audit with Deloitte & Touche LLP. The Audit Review Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Review Committee concerning independence and has discussed with them their independence. The Audit Review Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to Deere is compatible with their independence.

On at least a quarterly basis, the Audit Review Committee meets in executive session with Deere management and the Deere internal audit staff, as well as separately with Deloitte & Touche LLP.

Based on the reviews and discussions referred to above and exercising our business judgment, the Audit Review Committee recommended to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, for filing with the SEC. The Audit Review Committee has selected Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2022 and has approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

Audit Review Committee

Sherry M. Smith (Chair)
Alan C. Heuberger

Clayton M. Jones

Gregory R. Page

Sheila G. Talton

74      DEERE & COMPANY                2022 PROXY STATEMENT

APPROVAL OF DEERE & COMPANY
NONEMPLOYEE DIRECTOR STOCK
OWNERSHIP PLAN

Item 4 - Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Summary of the Proposal

The Board has approved the Deere & Company Nonemployee Director Stock Ownership Plan in the form attached hereto as Appendix C (for purposes of this section of the Proxy Statement, the “Plan”), subject to approval by the shareholders of the Company. The Plan succeeds the 2012 Deere & Company Nonemployee Director Stock Ownership Plan (the “Predecessor Plan”) under which grants can no longer be made after March 10, 2022. The description of the Plan which follows is qualified in its entirety by reference to the text of the Plan as set forth in Appendix C. The Plan provides for annual awards to each nonemployee director of shares or units of Company common stock which will be subject to certain restrictions until the director’s retirement, resignation with the Board’s consent, death, or disability. The number of shares of common stock reserved for all awards under the Plan is 500,000. No awards may be granted under the Plan after March 10, 2032.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the Deere & Company Nonemployee Director Stock Ownership Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DEERE & COMPANY NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN.

75      DEERE & COMPANY                2022 PROXY STATEMENT

Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Item 4 — Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Description of the Plan

Establishment

Subject to shareholder approval, the Plan will become effective on February 23, 2022.

Purpose

The purpose of the Plan is to further the growth, development, and financial success of the Company by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable nonemployee directors. The Plan is designed to enable nonemployee directors to participate in the Company’s growth while linking their personal interests to those of Company shareholders.

Operation

Eligibility and the amount and timing of awards under the Plan are determined pursuant to Plan provisions. The Plan provides for annual awards to nonemployee directors of restricted stock units (“RSUs”) or shares of restricted common stock of the Company in an amount recommended by the Corporate Governance Committee and approved by the Board. In fiscal 2021, each nonemployee director received RSU awards equivalent to $160,000 under the Predecessor Plan. The number of RSUs or shares awarded in any year will be based on the fair market value of the common stock as of the date one week following the annual meeting of shareholders. The award is subject to risks of forfeiture and other terms and conditions (the “Restrictions”). Pro rata awards will be made to nonemployee directors elected by the Board between annual meetings. In the year of retirement or resignation from the Board with consent of the Board, the last award made to the nonemployee director will be prorated.

Restrictions on restricted shares remain in effect during a nonemployee director’s service on the Board. Restricted shares are held by the Company, and the shares are non-transferable and subject to forfeiture as provided in the Plan. Recipients of restricted stock receive dividends and are entitled to vote the restricted stock. Subject to proration of a nonemployee director’s last award in the year of retirement or resignation with consent of the Board, in the event of a nonemployee director’s death, total and permanent disability, retirement, or resignation with consent of the Board, the Restrictions attached to any award of restricted shares will lapse and the shares covered by such award will be delivered to the participant or the decedent’s beneficiary. If a nonemployee director’s service terminates other than by reason of death, total and permanent disability, retirement, or resignation with consent of the Board, all of the director’s outstanding restricted shares are automatically forfeited.

Restrictions on awards of RSUs remain in effect until the awards are settled by delivery of the corresponding shares of common stock. Recipients of RSUs receive dividend equivalents but are not entitled to vote the underlying shares until the RSUs are settled in shares. Subject to proration of a nonemployee director’s last award in the year of retirement or resignation with consent of the Board, settlement of RSUs occurs upon a nonemployee director’s termination of service on the Board or, if later, the first day of a calendar month specified by the director (but not later than 10 years following termination of service on the Board). However, if a nonemployee director’s service terminates other than by reason of death, total and permanent disability, retirement, or resignation with consent of the Board, all of the director’s unsettled RSUs are automatically forfeited.

In the event of a change of control of the Company and a “qualifying termination” of a nonemployee director’s service on the Board, unless otherwise determined by the Corporate Governance Committee or the Board in writing prior to the occurrence of such change of control, the Restrictions will lapse and the shares covered by awards pursuant to the Plan will be delivered to the participant. For purposes of awards under the Plan, a change of control is defined, generally, to include: (i) the acquisition by a third party or persons acting as a group of 30% or more of the combined voting power of the Company’s outstanding stock; (ii) a change in a majority of the incumbent Board of Directors of the Company (other than through election of nominees who are approved by a vote of at least two-thirds of the directors then in office); (iii) any merger, consolidation, or similar business combination transaction of the Company (other than certain transactions that do not result in a substantial change in proportional ownership of the Company); or (iv) the complete liquidation or a sale of all or substantially all of the Company’s assets. A nonemployee director generally will be considered to have experienced a “qualifying termination” if within six months preceding or within 24 calendar months following a change of control of the Company, the nonemployee director’s service terminates: (i) upon the nonemployee director’s resignation from the Board at the request of the Company or another party to the transaction constituting the change of control; (ii) because the nonemployee director is not appointed to the

76     DEERE & COMPANY                2022 PROXY STATEMENT

Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Item 4 — Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Board as constituted following consummation of the transaction constituting the change of control; or (iii) as a result of the Company’s failure to nominate the nonemployee director for re-election to the Board.

The lapse of Restrictions and delivery of shares in the event of a change of control may have the incidental effect of increasing the net cost of such change of control by a relatively small amount and thus could theoretically render more difficult or discourage such a change of control, even if such change of control would be beneficial to shareholders generally.

The total number of shares which may be granted under the Plan is 500,000. Shares awarded and later forfeited may become available for subsequent award grants. It is anticipated that at the time of shareholder approval, ten nonemployee directors will participate in the Plan.

Administration

The Plan is administered by and under the direction of the Board, which is authorized to interpret the Plan (however, the Board does not have authority to determine eligibility under the Plan). The determinations of the Board are final, binding, and conclusive upon all persons.

Federal Income Tax Consequences

RSUs are not taxable to the participant at the time of the grant. Dividend equivalents received on the units are taxable to the participant as compensation during the period of the Restrictions and also are deductible by the Company as compensation during such period. The participant is taxed when the RSUs are settled by delivery of the corresponding shares of common stock on the then-current fair market value of the stock, and the Company is entitled to a tax deduction at the same time and in the same amount.

One-twelfth of a participant’s restricted stock award is taxable to the participant at the time of grant based on the fair market value of the stock at that time, and the Company is entitled to a deduction at the same time and in the same amount. The remaining eleven-twelfths of the award are not taxable to the participant at the time of the grant, unless the participant elects, under Internal Revenue Code Section 83(b), to be taxed on the value of the stock at that time. If this election is made, the Company is entitled to a corresponding deduction and dividends on the stock are taxable to the participant and are no longer deductible by the Company. If such an election is not made, dividends received on the stock are taxable to the participant as compensation during the period that the restricted shares remain subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code) and are deductible by the Company as compensation during such period. If such an election is not made, the participant is taxed when the substantial risk of forfeiture lapses which, under the terms of the Plan, occurs with respect to one-twelfth of the number of shares included in the award as of each month following the month during which the award is made, on the then-current fair market value of the stock, and the Company is entitled to a tax deduction at the same time and in the same amount.

Amendment

The Board may at any time amend or terminate the Plan, but may not amend the amount, price, or timing of awards more than once every six months, except to conform with changes in laws and regulations. The Board may not materially increase the maximum number of shares that may be issued under the Plan, may not materially increase total benefits under the Plan, and may not materially change eligibility requirements without such further approval of the shareholders as is required by law. Subject to the terms of the Plan, no amendment or termination of the Plan may materially impair the rights of a participant under an award without the participant’s consent. The Plan provides for adjustment of awards and the maximum number of shares available for awards in the event of a stock dividend or split; a merger, reorganization, consolidation, or recapitalization; or similar events.

Plan Benefits

The number of RSUs and shares that will be received in the future under the Plan by any participant is not determinable at this time. As described above, under the Plan, annual awards are made in an amount recommended by the Corporate Governance Committee and approved by the Board. For fiscal 2021, each nonemployee director received annual awards of RSUs under the Predecessor Plan equivalent to $160,000 based on the market value of the Company’s common stock on the date of grant. The table on the next page shows the restricted units granted in fiscal 2021 under the Predecessor Plan to the individuals and groups indicated.

77      DEERE & COMPANY                2022 PROXY STATEMENT

Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Item 4 — Approval of Deere & Company Nonemployee Director Stock Ownership Plan

Name and Position	Dollar Value (1)	Number of Restricted Stock Units
John C. May Chairman and Chief Executive Officer (2)	None	None
Ryan D. Campbell Senior Vice President and Chief Financial Officer (2)	None	None
Marc A. Howze Group President, Lifecycle Solutions & Chief Administrative Officer (2)	None	None
Rajesh Kalathur President, John Deere Financial and Chief Information Officer (2)	None	None
Cory J. Reed President, Worldwide Agriculture & Turf Division, Production & Precision Agriculture, Americas and Australia(2)	None	None
Executive Group(2)	None	None
Non-Executive Director Group	$ 1,600,000	4,600
Non-Executive Officer Employee Group(2)	None	None

(1)	Represents the fair market value based on the mean of the high and low sales prices of Company common stock on the grant date, without giving effect to the diminution in value attributable to the restrictions on the units.

(2)	Employees of the Company are not eligible to participate in the Plan.

78      DEERE & COMPANY                2022 PROXY STATEMENT

SHAREHOLDER PROPOSAL

We expect the following proposal to be presented by shareholders at the Annual Meeting, although if the proposal is not properly presented by or on behalf of the proponent, it will not be voted on. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us and we take no responsibility for its content. Upon request to our Corporate Secretary at the address listed under the “2023 Requirements and Proposals and Nominations” section below, we will provide the name, address, and shareholdings of the sponsor and any cosponsors of this proposal.

Item 5 - Shareholder Proposal Regarding Special Shareholder Meeting Improvement

“Proposal 5 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give all shareholders the right to be part of the 25% of shares that are currently required to call for a special shareholder meeting.

The current 100% disenfranchisement of all shares owned for less than one continuous year can block the introduction of new business concepts from shareholders who see emerging opportunities for the company and has the conviction to buy stock in our company. If such shareholders must wait a year for the opportunity to call for a special meeting to introduce these ideas then the opportunity window may well have past.

Shareholders who made their decision to buy Deere stock less than a year ago can be the most informed shareholders. Management now excludes such shareholders from having any formal input in calling for a special shareholder meeting. Such recent shareholders can be the most attuned shareholders to emerging Deere opportunities.

The shareholders who own 25% of shares for one year could determine that they own 40% of shares outstanding. Thus our current 25% threshold to call special meeting could in practice equal a 40% threshold of all shares outstanding. And this 40% of all shares outstanding could be more than the shares needed to approve a ballot item at a special shareholder meeting.

This proposal is more important because Deere shareholders have absolutely no right to act by written consent to express new ideas to management.

79    DEERE & COMPANY               2022 PROXY STATEMENT

Shareholder Proposals

Item 5 – Shareholder Proposal Regarding Special Shareholder Meeting Improvement

Plus Deere shareholders do not have an independent board chair which is another means to bring new ideas to management that is now closed. Also shareholder engagement is a toothless way to introduce new ideas to management. And management can abruptly discontinue or curtail any shareholder engagement program on a whim.

Please vote yes: Special Shareholder Meeting Improvement – Proposal 5”

Deere’s Response — Statement of Opposition

The Board has given careful consideration to this shareholder proposal and has concluded for the reasons described below that adoption of this resolution is unnecessary and is not in the best interests of Deere and its shareholders.

The one-year holding requirement to call a special meeting of shareholders protects the Company and our broader shareholder base against abuses by shareholders with narrow short-term interests.

In order to expand the ability of our shareholders to participate in Deere’s governance, we submitted to shareholders a resolution to amend our bylaws in 2015 to add the right to permit holders of record of at least twenty-five percent (25%) of the voting power of the Company’s outstanding capital stock who have held such shares in a net long position continuously for at least one year to call a special meeting of shareholders by following certain simple procedures. The Board submitted the resolution in 2015 after careful consideration and engagement with a number of our shareholders. Over 99% of the shareholder votes were in favor of the resolution, which included the one-year holding period as well as other procedural protections. Based on this vote, the special meeting bylaws were adopted.

The Board believes that the current special meeting right, including the nominal one-year holding period and other procedural protections, strikes an appropriate balance by ensuring that shareholders have a meaningful right to call a special meeting, while also protecting the Company and its broader shareholder base against the risk that shareholders will use special meetings as a means to advance narrow and short-term oriented interests, which may not be in the long-term interests of the Company or other shareholders.

In addition, Deere’s one-year holding requirement to call a special meeting is consistent with the lowest holding period that enables a shareholder to present a proposal at a meeting of shareholders under Rule 14a-8 of the Exchange Act. In adopting the relevant holding periods under Rule 14a-8, the Commission indicated that the holding period should be calibrated such that a shareholder has some meaningful “economic stake or investment interest” in a company before the shareholder may draw on company and shareholder resources and command the time and attention of other shareholders to consider and vote on the proposal. The Board believes the Commission’s reasoning is equally applicable to Deere’s nominal one-year holding requirement for calling a special meeting. Moreover, under that same Rule, shareholders with minimal holdings are already able to present proposals, such as this one, at annual meetings.

Furthermore, at our 2018 annual meeting of shareholders, this shareholder presented a related proposal to decrease the percentage of shareholders entitled to call a special meeting from the current 25% to 10%. Even though that proposal did not include the removal of the one-year holding requirement, it made reference to such requirement as excluding participation from certain shareholders. Over 71% of the shareholder votes were against the proposal, indicating that our shareholders do not consider Deere’s bylaws relating to calling a special meeting of shareholders unreasonable, overly restrictive or burdensome.

The one-year holding requirement to call a special meeting of shareholders protects the Company and our broader shareholder base from the financial and administrative burdens associated with conducting a special meeting of shareholders.

80    DEERE & COMPANY               2022 PROXY STATEMENT

Shareholder Proposals

Item 5 – Shareholder Proposal Regarding Special Shareholder Meeting Improvement

The Board recognizes the importance of providing shareholders with the right to call special meetings in appropriate circumstances. Given the size of the Company and our large number of shareholders, a special shareholder meeting is a significant undertaking that requires a substantial commitment of time and financial resources of the Company. Among other costs, the Company is required to prepare, print, and distribute legal disclosure documents to shareholders, solicit proxies, and tabulate votes for each special shareholder meeting called.

In addition to the financial burden, special meetings require substantial time, effort and attention from the Board and management. Special meetings require the Board and management to divert their time and focus away from management of the Company in order to prepare for, and conduct, the special meeting, detracting from their primary focus of operating our businesses and maximizing long-term shareholder value. If the nominal one-year holding requirement is eliminated, as requested by this shareholder, the Company could be subject to regular disruptions by special-interest shareholder groups with agendas that are not in the best interests of the Company or its shareholders. Such diversions could potentially operate against the best interests of our shareholders overall, in order to serve the narrow short-term interests of certain shareholders.

We are committed to sound corporate governance practices and active shareholder engagement.

The Board has consistently demonstrated its commitment to sound principles of corporate governance, working to ensure that its practices provide Deere shareholders with a meaningful voice. Shareholders are enabled to communicate with directors and to promote the consideration of shareholder views. In addition to the right to call special meetings, the Company has adopted numerous other corporate governance measures to foster shareholder participation and Board accountability. Some of these measures are:

—	The right of shareholders to nominate directors and have such nominees included in the Company’s proxy materials—commonly referred to as “proxy access”;
—	The opportunity to cast a vote with respect to all of our directors annually—our Board is de-classified and directors serve one-year terms;
—	A majority voting standard for the election of directors;
—	All of our directors (other than our CEO) are independent;
—	The right of shareholders to submit proposals for inclusion in the Company’s proxy materials, subject to the procedures described in the Company bylaws;
—	An annual advisory vote on the “say-on-pay” to express their views on executive compensation;
—	No supermajority voting provisions in Company bylaws; and
—	Additional avenues for shareholder participation, including:

●	The ability to recommend director nominees to the Corporate Governance Committee to be considered in the same manner as recommendations from other sources (previously described under “How We Identify and Evaluate Director Nominees”);
●	The Company’s robust outreach and engagement with shareholders (previously described under “Shareholder Outreach”); and
●	Mechanisms for shareholders to communicate directly with the Board, the Chair, any committee of the Board, or the independent Presiding Director (previously described under “Communication with the Board”).

We maintain frequent and open communication with a broad range of shareholders to provide feedback or raise important matters with the Board and management on an ongoing basis. As previously described in our “Shareholder Outreach” section on page 21, since our last Annual Shareholders’ Meeting, we engaged with shareholders representing nearly 45% of our outstanding shares. During this shareholder outreach, our shareholders did not identify the one-year holding requirement required to call a special meeting as a concern.

81    DEERE & COMPANY               2022 PROXY STATEMENT

Shareholder Proposals

Item 5 – Shareholder Proposal Regarding Special Shareholder Meeting Improvement

Given:

1.	The potential abuse by shareholders with special or short-term interests enabled by eliminating the one-year holding requirement;
2.	The substantial Company resources required by special meetings; and
3.	The Company’s existing corporate governance measures which foster shareholder participation and Board accountability,

The Board believes that adoption of Item 5 is not necessary or in the best interests of Deere’s shareholders.

FOR THE REASONS STATED, DEERE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 5 REGARDING SPECIAL SHAREHOLDER MEETING IMPROVEMENT.

82    DEERE & COMPANY               2022 PROXY STATEMENT

ADDITIONAL INFORMATION

Voting and Meeting Information

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you owned shares of Deere common stock at the close of business on December 31, 2021, the record date, which entitles you to vote, either online during the Annual Meeting or by proxy. This Proxy Statement describes the matters on which you are asked to vote so you can make an informed decision.

This Proxy Statement, together with our Annual Report for the fiscal year ended October 31, 2021, a proxy card, and a voter instruction card, will be mailed or can be accessed online on or about January 7, 2022. We refer to these documents collectively as Deere’s Proxy Solicitation Materials.

What is “Notice and Access” and why did Deere elect to use it?

We make the Proxy Solicitation Materials available to shareholders electronically under the Notice and Access regulations of the SEC. Specifically, most of our shareholders receive a Notice of Electronic Availability (“Notice”) instead of a full set of Proxy Solicitation Materials in the mail. The Notice explains how to access and review the Proxy Solicitation Materials and how to vote online. We believe this method of delivery expedites distribution of Proxy Solicitation Materials and also allows us to conserve natural resources and reduce the costs of printing and distributing these materials.

If you received a Notice but would prefer to receive printed copies of the Proxy Solicitation Materials in the mail, please follow the instructions in the Notice for requesting such materials.

How do I vote?

You can vote either online during the Annual Meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote whether or not you plan to participate in the virtual Annual Meeting. If you attend the virtual meeting and vote during the meeting, that vote will override your proxy vote.

To vote your shares, follow the instructions in the Notice, voting instruction form, or proxy card. Telephone and internet voting are available to all registered and most beneficial shareholders.

83    DEERE & COMPANY               2022 PROXY STATEMENT

Additional Information
Voting and Meeting Information

Shareholders voting by proxy may use one of the following three options:

BY INTERNET	BY MAIL	BY TELEPHONE
(available for most shareholders)	(available for all shareholders)	(available for most shareholders)
You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903.

Instructions to vote online during the virtual Annual Meeting can be found at www.virtualshareholdermeeting.com/DE2022. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting website.

If your shares are held in “street name” by a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you.

The telephone and internet voting facilities for shareholders will close at 11:59 p.m. Eastern Standard Time on February 22, 2022.

If you hold shares through one of our employee savings plans, your vote must be received by the plan administrator by February 18, 2022, or your plan shares will not be voted.

Can I change my proxy vote?

Yes. At any time before your shares are voted by proxy at the Annual Meeting, you may change your vote by:

—	Revoking it by written notice to Todd E. Davies, our Corporate Secretary, at the address on the Notice
—	Delivering a later-dated proxy (including a telephone or internet vote)
—	Voting online during the meeting

If you hold your shares in “street name,” please refer to the information sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.

How many votes do I have?

You will have one vote for each share of Deere common stock that you owned at the close of business on December 31, 2021.

How many shares are entitled to vote?

There were 308,196,591 shares of Deere common stock outstanding as of December 31, 2021, and entitled to vote at the Annual Meeting.

How many votes must be present to hold the meeting?

Under our bylaws, a majority of the votes that can be cast must be present online at the virtual Annual Meeting or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and shares represented by “broker non-votes” (explained on the following page) will be counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed for the proposals to pass?

In an uncontested election, nominees for director who receive a majority of “for” votes cast (meaning the number of shares voted “for” a nominee exceeds the number of shares voted “against” that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our bylaws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Corporate Governance Committee, the

84    DEERE & COMPANY               2022 PROXY STATEMENT

Additional Information
Voting and Meeting Information

Board will determine whether to accept or reject the resignation and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.

If the number of nominees exceeds the number of directors to be elected (i.e., a contested election), the nominees who receive the most votes will be elected as directors.

Each of the other proposals will pass if the affirmative vote of a majority of the shares present virtually or by proxy is cast in favor of the proposal.

What if I abstain from voting or vote “abstain”?

If you abstain from voting or vote “abstain” your shares will:

—	Be counted as present for purposes of determining whether there are enough votes to constitute a quorum;
—	Have no effect on the outcome of the election of directors; or
—	Count as a vote against any other proposal to be considered at the meeting.

What if I don’t return my proxy card and don’t attend the Annual Meeting?

If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.

If you hold your shares in “street name” and you do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public accounting firm, but may not vote your shares on any other matter that comes before the Annual Meeting. If you do not provide voting instructions on these other matters, the votes will be considered “broker non-votes.” Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Is my vote confidential?

Yes. The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and our officers and directors. The only time your voting records will be disclosed is (i) as required by law, (ii) to the inspectors of voting, or (iii) if the election is contested.

Virtual Meeting Information

The virtual Annual Meeting will afford our shareholders the same rights and opportunities as an in-person meeting. If you plan to attend the virtual meeting, you must be a holder of Deere shares as of the record date, December 31, 2021. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/DE2022 and enter the 16-digit control number included in your Notice of Internet Availability of proxy materials, proxy card, or the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Central Time on February 23, 2022. The meeting will begin promptly at 10 a.m. Central Time on February 23, 2022.

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and they can hear streaming audio prior to the start of the meeting.

85    DEERE & COMPANY               2022 PROXY STATEMENT

Additional Information
Annual Report

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Central Time and until the end of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting. com/DE2022, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be answered within a week of the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Although the live webcast is available only to Deere shareholders as of the record date, a replay of the meeting will be made available on our website at www.JohnDeere.com/stock after the meeting.

Annual Report

Will I receive a copy of Deere’s Annual Report?

We have either mailed the Annual Report to you with this Proxy Statement or sent you a Notice with the web address for accessing the Annual Report online.

How can I receive a copy of Deere’s 10-K?

There are three ways to obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2021:

1.	Visit the Investor Relations section of our website at www.JohnDeere.com/stock and look under “SEC Filings.”
2.	Write to our Shareholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098.
3.	Search the SEC’s EDGAR database at www.sec.gov.

Householding Information

What is “householding”?

If two or more shareholders reside at the same address and appear to be members of the same family, we will send single copies of either the Proxy Solicitation Materials or the Notice, as applicable, to that address unless one of the shareholders notifies us that they wish to receive individual copies. This procedure reduces printing and distribution costs related to the Annual Meeting. We do not rely on householding when we mail dividend checks.

If Proxy Solicitation Materials were delivered to an address that you share with another shareholder and you prefer to receive separate copies, please contact our Shareholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098 or by phone at (309) 765-4491.

A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the Proxy Solicitation Materials.

How do I revoke my consent to the householding program?

To revoke your consent to householding, please contact Broadridge Investor Communication Solutions, Inc. either by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

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Additional Information
Electronic Delivery of Proxy Statement and Annual Report

Electronic Delivery of Proxy Statement and Annual Report

Can I access Deere’s Proxy Solicitation Materials electronically?

Most shareholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the costs of printing and mailing these documents by:

— Following the instructions provided on your proxy card, voting instruction form, or notice — Going to www.proxyvote.com and following the instructions provided	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 23, 2022: The Proxy Statement and Annual Report are available on our website at www.JohnDeere.com/stock.

If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the internet address to access these documents as well as voting instructions.

Information not Incorporated into this Proxy Statement

The information on our website (www.JohnDeere.com), or other websites referenced in this Proxy Statement, is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.

Other Matters

We do not know of any other matters that will be considered at the Annual Meeting. If any other appropriate business should properly come before the meeting, the Board will have discretionary authority to vote according to its best judgment.

2023 Shareholder Proposals and Nominations

Proposals for Inclusion in 2023 Proxy Statement

Next year’s Annual Meeting of shareholders will be held on February 22, 2023. If you intend to present a proposal at next year’s Annual Meeting and you wish to have the proposal included in the proxy statement for that meeting, the Corporate Secretary must receive your proposal in writing, at the address on the following page, no later than September 9, 2022.

Director Nominations for Inclusion in 2023 Proxy Statement

In 2016, our Board amended the company’s bylaws to permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Any such nomination must be received at the address on the following page no earlier than the close of business on August 10, 2022, and no later than the close of business on September 9, 2022. Any such notice must meet the other requirements set forth in our bylaws.

Other Proposals and Nominations

If you would like to present a proposal at next year’s Annual Meeting or if you would like to nominate one or more directors without inclusion in the proxy statement, you must provide written notice to the Corporate Secretary at the address on the following page between October 26, 2022, and November 25, 2022. Directors may be nominated at the Annual Meeting of

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Additional Information
Cost of Solicitation

shareholders only by or at the direction of, or authorization by, the Board, or by any shareholder entitled to vote at the meeting who provides the requisite notice.

Notice of a proposal must include for each matter: (1) a brief description of the business to be brought before the meeting; (2) the reasons for bringing the matter before the meeting; (3) your name and address; (4) the class and number of Deere shares you own, either beneficially or of record; (5) whether and the extent to which you (or someone on your behalf) have entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (6) any material interest you may have in the proposal; and (7) any other information related to you that is required to be disclosed in connection with the solicitation of proxies with respect to such business under federal securities laws then in effect.

Notice of a nomination must include: (1) your name and address; (2) the name, age, business address, residence address, and principal occupation of the nominee; (3) the class, series, and number of Deere shares that you and the nominee own, either beneficially or of record; (4) whether and the extent to which you or the nominee (or anyone on behalf of either of you) has entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (5) a description of all agreements or arrangements between you and the nominee regarding the nomination; (6) the nominee’s consent to be elected and to serve; (7) a completed certification of director eligibility; and (8) any other information related to you that is required to be disclosed in the solicitation of proxies for election of directors under federal securities laws then in effect. We may require any nominee to furnish other information, within reason, that may be needed to determine the nominee’s eligibility.

Where to Send All Proposals and Nominations

Proponents must submit shareholder proposals and recommendations for nomination as a director in writing to the following address:

Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

The Corporate Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

Cost of Solicitation

Deere pays for the Annual Meeting and the solicitation of proxies. In addition to soliciting proxies by mail, Deere has made arrangements with banks, brokers, and other holders of record to send proxy materials to you. We will reimburse them for their expenses in doing so.

We have retained Georgeson LLC, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee not to exceed $20,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and certain other employees of Deere may solicit proxies personally or by telephone, fax, or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Todd E. Davies

Corporate Secretary

Moline, Illinois

January 7, 2022

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APPENDICES

Appendix A

Director Independence Categorical Standards of Deere & Company Corporate Governance Policies

NYSE STANDARDS OF INDEPENDENCE

A director may not be considered independent if the director does not meet the criteria for independence established by the New York Stock Exchange (NYSE) and applicable law. A director is considered independent under the NYSE criteria if the Board finds that the director has no material relationship with the company. Under the NYSE rules, a director will not be considered independent if, within the past three years:

—	The director has been employed by Deere, either directly or through a personal or professional services agreement
—	An immediate family member of the director was employed by Deere as an executive officer
—	The director receives more than $120,000 during any 12-month period in direct compensation from Deere, other than for service as an interim chairman or CEO and other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service
—	An immediate family member of the director receives more than $120,000 during any 12-month period in direct compensation from Deere, other than for service as a non-executive employee and other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service
—	The director was affiliated with or employed by Deere’s independent auditor
—	An immediate family member of the director was a partner of Deere’s independent auditor, or was affiliated with or employed in a professional capacity by Deere’s independent auditor and personally worked on Deere’s audit
—	A Deere executive officer has served on the compensation committee of a company that, at the same time, employed the director or an immediate family member of the director as an executive officer
—	The director is employed, or an immediate family member of a director is employed, as an executive officer of another company and the annual payments to or received from Deere exceed in any of the last three fiscal years the greater of $1 million or 2% of such other company’s consolidated gross annual revenues

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Appendices
Appendix A

In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship to Deere that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:

—	The source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by Deere to such director
—	Whether such director is affiliated with Deere or an affiliate of Deere

CATEGORICAL STANDARDS OF INDEPENDENCE

The Board has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Deere to a business employing, or 10% or more owned by, a director or an immediate family member of a director for goods or services, or other contractual arrangements must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:

—	If a director or an immediate family member of the director is an officer of another company that does business with Deere and the annual sales to or purchases from Deere during such company’s preceding fiscal year are less than 1% of the gross annual revenues of such company
—	If a director is a partner of or of counsel to a law firm, the director (or an immediate family member of the director) does not personally perform any legal services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000
—	If a director is a partner, officer, or employee of an investment bank or consulting firm, the director (or an immediate family member of the director) does not personally perform any investment banking or consulting services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000

Relationships with Not-for-Profit Entities. A director’s independence will not be considered impaired solely for the reason that the director or an immediate family member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives from Deere or its foundation during any of the prior three fiscal years contributions in an amount not exceeding the greater of $1 million or 2% of the not-for profit organization’s aggregate annual charitable receipts during the entity’s fiscal year (any automatic matching of employee charitable contributions by Deere or its foundation is not included in Deere’s contributions for this purpose). All contributions by Deere in excess of $100,000 to not-for-profit entities with which the director is affiliated shall be reported to the Corporate Governance Committee and may be considered in making independence determinations.

For purposes of these standards, “Deere” shall mean Deere & Company and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the NYSE independence rules, as may be amended from time to time.

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Appendices
Appendix B

Appendix B

Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures

SHORT-TERM INCENTIVE

As described in the CD&A under Short-Term Incentive (STI), Operating Return on Operating Assets (OROA) and Return on Equity (ROE) are the metrics used to measure performance for the STI program. The OROA and ROE calculations for fiscal 2021 are summarized below. The Equipment Operations OROA calculation excludes the assets from our captive Financial Services operations. ROE is based solely on the Financial Services segment.

(Millions of $) OROA Calculation for Equipment Operations:	Equipment Operations
Operating Profit	$6,868
Average Identifiable Assets With Inventories at Standard Cost (1)	$18,045
Operating Return On Assets With Inventories at Standard Cost (1)	38.1%

ROE Calculation for Financial Services:
Net Income Attributable to Deere & Company	$881
Average Equity	$5,497
Return on Equity	16.0%
(1)	Average Identifiable Assets with Inventories at LIFO were $16,680 and OROA with Inventories at LIFO as reported was 41.2%. Beginning with fiscal year 2021, reported OROA includes Wirtgen and excludes goodwill.

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Appendices
Appendix B

LONG-TERM INCENTIVE CASH

As described in the CD&A under Long-Term Incentive Cash (LTIC), Shareholder Value Added (SVA) is the metric used to measure performance for the LTIC program. The computation of SVA is summarized as follows for the performance period ended with fiscal 2021:

(Millions of $)	Fiscal Year 2019	Fiscal Year 2020	Fiscal Year 2021	Total SVA for Three-Year Performance Period Ending 2021
SVA Calculation for Equipment Operations:
Operating Profit (1)	$3,378	$3,289	$6,277
Average Identifiable Assets
With Inventories at LIFO (1)(2)	$14,299	$13,629	$13,929
With Inventories at Standard Cost (1)(2)	$15,677	$15,046	$15,295
Less Estimated Cost of Assets (2)(3)	$(1,880)	$(1,806)	$(1,836)
SVA	$1,498	$1,483	$4,441
SVA Calculation for Financial Services:
Net Income Attributable to Deere & Company	$539	$566	$881
Operating Profit	$694	$746	$1,144
Average Equity	$5,040	$5,099	$5,497
Less Cost of Equity (4)	$(657)	$(673)	$(719)
SVA	$37	$73	$425
Deere Enterprise SVA	$1,535	$1,556	$4,866	$7,957

Effect of Excluding Goodwill (5)	$106	$123	$132
Effect of Including Wirtgen (5)			$130
Deere Reported SVA (5)	$1,641	$1,679	$5,128
(1)	On December 1, 2017, the Company acquired the stock and certain assets of substantially all of Wirtgen Group Holding GmbH’s operations (Wirtgen), the leading manufacturer worldwide of roadbuilding equipment. Wirtgen is included in the construction and forestry segment. Wirtgen is excluded from the metrics above in order to allow time for assimilation.
(2)	When goodwill from an acquisition exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. Goodwill for LTIC purposes for the fiscal years 2021, 2020, and 2019 was reduced by $50M, $0M, and $161M, respectively. The resulting increase to SVA for LTIC purposes for fiscal year 2021, 2020, and 2019 was $6M, $0M, and $20M, respectively.
(3)	For purposes of determining SVA, the equipment segments are assessed a pretax cost of assets – which on an annual basis is generally 12% of the segment’s average identifiable operating assets during the applicable period with inventory at standard cost (believed to more closely approximate the current cost of inventory and the company’s investment in the asset).
(4)	For SVA, Financial Services is assessed an annual pretax cost of average equity of approximately 13%.
(5)	Beginning with fiscal year 2021, reported SVA includes Wirtgen and excludes goodwill. For fiscal years 2020 and 2019, reported SVA has been restated to exclude enterprise goodwill.

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Appendices

Appendix C

Appendix C

Deere & Company Nonemployee Director Stock Ownership Plan

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan
Deere & Company, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the “Deere & Company Nonemployee Director Stock Ownership Plan” (the “Plan”), as set forth in this document. The Plan provides for the grant of Awards to Nonemployee Directors, subject to the terms and provisions set forth herein.

The Plan shall become effective upon approval by the stockholders of Deere (the “Effective Date”), and shall remain in effect as provided in Section 1.3 herein. Each amendment to the Plan shall become effective as of the date set forth in such amendment.

1.2 Purpose of the Plan

The purpose of the Plan is to further the growth, development, and financial success of the Company by strengthening Deere’s ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors. The Plan is designed to enable Nonemployee Directors to participate in the Company’s growth while linking their personal interests to those of Deere’s stockholders.

1.3 Duration of the Plan

The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 10 herein, until all Shares subject to it have been acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after March 10, 2032.

ARTICLE 2. DEFINITIONS

2.1 Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below:

(a)	“Annual Meeting” means an annual meeting of the stockholders of Deere.

(b)	“Award” means a grant of Restricted Stock or Restricted Stock Units under the Plan.

(c)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)	“Board” or “Board of Directors” means the Board of Directors of Deere, and includes a committee of the Board of Directors designated by the Board to administer part or all of the Plan.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Corporate Governance Committee of the Board.

(g)	“Company” means Deere and any and all of its subsidiaries.

(h)	“Deere” means Deere & Company, a Delaware corporation, or any successor thereto as provided in Section 11.7 herein.

(i)	“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(j)	“Director” means any individual who is a member of the Board of Directors.

(k)	“Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3).

(l)	“Employee” means any full-time, nonunion, salaried employee of the Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

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Appendices

Appendix C

(n)	“Fair Market Value” as it relates to common stock of Deere on any given date means (i) the closing price of the common stock of Deere on the New York Stock Exchange at the conclusion of regular trading hours on such date, as reported by the New York Stock Exchange (or, if not so reported, as reported by a successor reporting service selected by Deere, or if not reported by any successor service, as reported on any domestic stock exchanges on which the common stock is then listed); or (ii) if Deere common stock is not listed on any domestic stock exchange, the closing price of Deere common stock as reported in the domestic over-the-counter market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the common stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported closing prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses applies, the fair value as determined in good faith by the Board or the Committee.

(o)	“Nonemployee Director” means any individual who is a member of the Board, but who is not an Employee.

(p)	“Participant” means a Nonemployee Director who has received an Award under the Plan.

(q)	“Restricted Stock” or “Restricted Share” means Shares granted to a Nonemployee Director pursuant to Article 6.

(r)	“Restricted Stock Units” or “RSUs” means a right granted to a Nonemployee Director pursuant to Article 7 to receive Shares, subject to the terms and conditions of the Plan. Each Restricted Stock Unit corresponds to one Share.

(s)	“Section 409A” means Section 409A of the Code, including the rules, regulations, and guidance thereunder (or any successor provisions thereto).

(t)	“Separation Date” means the date of a Nonemployee Director’s termination of service as a member of the Board or such later date as constitutes the Eligible Director’s separation from service with the Company for purposes of Section 409A.

(u)	“Shares” means the shares of common stock of Deere, $1.00 par value.

ARTICLE 3. ADMINISTRATION

3.1 The Board of Directors
The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

3.2 Administration by the Board
The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan’s provisions. However, in no event shall the Board have the power to determine Plan eligibility (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Board with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act shall be null and void.

3.3 Decisions Binding
All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including Deere, its stockholders, Employees, Nonemployee Directors, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

4.1 Number of Shares
Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan (whether in the form of Restricted Stock or as Shares underlying Restricted Stock Units) may not exceed 500,000.

4.2 Lapsed Awards
If any Shares or Restricted Stock Units granted under this Plan terminate, expire, or lapse for any reason, such Shares and the Shares underlying such Restricted Stock Units again shall be available for grant under the Plan.

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Appendices

Appendix C

4.3. Adjustments in Authorized Shares

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of Deere affecting the Shares, the Board shall make such adjustments in the number and type of shares authorized by the Plan and to outstanding Awards to prevent dilution or enlargement of rights. The Board’s determination as to what adjustments shall be made, and the extent thereof, shall be final.

ARTICLE 5. PARTICIPATION

5.1 Participation
Persons participating in the Plan shall include, and be limited to, all Nonemployee Directors.

5.2 Awards Generally
Awards under the Plan shall consist of Restricted Shares and Restricted Stock Units. The Board shall determine from time to time in its discretion whether annual Awards for any year shall consist of Restricted Shares, Restricted Stock Units, or a combination thereof.

ARTICLE 6. RESTRICTED STOCK

6.1 Annual Awards
If the Board shall determine to make annual Awards entirely or partially in the form of Restricted Shares, an annual Award of Restricted Shares will be made automatically to each Nonemployee Director as of the date one week following the date of the Annual Meeting in an amount recommended by the Committee and approved by the Board. The number of Restricted Shares will be based on the Fair Market Value on the grant date of Deere common stock. Although the period of service shall run from the date of the Annual Meeting, the grant date shall be one week following the Annual Meeting to permit the dissemination to the market of information coming out of such meeting.

6.2 Partial Awards
Upon the effective date of any amendment in the amount of any Award, upon recommendation of the Committee and approval by the Board, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 6.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award. Restricted Shares previously granted to the Nonemployee Director for the same period shall be deducted from such Award.

6.3 Partial Terms
A Nonemployee Director who is elected by the Board to fill a vacancy between Annual Meetings shall automatically be granted a pro rata portion of the number of Restricted Shares awarded to Nonemployee Directors as of the date one week following the date of the most recent Annual Meeting. Such prorated number of shares shall be determined by multiplying the number of Restricted Shares awarded as of the date one week following the date of the most recent Annual Meeting by a fraction, the numerator of which is the number of days remaining until the next Annual Meeting, and the denominator of which is 365, and rounding the resulting number down to the nearest whole Share.

6.4 Custody and Transferability
Restricted Shares awarded to a Nonemployee Director may not be voluntarily or involuntarily sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated, including but not limited to transfers related to estate planning, dissolution of marriage, collection, execution, attachment, and any other voluntary or involuntary transfer, other than by will or by the laws of descent and distribution, until such time as the restrictions with respect to such Shares have lapsed as provided herein. At the time Restricted Shares are awarded to a Nonemployee Director, shares representing the appropriate number of Restricted Shares shall be registered in the name of the Nonemployee Director but shall be held by Deere in custody for the account of such person. As Restrictions lapse on Shares upon death, Disability, retirement, or resignation as contemplated by Section 6.8, certificates or book entries therefore will be provided to the Participant.

6.5 Other Restrictions
Deere may impose such other restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed, and with any blue sky

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Appendices
Appendix C

or securities laws applicable to such Shares. Shares delivered upon death, disability, retirement, or resignation as contemplated by Section 6.8 may bear such legends, if any, as the Board shall specify.

6.6 Voting Rights
Participants shall have full voting rights in any Restricted Shares granted hereunder.

6.7 Dividend Rights
Participants shall have full dividend rights in any Restricted Shares granted hereunder, with such dividends being paid to Participants. If all or part of a dividend is paid in Shares, the dividend Shares shall be held by Deere subject to the same restrictions as the Restricted Stock that is the basis for the dividend.

6.8 Termination of Service from Board

The restrictions provided for in Sections 6.4 and 6.5 shall remain in effect until, and shall lapse only upon, the termination of a Nonemployee Director’s service as a Director by reason of death, Disability, retirement, or resignation from the Board with the consent of the Board, and the Shares shall thereafter be delivered to the Nonemployee Director or the decedent’s beneficiary as designated pursuant to Section 11.3; provided, however, that if a Nonemployee Director’s service on the Board terminates by reason of retirement or resignation, an Award granted to such Nonemployee Director in the 12 months prior to such retirement or resignation shall be subject to proration as provided for in Article 8.

In the event the Nonemployee Director’s service as a Director is terminated for any other reason, including, without limitation, any involuntary termination on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all Restricted Shares awarded to such Nonemployee Director prior to the date of termination shall be immediately forfeited and returned to Deere.

6.9 Tax Withholding
To the extent required by applicable Federal, state or local law, a Nonemployee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

ARTICLE 7. RESTRICTED STOCK UNITS (RSUS)

7.1 Annual Awards
Unless the Board shall determine to make annual Awards hereunder entirely or partially in the form of Restricted Shares, an annual Award of Restricted Stock Units will be made to each Nonemployee Director automatically as of the date one week following the date of the Annual Meeting in an amount recommended by the Committee and approved by the Board. The number of Restricted Stock Units will be based on the Fair Market Value on the grant date of Deere common stock. Although the period of service shall run from the date of the Annual Meeting, the grant date shall be one week following the Annual Meeting to permit the dissemination to the market of information coming out of such meeting.

7.2 Partial Awards

Upon the effective date of any amendment in the amount of any Award, upon recommendation of the Committee and approval by the Board, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 7.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award. RSUs previously granted to the Nonemployee Director for the same period shall be deducted from such Award.

7.3 Partial Terms

A Nonemployee Director who is elected by the Board to fill a vacancy between Annual Meetings shall automatically be granted a pro rata portion of the number of RSUs awarded to Nonemployee Directors as of the date one week following the date of the most recent Annual Meeting. Such prorated number of RSUs shall be determined by multiplying the number of RSUs awarded as of the date one week following the date of the most recent Annual Meeting by a fraction, the numerator of which is the number of days remaining until the next Annual Meeting, and the denominator of which is 365 and rounding the resulting number down to the nearest whole RSU.

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Appendices

Appendix C

7.4 Settlement of RSUs; Election of Settlement Date

(a)	RSUs will be settled exclusively by delivery of Shares to Nonemployee Directors (or to a Nonemployee Director’s beneficiary or beneficiaries designated in accordance with Section 11.3). A Nonemployee Director may elect the settlement date for an annual Award of RSUs by making an irrevocable deferral election in writing on a form provided by Deere and delivered to Deere not later than the close of business on the last business day of the calendar year immediately preceding the calendar year of the Annual Meeting in respect of which the Award will be made (so that, for example, a deferral election relating to the annual Award of RSUs to be made following the 2022 Annual Meeting must be made by the close of business on the last business day of 2021); provided, however, that in the case of any person who is newly elected or appointed to the Board as a Nonemployee Director, and who does not have any rights or interests under any other deferred compensation plan, program, or arrangement of Deere that is required to be aggregated with RSUs under the Plan for purposes of Section 409A, such election may be made no later than 30 days after the date of such election or appointment.

A Nonemployee Director may designate on such deferral election form one of the following dates as the settlement date for such Award of RSUs:

	(A)	such Nonemployee Director’s Separation Date; or

	(B)	the later to occur of (A) or the first day of a calendar month specified by such Nonemployee Director but no later than 10 years following the Nonemployee Director’s Separation Date.

If a Nonemployee Director fails to designate one of the foregoing alternatives as the settlement date for an Award of RSUs, such Nonemployee Director shall be deemed to have designated alternative (A). Notwithstanding any election made by a Nonemployee Director on any election Form or any other provision of the Plan, in the event of such Nonemployee Director’s death, all RSUs held by such Nonemployee Director will be paid in Shares to such Nonemployee Director’s beneficiary (or if no beneficiary has been designated, to such Nonemployee Director’s estate) as soon as administratively practicable, and in any event, within 90 days following the date of such Nonemployee Director’s death.

(b)	Notwithstanding anything else herein to the contrary, to the extent that a Nonemployee Director is a “specified employee” (as defined by Section 409A) as of his or her Separation Date, no settlement of RSUs pursuant to alternative (A) of Section 7.4(a) (whether such alternative (A) was elected by the Nonemployee Director or applies by default, and including where alternative (A) applies because it is the later of the two dates specified in alternative (B)) may be made before the first business day that is more than six (6) months after such Nonemployee Director’s Separation Date, or, if earlier, the date of the Participant’s death, and any settlement of RSUs that would be made but for application of this provision shall instead be made on the first business day after the end of such six-month period (or, if earlier, the date of the Participant’s death).

(c)	In the event the Nonemployee Director’s service as a Director is terminated for any reason other than death, retirement, or resignation with the consent of the Board, including, without limitation, any involuntary termination on account of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all RSUs awarded to such Nonemployee Director prior to the date of termination and not previously settled by delivery of Shares shall be immediately forfeited and returned to Deere.

7.5 Stockholder Rights

Restricted Stock Units shall not confer on a Nonemployee Director any rights as a stockholder of Deere (including without limitation voting rights) until Shares have been issued to such Nonemployee Director in settlement of such Restricted Stock Units.

7.6 Dividend Equivalents

Until a Nonemployee Director’s Restricted Stock Units convert to Shares, if Deere pays a regular or ordinary dividend on its common stock, the Nonemployee Director will be paid a dividend equivalent for his or her RSUs. Deere will pay the dividend equivalent on the same day as Deere pays the corresponding dividend on its common stock. If Deere pays a dividend in Shares, Nonemployee Directors holding RSUs will receive additional RSUs equal to the number of Shares paid with respect to the corresponding number of Shares, and such additional RSUs shall be subject to the same terms and conditions, and shall be settled at the same time, as the RSUs to which they relate.

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Appendices

Appendix C

7.7 Tax Withholding

To the extent required by applicable Federal, state or local law a Nonemployee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

7.8 Nontransferability

The RSUs awarded to a Nonemployee Director may not be voluntarily or involuntarily sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated, including, but not limited to transfers related to estate planning, dissolution of marriage, collection, execution, attachment, and any other voluntary or involuntary transfer, other than by will or by the laws of descent and distribution. Shares delivered in settlement of RSUs shall not be subject to any such restrictions, except for any restrictions that may be imposed under applicable securities laws or policies of Deere.

ARTICLE 8. PRORATION IN YEAR OF RETIREMENT OR RESIGNATION

In the year of a Nonemployee Director’s termination of service on the Board due to retirement or resignation with the consent of the Board, such Nonemployee Director will earn a portion of the Award granted to such Nonemployee Director in the 12 months prior to such retirement or resignation based upon the number of months from the month of the grant and through the month in which the retirement or resignation becomes effective, and any portion of the Award not earned pursuant to the foregoing provision will be forfeited and returned to Deere. The provisions of this Article 8 shall apply to all types of Awards under this Plan. The following schedule illustrates the application of these principles on the assumption that grants are made in March:

Month of Retirement/Resignation	Portion of Award Earned	Portion of Award Forfeited
March	1/12	11/12
April	2/12	10/12
May	3/12	9/12
June	4/12	8/12
July	5/12	7/12
August	6/12	6/12
September	7/12	5/12
October	8/12	4/12
November	9/12	3/12
December	10/12	2/12
January	11/12	1/12
February	12/12	n/a

ARTICLE 9. CHANGE OF CONTROL

9.1 Change of Control

(a)	In the event that:

	(i)	a “Change of Control” as defined in paragraph (b) of this Article 9 occurs; and

	(ii)	a Qualifying Termination occurs;

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Appendices

Appendix C

then, unless otherwise determined by the Committee or the Board in writing at or after the making of an Award, but prior to the occurrence of such Change of Control, all restrictions and vesting requirements applicable to any Award shall terminate and all Awards granted hereunder shall be settled by delivery of unrestricted Shares within 90 days following the occurrence of the later of the Change of Control or Qualifying Termination, provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A shall be settled upon the occurrence of a Change of Control unless the event or circumstances constituting the Change of Control also constitute a “change in the ownership” of Deere, a “change in the effective control” of Deere, or a “change in the ownership of a substantial portion of the assets” of Deere, in each case as determined under Section 409A; and provided, further, that to the extent that the original terms of an Award do not provide for the Award to be settled upon the occurrence of a Change of Control, the Committee may subsequently provide for such a settlement only to the extent permitted under Section 409A. This Article 9 shall not preclude Directors from participating on the same terms as stockholders generally in any Change of Control transaction in which shares of common stock of Deere are cancelled or exchanged for other consideration.

(b)	For purposes of paragraph (a) of this Article 9, a “Change of Control” means a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not Deere is then subject to such reporting requirement, provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

	(i)	any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than a Director or group of Directors, Deere, or any employee benefit plan of Deere including its trustee, or any corporation or similar entity which becomes the beneficial owner of securities of Deere in connection with a transaction excepted from the provisions of clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Deere (not including the securities beneficially owned or any securities acquired directly from Deere) representing thirty percent (30%) or more of the combined voting power of Deere’s then outstanding securities;

	(ii)	there shall cease to be a majority of the Board comprised as follows: individuals who upon approval of the Plan by the stockholders constitute the Board and any new director(s) whose appointment or election by the Board or nomination for election by Deere’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment or election or nomination for election was previously so approved but excluding, for this purpose, any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

	(iii)	there is consummated a merger, consolidation, or similar business combination transaction of Deere (including, for the avoidance of doubt, any business combination structured as a forward or reverse triangular merger involving any direct or indirect subsidiary of Deere) with any other company, other than a merger, consolidation, or similar business combination transaction which would result in the voting securities of Deere outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of Deere or such surviving entity or parent outstanding immediately after such merger, consolidation, or similar business combination transaction; or

	(iv)	the stockholders of Deere approve a plan of complete liquidation of Deere or there is consummated an agreement for the sale or disposition by Deere of all or substantially all of Deere’s assets.

(c)	For purposes of paragraph (a) of this Article 9, a Nonemployee Director shall be considered to have experienced a Qualifying Termination if within six (6) months preceding or within twenty-four (24) calendar months following a Change of Control of Deere, the Nonemployee Director’s service on the Board terminates:

	(i)	upon the Nonemployee Director’s resignation from the Board at the request of Deere or another party to the transaction or series of transactions constituting the Change of Control;

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Appendices

Appendix C

(ii)	because the Nonemployee Director is not appointed to the Board as constituted following consummation of the transaction or series of transactions constituting the Change of Control; or

(iii)	as a result of Deere’s failure to nominate the Nonemployee Director for re-election to the Board;

provided, however, that in any such case the Nonemployee Director is willing and able to continue to serve on the Board; and provided, further, that a Nonemployee Director’s termination of service on the Board shall not be considered a Qualifying Termination if it results from (i) the Nonemployee Director’s removal from the Board for cause by vote of the stockholders of Deere pursuant to Section 141(k) of the DGCL; or (ii) the Nonemployee Director’s removal from the Board by the Delaware Court of Chancery pursuant to Section 225(c) of the DGCL.

For purposes of the Plan, a Nonemployee Director’s service on the Board will be considered to have terminated upon (and only upon) such Nonemployee Director’s “separation from service” from Deere as determined under the default provisions in Treasury Regulation Section 1.409A-1(h). For purposes of this Article 9, the “Board” shall be understood to include the board of directors or similar governing body of the surviving entity of the transaction or series of transactions that constitute a Change of Control, whether or not such surviving entity is Deere.

ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION

10.1 Amendment, Modification, and Termination

Subject to the terms set forth in this Section 10.1 and Section 10.2, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, the price, or the timing of Awards to Nonemployee Directors may not be amended more than once every six (6) months, other than to comport with changes in laws and regulations.

Without such approval of the stockholders of Deere as may be required by the Code, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment, or modification may:

(a)	Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

(b)	Materially modify the requirements with respect to eligibility to participate in the Plan; or

(c)	Materially increase the total benefits accruing to Nonemployee Directors under the Plan.

10.2 Awards Previously Granted

Unless required by law, no termination, amendment, or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Nonemployee Director holding the Award; provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such termination, amendment, or modification is necessary or advisable to comply with any law, regulation, ruling, judicial decision, or accounting standards or to ensure that Restricted Stock Units are not subject to federal, state, or local income tax prior to settlement.

ARTICLE 11. MISCELLANEOUS

11.1 Gender and Number

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

11.2 Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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Appendices

Appendix C

11.3 Beneficiary Designation

Each Nonemployee Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Nonemployee Director, and will be effective only when filed by the Nonemployee Director in writing with Deere during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Nonemployee Director’s death shall be paid to the Nonemployee Director’s estate.

11.4 No Right of Nomination

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Nonemployee Director for reelection by Deere’s stockholders.

11.5 Shares Available

The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by Deere, as determined from time to time by the Board.

11.6 Additional Compensation

Shares and RSUs granted under the Plan shall be in addition to any annual retainer, attendance fees, or other compensation payable to each Nonemployee Director as a result of his or her service on the Board.

11.7 Successors

All obligations of Deere under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to Deere, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Deere.

11.8 Requirements of Law

The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.9 Governing Law

To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

11.10 Securities Law Compliance

Transactions under the Plan are intended to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 (including any successor provision). To the extent any provision of the Plan or action by the Board fails to comply with the requirements of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

11.11 Plan Unfunded

Restricted Stock Units awarded under the Plan shall constitute an unsecured promise of Deere to deliver Shares on the applicable settlement date, subject to the terms and conditions of the Plan. The Plan is unfunded, and Deere shall not be required to reserve or otherwise set aside funds or Shares for the payment of its obligations hereunder. As a holder of RSUs, a Nonemployee Director has only the rights of a general unsecured creditor of Deere. The Plan does not confer on any Nonemployee Director or beneficiary of a Nonemployee Director any interest whatsoever in any specific asset of Deere.

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DEERE & COMPANY SHAREHOLDER RELATIONS ONE JOHN DEERE PLACE MOLINE, IL 61265

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 22, 2022 for shares held directly and by 11:59 P.M. Eastern Time on February 18, 2022 for shares held in an employee savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 22, 2022 for shares held directly and by 11:59 P.M. Eastern Time on February 18, 2022 for shares held in an employee savings plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DE2022

You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow below and follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned the proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!	If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65046-P64238-Z81429	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DEERE & COMPANY

Vote on Directors

The Board of Directors recommends a vote FOR all Nominees.		For	Against	Abstain

1a.	Election of Director: Leanne G. Caret	☐	☐	☐

1b.	Election of Director: Tamra A. Erwin	☐	☐	☐

1c.	Election of Director: Alan C. Heuberger	☐	☐	☐

1d.	Election of Director: Charles O. Holliday, Jr.	☐	☐	☐

1e.	Election of Director: Michael O. Johanns	☐	☐	☐

1f.	Election of Director: Clayton M. Jones	☐	☐	☐

1g.	Election of Director: John C. May	☐	☐	☐

1h.	Election of Director: Gregory R. Page	☐	☐	☐

1i.	Election of Director: Sherry M. Smith	☐	☐	☐

1j.	Election of Director: Dmitri L. Stockton	☐	☐	☐

1k.	Election of Director: Sheila G. Talton	☐	☐	☐

Vote on Proposals

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

2.	Advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2022	☐	☐	☐

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

4.	Approval of the Nonemployee Director Stock Ownership Plan	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following:		For	Against	Abstain

5.	Shareholder Proposal - Special Shareholder Meeting Improvement	☐	☐	☐

(Please sign, date, and return this proxy in the enclosed postage prepaid envelope.)
To receive your materials electronically in the future, please enroll at www.proxyvote.com.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Shareholders:

It is a pleasure to invite you to the 2022 Annual Meeting of Shareholders of Deere & Company. The meeting will be held at 10 A.M. Central Time on Wednesday, February 23, 2022, at www.virtualshareholdermeeting.com/DE2022. As part of our precautions regarding the coronavirus and to support the health and well-being of our shareholders, the 2022 Annual Meeting of Shareholders will be held exclusively online. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person.

The enclosed Notice of Meeting and Proxy Statement covers the formal business of the meeting, which includes election of the named directors, three company proposals, including the ratification of the independent registered public accounting firm for fiscal 2022, one shareholder proposal, and any other business that properly comes before the meeting. The rules of conduct for the meeting include the following:

1.	Use of cameras, audio or video recording equipment, web screen capture or sharing, or any other similar recording equipment or means is prohibited.

2.	There will be a question and answer period at the end of the meeting. Questions are to be addressed to the Chairman. Please submit questions into the field provided in the web portal during the meeting. Please include your name, the city and state or province where you reside, and confirm you are a shareholder. Limit each question to one topic. Personal grievances or claims are not appropriate subjects for the meeting.

3.	The Chairman has discretion to rule on any procedural matters that arise during the meeting.

4.	In the event of technical malfunction or other significant problems that disrupt the meeting, the Chairman may adjourn, recess or expedite the meeting or take such other action the Chairman determines is appropriate. If you are planning to vote during the meeting, be prepared to vote as soon as the polls open.

5.	Voting results announced at the meeting by the Inspectors of Voting are preliminary. Voting results will be included in a Form 8-K filed with the Securities and Exchange Commission on or around March 1, 2022.

The Notice of the 2022 Annual Meeting, the Fiscal 2021 Proxy Statement, Form of Proxy, and the Fiscal 2021

Annual Report are available on Deere’s Internet site at www.JohnDeere.com/stock.

Detach Proxy Card Here

▼	▼

D65047-P64238-Z81429

DEERE & COMPANY
PROXY - ANNUAL MEETING / FEBRUARY 23, 2022

Solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Deere & Company on February 23, 2022.

The undersigned appoints each of John C. May and Todd E. Davies, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date, and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address changes and comments can be directed to Deere’s Investor Relations Department at DeereIR@JohnDeere.com